                                                                  Exhibit 99.4

                                CREDIT AGREEMENT

            This CREDIT AGREEMENT is dated as of May 19, 1997 and entered into by and among AMPHENOL CORPORATION, a Delaware corporation ("Company"), AMPHENOL HOLDING UK, LIMITED, a limited liability company incorporated under the laws of England and Wales ("UK Holding"), AMPHENOL COMMERCIAL & INDUSTRIAL UK, LIMITED, a limited liability company incorporated under the laws of England and Wales ("ACI"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), THE CHASE MANHATTAN BANK ("Chase"), as syndication agent (in such capacity, "Syndication Agent"), THE BANK OF NEW YORK ("BNY"), as documentation agent (in such capacity, "Documentation Agent"), and BANKERS TRUST COMPANY ("BTCo"), as administrative agent for Lenders (in such capacity, "Administrative Agent") and as the initial collateral agent for Lenders.

                                 R E C I T A L S

            WHEREAS, Newco (this and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1) has been formed by Affiliates of KKR for the purpose of acquiring, in the aggregate, not less than 75% of the Post-Merger Shares;

            WHEREAS, on or before the Closing Date, Affiliates of KKR will make a cash investment in Newco of not less than $341,000,000 (the "Newco Equity Amount") in consideration for all of the outstanding common stock of Newco;

            WHEREAS, on or before the Closing Date, (i) Management Investors may
(a) elect to retain all or a portion of the Pre-Merger Shares held by Management Investors in accordance with the terms of the Merger Agreement and the Management Subscription Agreements and (b) purchase additional Post-Merger Shares pursuant to the terms of the Management Subscription Agreements in an aggregate amount such that, when added to the Post-Merger Shares retained by Management Investors after consummation of the Merger as a result of the election described in the foregoing clause (a), Management Investors will have an aggregate investment in Post-Merger Shares equal in value to approximately $6,500,000, and (ii) Company will issue and sell not less than $240,000,000 in aggregate principal amount of New Sub Debt;

            WHEREAS, (i) on the Closing Date, Newco will be merged with and into Company pursuant to the Merger Agreement, with Company being the surviving corporation in the Merger and with Individual Seller and Existing Public Stockholders receiving cash consideration and retaining Post-Merger Shares in the respective amounts


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and ratable proportions determined in accordance with the provisions of the
Merger Agreement, and (ii) within 35 days after the Closing Date, an Affiliate of KKR may purchase any Post-Merger Shares retained by Individual Seller pursuant to the terms of the Stockholders Agreement;

            WHEREAS, Lenders have agreed to extend certain credit facilities to Company, the proceeds of which will be used (i) together with the proceeds of the issuance and sale of the New Sub Debt and the proceeds of the Newco Equity Amount, to fund that portion of the Recapitalization Financing Requirements required to be funded on the Closing Date, (ii) within 35 days after the Closing Date, to fund the repurchase of the Existing Senior Notes, and (iii) to provide financing for working capital and other general corporate purposes of Company and its Subsidiaries;

            WHEREAS, Lenders have agreed to extend certain credit facilities to U.K. Borrowers, the proceeds of which will be used to provide financing for general corporate purposes of each such Borrower;

            WHEREAS, Company desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Collateral Agent, on behalf of Lenders, a first priority pledge of (i) 100% of the capital stock of each of its direct Domestic Subsidiaries and (ii) 65% of the capital stock of each of its direct Material Foreign Subsidiaries; and

            WHEREAS, Company has agreed to guarantee the Obligations of U.K. Borrowers hereunder and under the other Loan Documents, and Subsidiary Guarantors have agreed to guarantee the Obligations of the Loan Parties hereunder and under the other Loan Documents;

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders, Syndication Agent, Documentation Agent, Administrative Agent and Collateral Agent agree as follows:

Section 1. DEFINITIONS

1.1 Certain Defined Terms.

            The following terms used in this Agreement shall have the following meanings:

            "Accounts Receivable Facility" means the Existing A/R Facility and any successor, replacement or additional accounts receivable financing program entered into by Company and/or any of its Subsidiaries on terms customary for accounts receivable


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financings; provided, in each case, that there is no recourse thereunder against
Company or any of its Subsidiaries for any default by any account obligor in the payment of its obligations in connection with the accounts receivable subject to such program, except to the extent that such recourse is limited substantially to the same extent as under the Existing A/R Facility as in effect on the Closing Date; and provided, further, that any accounts receivable financing program shall cease to constitute an "Accounts Receivable Facility" in the event the attributes described in the foregoing proviso cease to exist with regard to such program.

            "ACI" has the meaning assigned to that term in the introduction to this Agreement.

            "Acquisition" means the acquisition by Company or any of its Subsidiaries (by purchase or otherwise) of all or substantially all of the business, property or fixed assets of, or the stock or other evidence of beneficial ownership of, any Person or any division, business unit or line of business of any Person.

            "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

            "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

            "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to (i) vote 10% or more of the Voting Stock of such Person or (ii) direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

            "Agents" shall mean Administrative Agent and Collateral Agent.

            "Agreement" means this Credit Agreement dated as of May 19, 1997, as it may be amended, supplemented or otherwise modified from time to time.

            "Amphenol Borg" means Amphenol Borg Limited, a company incorporated under the laws of England and Wales.

            "Applicable Commitment Fee Percentage" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in the


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Applicable Commitment Fee Percentage to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

      Applicable Leverage Ratio         Applicable Commitment Fee Percentage
      -------------------------         ------------------------------------

      6.25:1.00 or greater                           0.50%

      5.50:1.00 or greater, but
      less than 6.25:1.00                            0.425%

      4.50:1.00 or greater, but
      less than 5.50:1.00                            0.375%

      4.00:1.00 or greater, but
      less than 4.50:1.00                            0.300%

      less than 4.00:1.00                            0.25%

            "Applicable Currency" means, as to any particular payment or Loan, the currency (being Dollars or Sterling) in which it is denominated or is payable.

            "Applicable Leverage Ratio" means, with respect to any date of determination, the Consolidated Leverage Ratio set forth in the Pricing Certificate (as defined below) in effect for the Pricing Period (as defined below) in which such date of determination occurs. For purposes of this definition, (i) "Pricing Certificate" means an Officer's Certificate of Company certifying as to the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter and setting forth the calculation of such Consolidated Leverage Ratio in reasonable detail, which Officer's Certificate may be delivered to Administrative Agent at any time on or after the date of delivery by Company of the Compliance Certificate (the "Related Compliance Certificate") with respect to the period ending on the last day of such Fiscal Quarter pursuant to subsection 6.1(iii), and (ii) "Pricing Period" means each period commencing on the first Business Day after the delivery to Administrative Agent of a Pricing Certificate and ending on the first Business Day after the next Pricing Certificate is delivered to Administrative Agent; provided that, anything contained in this definition to the contrary notwithstanding, (a) the first Pricing Period shall commence no earlier than the date which is six months after the Closing Date, and the Pricing Certificate in respect of the first Pricing Period may be delivered at any time on or after such date and shall relate to the most recent financial statements delivered by Company to Administrative Agent pursuant to subsection 6.1(i), (b) the Applicable Leverage Ratio for the period from the Closing Date to but excluding the date of commencement of the first Pricing Period shall be deemed to be 6.25:1.00, and (c) in the event that, after the commencement of the first Pricing Period, (X) Company fails to deliver a Pricing Certificate to Administrative Agent setting forth the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter on or before the last day (the


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"Cutoff Date") on which Company is required to deliver the Related Compliance
Certificate and (Y) Administrative Agent determines (each such determination being an "Agent Determination") on or after the Cutoff Date (on the basis of the Related Compliance Certificate or a Pricing Certificate delivered after the Cutoff Date) that the Applicable Leverage Ratio that would have been in effect if Company had delivered a Pricing Certificate on the Cutoff Date is greater than the Consolidated Leverage Ratio set forth in the most recent Pricing Certificate actually delivered by Company, then (1) the Applicable Leverage Ratio in effect for the period from the Cutoff Date to the date of delivery by Company of the next Pricing Certificate (or, if earlier, the next date on which an Agent Determination is made) shall be the Consolidated Leverage Ratio determined pursuant to the Agent Determination and (2) on the first Business Day after Administrative Agent delivers written notice to Company of any Agent Determination, the applicable Borrower shall pay to Administrative Agent, for distribution (as appropriate) to Lenders, an aggregate amount equal to the additional interest, letter of credit fees and commitment fees such Borrower would have been required to pay in respect of all Loans, Letters of Credit or Commitments in respect of which any interest or fees have been paid by such Borrower during the period from the Cutoff Date to the date such notice is given by Administrative Agent to Company if the amount of such interest and fees had been calculated using the Applicable Leverage Ratio based on such Agent Determination.

            "Applicable Tranche A Base Rate Margin" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Tranche A Base Rate Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

      Applicable Leverage Ratio        Applicable Tranche A Base Rate Margin
      -------------------------        -------------------------------------

      5.50:1.00 or greater                           1.00%

      5.00:1.00 or greater, but
      less than 5.50:1.00                            0.75%

      4.50:1.00 or greater, but
      less than 5.00:1.00                            0.375%

      4.00:1.00 or greater, but
      less than 4.50:1.00                            0.125%

      less than 4.00:1.00                            0.00%

            "Applicable Tranche A LIBOR Margin" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any


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such Applicable Tranche A LIBOR Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

      Applicable Leverage Ratio          Applicable Tranche A LIBOR Margin
      -------------------------          ---------------------------------

      5.50:1.00 or greater                           2.25%

      5.00:1.00 or greater, but
      less than 5.50:1.00                            2.00%

      4.50:1.00 or greater, but
      less than 5.00:1.00                            1.625%

      4.00:1.00 or greater, but
      less than 4.50:1.00                            1.375%

      3.50:1.00 or greater, but
      less than 4.00:1.00                            1.125%

      less than 3.50:1.00                            1.00%

            "Applicable Tranche B Base Rate Margin" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Tranche B Base Rate Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

      Applicable Leverage Ratio         Applicable Tranche B Base Rate Margin
      -------------------------         -------------------------------------

      5.00:1.00 or greater                           1.50%

      4.00:1.00 or greater, but
      less than 5.00:1.00                            1.25%

      less than 4.00:1.00                            1.00%

            "Applicable Tranche B LIBOR Margin" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Tranche B LIBOR Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:


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      Applicable Leverage Ratio          Applicable Tranche B LIBOR Margin
      -------------------------          ---------------------------------

      5.00:1.00 or greater                           2.75%

      4.00:1.00 or greater, but
      less than 5.00:1.00                            2.50%

      less than 4.00:1.00                            2.25%

            "Applicable Tranche C Base Rate Margin" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Tranche C Base Rate Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

      Applicable Leverage Ratio        Applicable Tranche C Base Rate Margin
      -------------------------        -------------------------------------

      5.00:1.00 or greater                           2.00%

      4.00:1.00 or greater, but
      less than 5.00:1.00                            1.75%

      less than 4.00:1.00                            1.50%

            "Applicable Tranche C LIBOR Margin" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Tranche C LIBOR Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

      Applicable Leverage Ratio          Applicable Tranche C LIBOR Margin
      -------------------------          ---------------------------------

      5.00:1.00 or greater                           3.25%

      4.00:1.00 or greater, but
      less than 5.00:1.00                            3.00%

      less than 4.00:1.00                            2.75%

            "Asset Sale" means the sale by Company or any of its Subsidiaries to any Third Party of (i) any of the stock or other ownership interests of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries outside of the ordinary course of busi-


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ness (other than (a) accounts receivable sold pursuant to any Accounts
Receivable Facility or sold in accordance with subsection 7.7(iii) and (b) any other such assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $500,000 or less).

            "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit XII annexed hereto.

            "Available Amount" means, as of any date of determination, an amount equal to (i) the aggregate amount of net cash proceeds received by Company after the Closing Date in respect of any equity contributions made to Company by, or any issuances of equity Securities by Company to, any Third Party other than an Unrestricted Subsidiary (other than proceeds from purchases of capital stock of Company to the extent such purchases are financed with the proceeds of Investments permitted under subsection 7.3(ii)) plus (ii) the aggregate amount of Retained Excess Cash Flow (as defined in subsection 2.4B(iii)(b)) as of such date plus (iii) the aggregate amount of Retained Prepayments (as defined in subsection 2.4B(iv)(c)) as of such date minus (iv) any proceeds received by Company from the issuance of new shares of its common stock to the extent such proceeds are used as provided in subsection 7.5(iii)(d).

            "Available Amount Usage" means, as of any date of determination, an amount equal to the sum of (i) the aggregate amount of Investments made pursuant to subsection 7.3(vi)(b) as of such date plus (ii) the aggregate amount of Restricted Junior Payments made pursuant to subsection 7.5(iii)(c) on or prior to such date (other than any such Restricted Junior Payments made pursuant to a Refinancing (as defined in the definition of "Refinancing Sub Debt")) plus (iii) the aggregate amount of any Refinancing Premiums (as defined in the definition of "Refinancing Sub Debt") paid by Company on or prior to such date.

            "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

            "Base Rate" means, at any time, the higher of (x) the Prime Rate or
(y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

            "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

            "Borrower" means Company or either U.K. Borrower, as the context requires.

            "BTCo" has the meaning assigned to that term in the introduction to this Agreement.


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            "Business Day" means, for all purposes other than as covered by clause (ii) below, (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and, (ii) with respect to all notices, determinations, fundings and payments in connection with LIBOR or any LIBOR Loans, any day that is a Business Day described in clause (i) above and that is also (a) a day for trading by and between banks in Dollar or Sterling deposits, as the case may be, in the London interbank market and (b) a day on which banking institutions are open for business in London.

            "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "Cash" means money, currency or a credit balance in a Deposit
Account.

            "Cash Equivalents" means (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within 24 months after the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within 24 months after the date of acquisition thereof and having, at the time of the acquisition thereof, an investment grade rating generally obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than 12 months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody's; (iv) domestic and Eurodollar certificates of deposit or bankers' acceptances maturing within 24 months after the date of acquisition thereof and issued or accepted by any Lender or by any other commercial bank that has combined capital and surplus of not less than $250,000,000; (v) repurchase agreements with a term of not more than 30 days for underlying securities of the types described in clauses (i), (ii) and (iv) above entered into with any commercial bank meeting the requirements specified in clause (iv) above or with any securities dealer of recognized national standing,
(vi) shares of investment companies that are registered under the Investment Company Act of 1940 and that invest solely in one or more of the types of investments referred to in clauses (i) through (v) above, and (vii) in the case of any Foreign Subsidiary, high quality, short-term liquid Investments made by such Foreign Subsidiary in the ordinary course of managing its surplus cash position in a manner consistent with past practices.

            "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit XIII annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).

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            "Change of Control" means, and shall be deemed to have occurred, if:
(i)(a) KKR, its Affiliates and the Management Group shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 35% of the outstanding Voting Stock of Company (other than as the result of one or more widely distributed offerings of common stock of Company, in each case whether by Company or by KKR, its Affiliates or the Management Group) and/or (b) any person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall at any time have acquired direct or indirect beneficial ownership of a percentage of the outstanding Voting Stock of Company that exceeds the percentage of such Voting Stock then beneficially owned, in the aggregate, by KKR, its Affiliates and the Management Group, unless, in the case of either clause (a) or (b) above, KKR, its Affiliates and the Management Group shall, at the relevant time, have the collective right or ability, either by contract or pursuant to a written proxy or other written evidence of voting power, to elect or designate for election a majority of the Board of Directors of Company; and/or (ii) at any time Continuing Directors shall not constitute a majority of the Board of Directors of Company. For purposes of this definition, "Continuing Director" means, as of any date of determination, an individual (A) who is a member of the Board of Directors of Company on the Closing Date, (B) who, as of such date of determination, has been a member of such Board of Directors for at least the 12 preceding months (or, if such date of determination occurs during the period comprising the first 12 months after the Closing Date, since the Closing Date), or (C) who has been nominated to be a member of such Board of Directors, directly or indirectly, by KKR or Persons nominated by KKR or who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

            "Class" means, as applied to Lenders, each of the following three classes of Lenders: (i) Lenders having Revolving Loan Exposure, (ii) Lenders having Tranche A Term Loan Exposure, and (iii) Lenders having Tranche B Term Loan Exposure and/or Tranche C Term Loan Exposure (taken together as a single class).

            "Closing Date" means the date on or before June 30, 1997, on which the initial Loans are made.

            "Collateral" means all of the personal property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the obligations.

            "Collateral Agent" means BTCo, or any Person serving as successor Administrative Agent hereunder, in its capacity (i) as Collateral Agent under the Pledge Agreements and the Intercreditor Agreement on behalf of (a) Lenders and Lender Counterparties (as defined in the Master Pledge Agreement) and (b) the PBGC, and (ii) as Collateral Agent under this Agreement, the Guaranties and the Collateral Documents (other than the Pledge Agreements) on behalf of Lenders and Lender Counterparties.

            "Collateral Documents" means the Pledge Agreements, this Agreement (with respect to Section 8 hereof) and any security documents that may be entered into from time to time after the Closing Date by any Subsidiary of Company pursuant to subsection 6.7B or by Company pursuant to Section 8.

            "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

            "Commitments" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

            "Commodities Agreement" means any forward commodities contract, commodity futures contract, commodities option contract or similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

            "Company" has the meaning assigned to that term in the introduction to this Agreement.

            "Company Guaranty" means the Company Guaranty executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XVII annexed hereto, as such Company Guaranty may thereafter be amended, supplemented or otherwise modified from time to time.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit IX annexed hereto delivered to Administrative Agent and Lenders by Company pursuant to subsection 6.1(iii).

            "Confidential Information Memorandum" means that certain Confidential Information Memorandum relating to Company dated February, 1997.

            "Consent Solicitation" means the solicitation by Company, from the holders of outstanding Existing Subordinated Notes, of consents to certain amendments to the Existing Subordinated Note Indenture in accordance with the terms of the Debt Tender Offer Materials.

            "Consolidated Adjusted EBITDA" means, with respect to any Person for any period, an amount equal to (i) Consolidated Net Income plus (ii) to the extent the following items are deducted in calculating such Consolidated Net Income, the sum, without duplication, of the amounts for such period of (a) Consolidated Interest Expense, (b) taxes computed on the basis of income, (c) total depreciation expense, (d) total amortization expense (including amortization of deferred financing fees), (e) any expenses or charges incurred in connection with any issuance of debt or equity Securities (including upfront fees payable in respect of bank facilities), (f) any restructuring charges or reserves, (g) any expenses or charges relating to the Recapitalization, (h) any Receivables Fees, (i) any fees and expenses related to Acquisitions and Investments permitted hereunder, (j) any other non-cash charges, (k) any deduction for minority interest expense, and (l) any other non-recurring charges minus (iii) to the extent the following items are added in calculating such Consolidated Net Income, the sum, without duplication, of the amounts for such period of (a) any non-recurring gains, and (b) any non-cash gains, all of the foregoing as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP; provided that, for purposes of subsections 7.6 and 7.7(ii) only, (X) Consolidated Adjusted EBITDA of any Included Pro Forma Entity (other than any Unrestricted Subsidiary redesignated as a Subsidiary of Company) shall be increased (if positive) or decreased (if negative) by any Pro Forma Adjustment applicable thereto and (Y) Consolidated Adjusted EBITDA of Company and its Subsidiaries shall be increased (if positive) or decreased (if negative) by the Net EBITDA Adjustment.

            "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized as principal on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries; provided that Consolidated Capital Expenditures shall not include (i) any such expenditures constituting all or a portion of the purchase price in connection with any Acquisition, (ii) any such expenditures made in connection with the replacement, substitution, repair or restoration of any assets to the extent financed (a) with insurance proceeds received by Company or any of its Subsidiaries on account of the loss of, or any damage to, the assets being replaced, substituted for, repaired or restored or
(b) with the proceeds of any compensation awarded to Company or any of its Subsidiaries as a result of the taking, by eminent domain or condemnation, of the assets being replaced or substituted for, (iii) the purchase price of any equipment that is purchased simultaneously with the trade-in of any existing equipment by Company or any of its Subsidiaries to the extent that the gross amount of such purchase price is reduced by any credit granted by the seller of such equipment for such equipment being traded in, or (iv) the purchase price of any property, plant or equipment purchased within one year of the consummation of any Asset Sale or any other sale by Company or any of its Subsidiaries of any other property, plant or equipment to the extent purchased with the Net Asset Sale Proceeds of such Asset Sale or the proceeds of such other sale.

            "Consolidated Current Assets" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

            "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, excluding the current portions of Funded Debt.

            "Consolidated Excess Cash Flow" means, for any Fiscal Year, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such Fiscal Year of (a) Consolidated Net Income, (b) the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income, (c) any net decrease in Consolidated Working Capital since the end of the preceding Fiscal Year (other than any such decrease resulting from transfers of accounts receivable pursuant to an Accounts Receivable Facility), and (d) the aggregate net non-cash loss realized by Company and its Subsidiaries in connection with the sale, lease, transfer or other disposition of assets by Company and its Subsidiaries during such Fiscal Year (other than sales in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, minus (ii) the sum, without duplication, of the amounts for such Fiscal Year of (a) the amount of all non-cash credits to the extent added in arriving at such Consolidated Net Income, (b) Consolidated Capital Expenditures actually paid in Cash during such Fiscal Year (net of the principal amount of any Indebtedness incurred to finance such Consolidated Capital Expenditures, whether incurred in such Fiscal Year or in the immediately succeeding Fiscal Year), (c) the aggregate amount of all prepayments of Revolving Loans and Swing Line Loans to the extent accompanied by permanent reductions in the Revolving Loan Commitments, (d) the aggregate amount of all principal payments in respect of any Indebtedness of Company or any of its Subsidiaries (including the Term Loans and the principal component of any payments in respect of Capital Leases), other than (1) any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii), (2) any prepayments of Indebtedness with the proceeds of other Indebtedness, or (3) repayments in respect of any revolving credit facility except to the extent there is a permanent reduction in commitments thereunder in connection with such repayments, (e) any net increase in Consolidated Working Capital since the end of the preceding Fiscal Year, (f) the aggregate net non-cash gain realized by Company and its Subsidiaries in connection with the sale, lease, transfer or other disposition of assets by Company and its Subsidiaries during such Fiscal Year (other than sales in the ordinary course of business), (g) the aggregate amount of all Cash payments made by Company and its Subsidiaries in respect of long-term liabilities of Company or any of its Subsidiaries other than Indebtedness, (h) the aggregate amount of new Investments made in Cash in accordance with subsection 7.3(vi), (i) the aggregate amount of Cash consideration paid in connection with any Acquisitions (net of any such consideration paid out of any Net Asset Sale Proceeds), (j) the aggregate amount of Restricted Junior Payments made in accordance with subsection 7.5(iii)(a) (to the extent such Restricted Junior Payments are required by the terms of the applicable management and/or employee stock plan, stock subscription agreement or shareholder agreement) and subsections 7.5(iii)(b), (c) and (f), (k) the aggregate amount of any expenditures actually made in Cash by Company and its Subsidiaries during such Fiscal Year (including expenditures for the payment of financing fees) to the extent such expenditures are not expensed during such Fiscal Year, (l) the aggregate amount of any net currency gains realized by Company and its Subsidiaries during such Fiscal Year that are prohibited from being repatriated to the United States, and (m) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash during such Fiscal Year that are required in connection with any prepayment of Indebtedness and that are accounted for by Company as extraordinary items, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in accordance with GAAP.

            "Consolidated Gross Sales Revenues" means, for any Fiscal Year, an amount equal to gross sales revenues of Company and its Subsidiaries for such Fiscal Year on a consolidated basis determined in conformity with GAAP; provided that, for purposes of calculating such gross sales revenues, (i) the gross sales revenues of any business acquired during such Fiscal Year in an Acquisition permitted under subsection 7.7(ii) shall be determined on a pro forma basis (based on assumptions believed by Company in good faith to be reasonable) as if such Acquisition had been consummated on the first day of such Fiscal Year and
(ii) the gross sales revenues of any business sold or otherwise disposed of by Company or any of its Subsidiaries during such Fiscal Year shall be excluded in their entirety.

            "Consolidated Gross Sales Revenues Adjustment" means, for any Fiscal Year, 5% of the amount equal to (i) the increase (if any) of consolidated gross sales revenues of Company and its Subsidiaries for such Fiscal Year attributable to any business acquired during such Fiscal Year in an Acquisition permitted under subsection 7.7(ii) minus (ii) the decrease (if any) in such consolidated gross sales revenues attributable to any business sold or otherwise disposed of by Company or any of its Subsidiaries during such Fiscal Year.

            "Consolidated Interest Expense" means, with respect to any Person for any period, an amount equal to, without duplication, (i) total interest expense (including that portion attributable to Capital Leases in accordance with GAAP, capitalized interest and any administrative agency or commitment or other similar fees payable in respect of bank facilities) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of such Person and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings and net costs under Interest Rate Agreements, but excluding, however, (a) any interest expense (including amortization of discount, amortization of debt issuance costs, and amortization of any other charges relating to the Recapitalization) not payable in Cash during such period and (b) any Receivables Fees and any amounts referred to in subsection 2.3 payable to Administrative Agent, Syndication Agent, Documentation Agent and Lenders on or before the Closing Date minus (ii) total interest income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, but excluding, however, any interest income not received in Cash during such period; provided that, for purposes of subsections 7.6 and 7.7(ii) only, Consolidated Interest Expense of Company and its Subsidiaries shall be increased (if positive) or decreased (if negative) by the Net Interest Adjustment.

            "Consolidated Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (i) Consolidated Total Debt as of such date to (ii) Consolidated Adjusted EBITDA of Company and its Subsidiaries for the four-Fiscal Quarter period ending on such date.

            "Consolidated Net Income" means, with respect to any Person (the "Subject Person") for any period, the net income (or loss) of the Subject Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than the Subject Person or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Subject Person or any of its Subsidiaries by the other Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Subject Person or is merged into or consolidated with the Subject Person or any of its Subsidiaries or that Person's assets are acquired by the Subject Person or any of its Subsidiaries, (iii) any after-tax gains or losses, and any related fees and expenses, in each case to the extent attributable to Asset Sales or returned surplus assets of any Pension Plan, (iv) any translation currency gains and losses, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net extraordinary losses.

            "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries under clauses (i), (ii) and (iii) of the definition of "Indebtedness" (but only to the extent, in the case of said clause (iii), of any drawings honored under letters of credit and not yet reimbursed by Company or any of its Subsidiaries), as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Working Capital" means, as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

            "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement, currency futures contract, currency option contract, synthetic currency exchange rate cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

            "Debt Tender Offer" means the offer by Company to repurchase up to 100% of the outstanding Existing Subordinated Notes pursuant to the Debt Tender Offer Materials.

            "Debt Tender Offer Materials" means the Offer to Purchase and Consent Solicitation Statement dated April 15, 1997 relating to the Debt Tender Offer and the accompanying Consent and Letter of Transmittal.

            "Defaulting Lender" has the meaning assigned to that term in subsection 2.9.

            "Default Period" has the meaning assigned to that term in subsection 2.9.

            "Delayed-Draw Term Loans" means a portion of the Tranche A Term Loans, in an aggregate amount not to exceed the maximum aggregate consideration (including accrued interest and premiums) which Company may be required to pay in connection with the redemption of all outstanding Existing Senior Notes, that may be borrowed by Company at any time during the period commencing on the Closing Date and ending on the 35th day thereafter for the purpose of funding such redemption; provided that (i) Company shall have delivered to Administrative Agent, on or before the tenth Business Day immediately preceding the Closing Date, an Officer's Certificate requesting that a portion of the Tranche A Term Loans be made available as Delayed-Draw Term Loans and setting forth in reasonable detail the calculation of the aggregate principal amount of the Delayed-Draw Term Loans and (ii) on or before the Closing Date, Company shall have caused irrevocable notice of the redemption of the Existing Senior Notes to be given in accordance with the terms of the Existing Senior Note Indenture.

            "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

            "Documentation Agent" has the meaning assigned to that term in the introduction to this Agreement.

            "Dollar Loans" means Loans denominated and payable in Dollars.

            "Dollars" and the sign "$" mean the lawful money of the United States of America.

            "Domestic Subsidiary" means a Subsidiary of Company organized under the laws of the United States or any state thereof.

            "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (B) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor; provided that no Affiliate of Company shall be an Eligible Assignee.

            "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by Company or any of its Subsidiaries (i) in the ordinary course of such Person's business or (ii) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law (for purposes of this definition, "Claims"), including (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any Third Party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Laws" means any and all present and future laws, statutes, ordinances, rules, regulations, requirements, restrictions, permits, orders, and determinations of any governmental authority that have the force and effect of law, and that pertain to pollution (including hazardous, toxic or dangerous substances), natural resources or the environment, whether federal, state, or local, domestic or foreign including environmental response laws such as the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 and as the same may be further amended (hereinafter collectively called "CERCLA").

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Company or any of its Subsidiaries within the meaning of Section 414(b) or (c) of the Internal Revenue Code or (for purposes of provisions of the Internal Revenue Code relating to Section 412 of the Internal Revenue Code) Section 414(m) or (o) of the Internal Revenue Code.

            "ERISA Event" means any of the following events or occurrences if such event or occurrence could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the failure to make a required contribution to a Pension Plan; (ii) a withdrawal by Company, any of its Subsidiaries or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA), or a cessation of operation which is treated as such a withdrawal under Section 4062(e) of ERISA; (iii) a complete or partial withdrawal by Company, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or is insolvent pursuant to Section 4241 or 4245 of ERISA; (iv) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate, in each case with respect to a Pension Plan or Multiemployer Plan; (v) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (vi) the imposition of any liability upon Company, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA (other than with respect to PBGC premiums due but not delinquent under Section 4007 of ERISA) upon Company, any of its Subsidiaries or any ERISA Affiliate; (vii) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; (viii) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Plan intended to qualify under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (ix) the violation of any applicable foreign law, or an event or occurrence that is comparable to any of the foregoing events or occurrences, in either case with respect to a Plan that is not subject to regulation under ERISA by reason of Section 4(b)(4) of ERISA.

            "Event of Default" means each of the events set forth in Section 8.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

            "Exchange Rate" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the spot rate of exchange of the applicable Issuing Lender in the New York foreign exchange market for the purchase by such Issuing Lender of such currency in exchange for Dollars two Business Days prior to such date, expressed as a number of units of such currency per one Dollar.

            "Excluded Pro Forma Entity" means, for any period, (i) any Person, property, business or asset (other than an Unrestricted Subsidiary) that is sold, transferred or otherwise disposed of by Company or any of its Subsidiaries to a Third Party during such period; provided that, for purposes of calculating any consolidated financial information for any Excluded Pro Forma Entity to be used in determining the Net EBITDA Adjustment or Net Interest Adjustment for such period, financial information pertaining to any Person, property, business or asset that was related to such Excluded Pro Forma Entity but that was not disposed of by Company or such Subsidiary shall not be consolidated with the relevant financial information of the Excluded Pro Forma Entity and (ii) any Subsidiary of Company that is redesignated as an Unrestricted Subsidiary during such period.

            "Existing A/R Facility" means the accounts receivable factoring facility established pursuant to that certain Receivables Purchase Agreement dated as of December 3, 1993 between Amphenol Funding Corp., as Seller, Company, individually and as initial servicer, Pooled Accounts Receivable Capital Corporation, as purchaser, and Bank of Montreal, as agent, as amended prior to the Closing Date.

            "Existing Credit Agreement" means that certain Credit Agreement dated as of November 30, 1995 between Company, the lenders parties thereto and The Chase Manhattan Bank (formerly Chemical Bank), as agent, as amended prior to the Closing Date.

            "Existing Public Stockholders" means, collectively, all of the holders of Pre-Merger Shares other than Individual Seller and Management Investors.

            "Existing Senior Note Indenture" means the indenture pursuant to which the Existing Senior Notes were issued, as such indenture may be amended from time to time.

            "Existing Senior Notes" means Company's $100,000,000 in initial aggregate principal amount of 10.45% Senior Notes due 2001.

            "Existing Subordinated Note Indenture" means the indenture pursuant to which the Existing Subordinated Notes were issued, as amended pursuant to the Consent Solicitation and as such indenture may be further amended from time to time.

            "Existing Subordinated Notes" means Company's $95,000,000 in initial aggregate principal amount of 12.75% Senior Subordinated Notes due 2002.

            "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

            "Financial Plan" has the meaning assigned to that term in subsection 6.1(ix).

            "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral and (ii) such Lien is the only Lien (other than Permitted Encumbrances) to which such Collateral is subject.

            "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

            "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year (or any other date to which such Fiscal Year-end is changed pursuant to subsection 6.10).

            "Funded Debt", as applied to any Person, means all Indebtedness for borrowed money of that Person (including any current portions thereof) which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of that Person to a date more than one year from (including an option of that Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from), the date of the creation thereof.

            "Funding and Payment Office" means (i) in respect of fundings and payments with respect to Dollar Loans, the office of Administrative Agent and Swing Line Lender located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, (ii) in respect of fundings and payments with respect to Sterling Loans, the office of Administrative Agent located at 1 Appold Street, Broadgate, London EC2A 2AT, or (iii) with respect to either clause (i) or (ii), such other office of Administrative Agent and/or Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and/or Swing Line Lender to Company and each Lender.

            "Funding Date" means the date of the funding of a Loan.

            "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case as the same are applicable to the circumstances as of the date of determination.

            "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state, local or foreign governmental authority, agency or court.

            "Guarantee Obligations" means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such Indebtedness or (b) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (iii) to purchase property, Securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the Primary Obligor to make payment of such Indebtedness or (iv) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term "Guarantee Obligations" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Guaranties" means the Company Guaranty, the Subsidiary Guaranty and any guaranty entered into by any Subsidiary of Company pursuant to subsection 6.7B.

            "Hazardous Materials" means any substance that is defined or listed as a hazardous, toxic or dangerous substance under any present or future Environmental Law or that is otherwise regulated or prohibited or subject to investigation or remediation under any present or future Environmental Law because of its hazardous, toxic, or dangerous properties, including (i) any substance that is a "hazardous substance" under CERCLA (as defined in the definition of "Environmental Laws") and (ii) petroleum wastes or products.

            "Hedge Agreement" means any Interest Rate Agreement, Commodities Agreement or Currency Agreement designed to hedge against fluctuations in interest rates, the price or availability of commodities, or currency values, respectively.

            "Included Pro Forma Entity" means, for any period, (i) any Person, property, business or asset (other than an Unrestricted Subsidiary) that is acquired by Company or any of its Subsidiaries from a Third Party during such period and not subsequently sold, transferred or otherwise disposed of by Company or such Subsidiary to a Third Party during such period; provided that, for purposes of calculating any consolidated financial information for any Included Pro Forma Entity to be used in determining the Net EBITDA Adjustment or Net Interest Adjustment for such period, financial information pertaining to any Person, property, business or asset that was related to such Included Pro Forma Entity but that was not acquired by Company or such Subsidiary shall not be consolidated with the relevant financial information of the Included Pro Forma Entity and (ii) any Unrestricted Subsidiary that is redesignated as a Subsidiary of Company during such period.

            "Indebtedness", as applied to any Person, means (i) all indebtedness of such Person for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet of such Person in conformity with GAAP, (iii) any obligation incurred by such Person in connection with banker's acceptances and the maximum aggregate amount from time to time available for drawing under all outstanding letters of credit issued for the account of such Person together, without duplication, with the amount of all honored but unreimbursed drawings thereunder, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price (a) is due more than six months from the date of incurrence of the obligation in respect thereof and (b) would be shown on the liability side of the balance sheet of such Person in accordance with GAAP, (v) all monetary obligations of such Person under Hedge Agreements (it being understood that monetary obligations under Interest Rate Agreements, Commodities Agreements and Currency Agreements other than Hedge Agreements constitute Investments and not Indebtedness), and (vi) all indebtedness referred to in clauses (i) through (iv) above secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; provided that the term "Indebtedness" shall in no event include (X) any obligations in respect of any Accounts Receivable Facility or (Y) any trade payables or accrued expenses arising in the ordinary course of business.

            "Indemnitee" has the meaning assigned to that term in subsection
10.3.

            "Individual Seller" means Lawrence J. DeGeorge and certain of his family members and affiliated investment vehicles owning, in the aggregate, approximately 30% of the Pre-Merger Shares.

            "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

            "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Closing Date, by and among the PBGC, Administrative Agent, Collateral Agent and Company, substantially in the form of Exhibit XVIII annexed hereto, as such Intercreditor Agreement may thereafter be amended, modified or otherwise supplemented from time to time.

            "Interest Payment Date" means (i) with respect to any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any LIBOR Loan, the last day of each Interest Period applicable to such Loan; provided that, in the case of each Interest Period of longer than three months, "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

            "Interest Period" has the meaning assigned to that term in subsection 2.2B.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

            "Interest Rate Determination Date" means (i) with respect to any Interest Period relating to a Dollar Loan, the second Business Day prior to the first day of such Interest Period, and (ii) with respect to any Interest Period relating to a Sterling Loan, the first day of such Interest Period.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

            "Investment" means (i) any purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (other than a Person that prior to such purchase or acquisition was a Subsidiary of Company), (ii) any loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any Third Party, including all indebtedness and accounts receivable from that Third Party that are not current assets or did not arise from sales to that Third Party in the ordinary course of business, (iii) the designation of any Person as an Unrestricted Subsidiary, or
(iv) any monetary obligations under Interest Rate Agreements, Commodities

Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be (A) the original cost of such Investment (determined, in the case of an Investment described in clause (iii) above, as provided in the definition of "Subsidiary", without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, minus (B) the lesser of (1) the aggregate amount of any repayments, redemptions, dividends or distributions thereon or proceeds from the sale thereof, in each case to the extent of Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) actually received by Company or the applicable Subsidiary of Company, and (2) the aggregate amount described in the immediately preceding clause (A).

            "Issuing Lender" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

            "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

            "KKR" means Kohlberg Kravis Roberts & Co. L.P.

            "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires; provided that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment; and provided, further that the terms "Lender" and "Lenders", when used in the context of the making or carrying of the Sterling Loans of any Lender, shall mean and include the Sterling Lender Affiliate, if any, of such Lender.

            "Lending Office" means, as to any Lender, the offices or offices of such Lender or its Sterling Lender Affiliate specified as the "Dollar Lending Office" or "Sterling Lending Office", as the case may be, on Schedule 2.1 annexed hereto, or such other office or offices as such Lender may from time to time hereafter designate as such in a written notice delivered by such Lender to Company and Administrative Agent.

            "Letter of Credit" or "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1.

            "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B). For purposes of this definition, any amount described in clause (i) or
(ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

            "LIBOR" means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Loan, the rate per annum determined on the basis of the London interbank offered rate for Dollar deposits (or, in the case of Sterling Loans, Sterling deposits) with maturities comparable to such Interest Period as of approximately 11:00 A.M. (London time) on such Interest Rate Determination Date as set forth on Telerate Page 3750; provided that in the event such rate does not appear on Page 3750 (or otherwise) of the Telerate Service, "LIBOR" for purposes of this paragraph shall be determined by reference to (i) such other publicly available service for displaying interest rates for deposits in the Applicable Currency as may be agreed upon by Company and Administrative Agent or (ii) in the absence of such agreement, the arithmetic average (rounded upward to the nearest 1/16 of one percent) of the offered quotations, if any, to first class banks in the London interbank market for the Applicable Currency by Reference Lenders for Dollar deposits (or, in the case of Sterling Loans, Sterling deposits) of amounts in same day funds comparable to the respective principal amounts of the LIBOR Loans of Reference Lenders for which LIBOR is then being determined (which principal amount shall be deemed to be $1,000,000 (or (pounds)1,000,000, in the case of a Sterling Loan) in the case of any Reference Lender not making, converting to or continuing such a LIBOR
Loan) with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York time) (or 11:00 A.M. (London time), in the case of Sterling Loans) on such Interest Rate Determination Date; provided that if any Reference Lender fails to provide Administrative Agent with its aforementioned quotation then LIBOR shall be determined based on the quotation(s) provided to Administrative Agent by the other Reference Lender(s).

            "LIBOR Loans" means Loans bearing interest at rates determined by reference to LIBOR as provided in subsection 2.2A.

            "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or other similar encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any other similar preferential arrangement having the practical effect of any of the foregoing.

            "LLC Pledge Agreement" means the LLC Pledge Agreement executed and delivered on the Closing Date by Company and Collateral Agent, in form and substance satisfactory to Collateral Agent and Administrative Agent, as such LLC Pledge

Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

            "Loan" or "Loans" means one or more of the Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Revolving Loans or Swing Line Loans or any combination thereof.

            "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for Letters of Credit), the Guaranties and the Collateral Documents.

            "Loan Party" means each Borrower, each Subsidiary Guarantor and each Subsidiary executing and delivering a Loan Document after the Closing Date pursuant to subsection 6.7B, and "Loan Parties" means all such Persons, collectively.

            "MLA Reference Banks" means BTCo, Chase and BNY.

            "Management Group" means, at any time, the Chairman of the Board, the President, any Executive Vice President or Vice President, the Treasurer and the Secretary of the Borrower at such time.

            "Management Investors" means the management officers and employees of Company and its Subsidiaries identified as Management Investors on Schedule 4.1C annexed hereto.

            "Management Subscription Agreements" means the Management Stock Subscription Agreements dated as of the Closing Date between Company and the Management Investors providing for the retention of Pre-Merger Shares and/or the purchase of Post-Merger Shares by the Management Investors, in each case as in effect on the Closing Date.

            "Mandatory Liquid Asset Costs" means, with respect to each Tranche A Lender in respect of any Sterling Loans, any additional cost to such Lender of complying with the relative reserve asset ratio required by the Bank of England from time to time, expressed as a percentage per annum, and calculated as set forth in Schedule 1.1 annexed hereto.

            "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Master Pledge Agreement" means the Master Pledge Agreement executed and delivered on the Closing Date by Company and Collateral Agent, substantially in the form of Exhibit XV annexed hereto, as such Master Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

            "Material Adverse Effect" means any circumstance or condition affecting the business, assets, operations, properties or financial condition of Company and its Subsidiaries, taken as a whole, that would materially adversely affect (a) the ability of Loan Parties, taken as a whole, to perform their obligations under this Agreement and the other Loan Documents, taken as a whole, or (b) the rights and remedies of Administrative Agent and Lenders under this Agreement and the other Loan Documents, taken as a whole.

            "Material Foreign Subsidiary" means a Material Subsidiary that is not a Domestic Subsidiary.

            "Material Subsidiary" means (i) each U.K. Borrower and (ii) each Subsidiary of Company now existing or hereafter acquired or formed by Company which, on a consolidated basis for such Subsidiary and its Subsidiaries, (a) for the most recent Fiscal Year accounted for more than 5% of the consolidated gross revenues of Company and its Subsidiaries or (b) as at the end of such Fiscal Year, was the owner of more than 5% of the consolidated total assets of Company and its Subsidiaries.

            "Merger" means the merger of Newco with and into Company in accordance with the terms of the Merger Agreement, with Company being the surviving corporation in such Merger.

            "Merger Agreement" means that certain Agreement and Plan of Merger by and among Company and Newco dated as of January 23, 1997, as amended as of April 19, 1997, in the form delivered to Administrative Agent and Lenders prior to their execution of this Agreement.

            "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, with respect to which Company, any of its Subsidiaries or any ERISA Affiliate may have liability.

            "Net Asset Sale Proceeds" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of (i) the costs and expenses relating to such Asset Sale, (ii) all taxes paid or estimated to be payable in connection with such Asset Sale, (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (iv) the amount of any reasonable reserves established in accordance with GAAP against any liabilities (other than taxes described in clause (ii) above) that are (a) associated with the assets that are the subject of such Asset Sale and (b) retained by Company or any of its Subsidiaries; provided that
(X) in the event the amount of any taxes estimated to be payable as described in clause (ii) above exceeds the amount actually paid, Company or the applicable Subsidiary shall be deemed to have received Net Asset Sale Proceeds in the amount of such excess on the date such taxes are paid, and (Y) upon any subsequent reduction in the amount of any reserve described in clause (iv) above (other than in connection with a payment by Company or the applicable Subsidiary in respect of the applicable liability), Company or the applicable Subsidiary shall be deemed to have received Net Asset Sale Proceeds on the date and in the amount of such reduction.

            "Net EBITDA Adjustment" means, for any period, an amount equal to
(i) the sum of the aggregate of the amounts of Consolidated Adjusted EBITDA for any Included Pro Forma Entities (calculated for the entire such period for each such Included Pro Forma Entity as if such Included Pro Forma Entity had become an Included Pro Forma Entity on the first day of such period) minus (ii) the sum of the aggregate of the amounts of Consolidated Adjusted EBITDA for any Excluded Pro Forma Entities (calculated for the entire such period for each such Excluded Pro Forma Entity, including any portion thereof prior to the date on which it became an Excluded Pro Forma Entity).

            "Net Interest Adjustment" means, for any period, an amount equal to
(i) the sum of the aggregate of the amounts of Consolidated Interest Expense for any Included Pro Forma Entities (calculated for the entire such period for each such Included Pro Forma Entity, including any portion thereof prior to the date on which it became an Included Pro Forma Entity, in each case on a pro forma basis as if any Indebtedness of such Included Pro Forma Entity that was incurred, assumed or prepaid in connection with the transaction pursuant to which it became an Included Pro Forma Entity had been incurred, assumed or prepaid on the first day of such period) minus (ii) the sum of the aggregate of the amounts of Consolidated Interest Expense for any Excluded Pro Forma Entities (calculated for the entire such period for each such Excluded Pro Forma Entity, including any portion thereof prior to the date on which it became an Excluded Pro Forma Entity).

            "Newco" means NXS Acquisition Corp. a Delaware corporation existing prior to the Merger.

            "Newco Equity Amount" has the meaning assigned to that term in the recitals to this Agreement.

            "New Sub Debt" means the $240,000,000 in aggregate principal amount of 97/8% Senior Subordinated Notes due 2007 of Company issued pursuant to the New Sub Debt Indenture.

            "New Sub Debt Indenture" means the indenture pursuant to which the New Sub Debt is issued, as such indenture may be amended from time to time.

            "Non-Excluded Tax" has the meaning assigned to that term in subsection 2.7A.

            "Notes" means one or more of the Tranche A Term Notes, Tranche B Term Notes, Tranche C Term Notes, Revolving Notes or Swing Line Note or any combination thereof.

            "Notice of Borrowing" means a notice substantially in the form of
Exhibit I annexed hereto delivered by the applicable Borrower to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

            "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by the applicable Borrower to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

            "Notice of Request for Issuance of Letter of Credit" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

            "Obligations" means all monetary obligations of every nature of each Loan Party from time to time owed to Agents, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

            "Officer's Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer), its president, one of its vice presidents, its chief financial officer, or its treasurer.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "Pension Plan" means a pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), with respect to which Company, any of its Subsidiaries or any ERISA Affiliate may have any liability.

            "Permitted Encumbrances" means the following types of Liens:

            (i) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that payment thereof is otherwise not, at the time, required by subsection 6.3;

            (ii) Liens in respect of property or assets imposed by law, such as carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business, in each case so long as such Liens do not, individually or in the aggregate, have a Material Adverse Effect;

            (iii) Liens (other than any Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of payments for borrowed money);

            (iv) Liens incurred in the ordinary course of business on securities to secure repurchase and reverse repurchase obligations in respect of such securities;

            (v) Liens consisting of judgment or judicial attachment liens in circumstances not constituting an Event of Default under subsection 8.8;

            (vi) easements, rights-of-way, restrictions, minor defects or irregularities of title and other similar encumbrances not interfering in any material respect with the business of Company and its Subsidiaries, taken as a whole;

            (vii) Liens securing obligations in respect of Capital Leases on the assets subject to such Capital Leases; provided that such Capital Leases are otherwise permitted hereunder.

            (viii) Liens arising solely by virtue of (a) any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies with respect to deposit accounts or other funds maintained with a creditor depository institution or (b) any contractual netting arrangement with respect to deposit accounts maintained by any Subsidiaries of Company in the United Kingdom, to the extent such arrangement secures the repayment of any overdraft charged against any such account on a net credit/debit balance basis with the other such accounts; provided that (in the case of both clause (a) and (b) above) the applicable deposit account is not a cash collateral account;

            (ix) any interest or title of a lessor, or secured by a lessor's interest under, any lease permitted by this Agreement;

            (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (xi) Liens on goods the purchase price of which is financed by a Commercial Letter of Credit issued for the account of Company or any of its Subsidiaries; provided that such Lien secures only the obligations of Company or such Subsidiary in respect of such Commercial Letter of Credit to the extent permitted under this Agreement;

            (xii) leases or subleases granted to others not interfering in any material respect with the business of Company and its Subsidiaries, taken as a whole; and

            (xiii) Liens created or deemed to exist in connection with an Accounts Receivable Facility, to the extent that any such Lien relates to accounts receivables subject to such program.

            "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

            "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Company or any of its Subsidiaries sponsors or maintains, or to which Company or any of its Subsidiaries makes, is making or is obligated to make contributions, or to which Company or any of its Subsidiaries may have any liability, and includes any Pension Plan.

            "Pledge Agreements" means the Master Pledge Agreement, the LLC Pledge Agreement and any pledge agreements or other similar instruments that Company may enter into from time to time on or after the Closing Date with respect to any Material Foreign Subsidiary pursuant to the terms of the Master Pledge Agreement, as such agreements or instruments may thereafter be amended, supplemented or otherwise modified from time to time.

            "Pledged Collateral" means, collectively, the "Pledged Collateral" as defined in each of the Master Pledge Agreement and the LLC Pledge Agreement.

            "Post-Merger Shares" means the Class A common stock of Company, par value $0.001 per share, outstanding immediately after consummation of the Merger.

            "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

            "Pre-Merger Shares" means the Class A common stock of Company, par value $0.001 per share, outstanding immediately prior to the consummation of the Merger.

            "Prime Rate" means the rate that BTCo announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "Pro Forma Adjustment" means, for any period with respect to any Included Pro Forma Entity (other than an Unrestricted Subsidiary redesignated as a Subsidiary of Company, for which there shall be no Pro Forma Adjustment), the pro forma increase or decrease in the Consolidated Adjusted EBITDA of such Included Pro Forma Entity that Company in good faith predicts will occur as a result of reasonably identifiable and supportable net cost savings or additional net costs or a reasonably identifiable and supportable increase in sales volume, as the case may be, that will be realizable during such period by combining the operations of such Included Pro Forma Entity with the operations of Company and its Subsidiaries; provided that, so long as such net cost savings or additional net costs or increase in sales volume will be realizable at any time during such period it shall be assumed, for purposes of projecting such pro forma increase or decrease in such Consolidated Adjusted EBITDA, that such net cost savings or additional net costs or increase in sales volume will be realizable during the entire such period; and provided, further that any such pro forma increase or decrease in such Consolidated Adjusted EBITDA shall be without duplication of any net cost savings or additional net costs or increase in sales volume actually realized during such period and already included in such Consolidated Adjusted EBITDA.

            "Pro Forma Adjustment Certificate" shall mean a certificate of a Responsible Officer of Company delivered pursuant to subsection 6.1(xii) setting forth the information described in clause (d) of subsection 6.1(iii).

            "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan Commitment or the Tranche A Term Loans of any Lender, the percentage obtained by dividing (x) the Tranche A Term Loan Exposure of that Lender by (y) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan Commitment or the Tranche B Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche B Term Loan Exposure of that Lender by (y) the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the Tranche C Term Loan Commitment or the Tranche C Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche C Term Loan Exposure of that Lender by (y) the aggregate Tranche C Term Loan Exposure of all Lenders, (iv) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, and (v) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Tranche A Term Loan Exposure of that Lender plus the Tranche B Term Loan Exposure of that Lender plus the Tranche C Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Tranche A Term Loan Exposure of all Lenders plus the aggregate Tranche B Term Loan Exposure of all Lenders plus the aggregate Tranche C Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i),
(ii), (iii), (iv) and (v) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

            "Recapitalization" means, collectively, (i) the Merger, (ii) the repurchase of the Existing Senior Notes and the Existing Subordinated Notes and the repayment of all amounts outstanding under the Existing Credit Agreement,
(iii) the amendment of the Existing Subordinated Note Indenture pursuant to the Consent Solicitation, (iv) the transactions contemplated by the Stockholders Agreement, and (v) the related transactions in respect of management stock, including the cancellation of options for the purchase of Pre-Merger Shares held by certain members of management, the retention and purchase of Post-Merger Shares by certain members of management and the issuance to certain members of management of options for the purchase of Post-Merger Shares.

            "Recapitalization Financing Requirements" means the aggregate of all amounts necessary (i) to pay the aggregate cash consideration payable to all holders of Pre-Merger Shares pursuant to the Merger Agreement upon consummation of the Merger, (ii) to repurchase the Existing Senior Notes and the Existing Subordinated Notes and to repay all Indebtedness outstanding under the Existing Credit Agreement, and (iii) to pay Transaction Costs.

            "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid in connection with, any Accounts Receivable Facility.

            "Reference Lenders" means BTCo, Chase and BNY.

            "Refinancing Sub Debt" means Indebtedness of Company issued in exchange for, or the proceeds of which are used to repurchase, redeem, defease or otherwise prepay or retire (collectively, to "Refinance" or a "Refinancing"), New Sub Debt; provided that (i) the aggregate principal amount of such Indebtedness shall not exceed the sum of (a) the aggregate principal amount of New Sub Debt thereby Refinanced plus (b) the amount of any tender premium, call premium or similar premium (any such premium being a "Refinancing Premium") paid by Company in connection with such Refinancing, (ii) such Indebtedness is unsecured and is not guarantied by any Subsidiary of Company, and (iii) the terms of such Indebtedness (including the maturity, amortization schedule, covenants, defaults, remedies, subordination provisions and other material terms thereof) shall be no less favorable in any material respect to Lenders than the other terms of the New Sub Debt.

            "Refinancing Sub Debt Indenture" means the Indenture pursuant to which any Refinancing Sub Debt is issued, as such indenture may be amended from time to time.

            "Refunded Swing Line Loans" has the meaning assigned to that term in subsection 2.1A(v).

            "Register" has the meaning assigned to that term in subsection 2.1D.

            "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

            "Related Agreements" means, collectively, the Merger Agreement, the Debt Tender Offer Materials, the Stockholders Agreement and the New Sub Debt Indenture.

            "Requisite Class Lenders" means, at any time of determination (i) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders,
(ii) for the Class of Lenders having Tranche A Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Tranche A Term Loan Exposure of all Lenders, and (iii) for the Class of Lenders having Tranche B Term Loan Exposure and/or Tranche C Term Loan Exposure, Lenders having or holding more than 50% of the sum of the aggregate Tranche B Term Loan Exposure of all Lenders plus the aggregate Tranche C Term Loan Exposure of all Lenders.

            "Requisite Lenders" means Lenders having or holding more than 50% of the sum of the aggregate Tranche A Term Loan Exposure of all Lenders plus the aggregate Tranche B Term Loan Exposure of all Lenders plus the aggregate Tranche C Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders.

            "Responsible Officer" means, with respect to any Person, its chief executive officer, president, or any vice president, managing director, treasurer, controller or other officer of such Person having substantially the same authority and responsibility; provided that, with respect to compliance with financial covenants, "Responsible Officer" means the chief financial officer, treasurer or controller of Company, or any other officer of Company having substantially the same authority and responsibility.

            "Restricted Acquisition Subsidiary" means (i) a Subsidiary of Company (other than any Subsidiary of either U.K. Borrower, for so long as either U.K. Borrower has any Obligations outstanding) that is (a) first created or acquired by Company or any of its Subsidiaries after the Closing Date in connection with an Acquisition and (b) designated as a "Restricted Acquisition Subsidiary" pursuant to a written notice delivered by Company to Administrative Agent prior to the consummation of such Acquisition; provided that Company may, by written notice to Administrative Agent, redesignate any Restricted Acquisition Subsidiary as a Subsidiary that is not a Restricted Acquisition Subsidiary so long as, after giving effect to the aggregate principal amount of any outstanding Indebtedness of such Restricted Acquisition Subsidiary that was originally incurred pursuant to subsection 7.1(x) as if such Indebtedness were being incurred by such Restricted Acquisition Subsidiary as of the date of such redesignation, no Event of Default or Potential Event of Default shall have occurred and be continuing or would result therefrom and (ii) any Subsidiary of a Restricted Acquisition Subsidiary described in the foregoing clause (i).

            "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of common stock of Company or payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

            "Revolving Loan Commitment" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(iv), and "Revolving Loan Commitments" means such commitments of all Lenders in the aggregate.

            "Revolving Loan Commitment Termination Date" means the seventh anniversary of the Closing Date or such earlier date on which the Revolving Loan Commitments may be terminated pursuant to subsection 2.4B or Section 8.

            "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum, without duplication, of
(a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein purchased by other Lenders) plus (e) the aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans, in each case without duplication.

            "Revolving Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(iv).

            "Revolving Notes" means (i) any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Revolving Loans of any Lenders and
(ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of Exhibit VII annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

            "SEC" means the Securities and Exchange Commission or any successor thereto.

            "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

            "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or operating leases of Company or any of its Subsidiaries, and (v) other lawful corporate purposes of Company or any of its Subsidiaries.

            "Sterling" and the sign "(pounds)" mean the lawful currency from time to time of the United Kingdom.

            "Sterling Lender Affiliate" has the meaning assigned to that term in subsection 2.1G.

            "Sterling Loans" means Loans made to U.K. Borrowers denominated and payable in Sterling.

            "Sterling Notice Office" means the office of Administrative Agent located at BT Services Ireland Limited, Abbey Court, Irish Life Centre, Lower Abbey Street, Dublin 1, Ireland, Attention: Elizabeth Keegan; telephone: 011 353 1 805-1027; facsimile: 011 353 1 805-1708; or such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.

            "Stockholders Agreement" means that certain Stockholders Agreement dated as of January 23, 1997 by and among NXS I, L.L.C. and the Persons listed on Schedule 1 annexed thereto, in the form delivered to Administrative Agent and Lenders prior to their execution of this Agreement and as such agreement may be amended from time to time thereafter.

            "Subordinated Indebtedness" means (i) the Indebtedness of Company evidenced by the Existing Subordinated Notes, (ii) the Indebtedness of Company evidenced by the New Sub Debt, and (iii) the Indebtedness of Company evidenced by any Refinancing Sub Debt.

            "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that, with respect to Company or any of its Subsidiaries, the term "Subsidiary" shall not include any Unrestricted Subsidiary or any special-purpose entity that is a party to any Accounts Receivable Facility; and provided, further that Company shall be permitted from time to time to (i) designate any Unrestricted Subsidiary as a "Subsidiary" of Company hereunder by written notice to Administrative Agent, so long as

(a) no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby and (b) the provisions of subsection 6.7 shall have been complied with in respect of such newly-designated Subsidiary, or
(ii) designate any Subsidiary of Company that is formed or acquired after the Closing Date (other than a U.K. Borrower or any Subsidiary of a U.K. Borrower, for so long as either U.K. Borrower has any Obligations outstanding), or any Person that, as a result of the acquisition after the Closing Date by Company or any of its Subsidiaries of any equity Securities of such Person, would otherwise be a Subsidiary of Company hereunder, to be an "Unrestricted Subsidiary" by written notice to Administrative Agent so long as (1) after giving effect to such designation as an Investment in such Unrestricted Subsidiary (calculated as an amount equal to the sum of (X) the net worth of the Subsidiary or other Person so designated (the "Designated Person") immediately prior to such designation (such net worth to be calculated, in the case of a Designated Person that is currently a Subsidiary of Company, without regard to any Obligations of such Subsidiary under the Subsidiary Guaranty) and (Y) the aggregate principal amount of any Indebtedness owed by the Designated Person to Company or any of its Subsidiaries immediately prior to such designation, all calculated, except as set forth in the parenthetical to clause (X) above, on a consolidated basis in accordance with GAAP), Company shall be in compliance with the provisions of subsection 7.3(vi), (2) no Subsidiary is a Subsidiary of such Unrestricted Subsidiary, (3) on or promptly after the date of designation of such Person as such Unrestricted Subsidiary, such Unrestricted Subsidiary shall enter into a tax sharing agreement with Company that provides (as determined by Company in good faith) for an appropriate allocation of tax liabilities and benefits, and
(4) no recourse whatsoever (whether by contract or by operation of law or otherwise) may be had to Company or any of its Subsidiaries or any of their respective properties or assets for any obligations of such Unrestricted Subsidiary except to the extent that the aggregate maximum amount of such recourse constitutes (X) an Investment permitted under subsection 7.3(vi) or (Y) a Guarantee Obligation permitted under subsection 7.4(vii).

            "Subsidiary Guarantor" means any Domestic Subsidiary that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.7.

            "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered by existing Domestic Subsidiaries on the Closing Date and to be executed and delivered by additional Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.7A, substantially in the form of
Exhibit XVI annexed hereto, as such Subsidiary Guaranty may thereafter be amended, supplemented or otherwise modified from time to time.

            "Supermajority Class Lenders" means, at any time of determination
(i) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding more than 66-2/3% of the aggregate Revolving Loan Exposure of all Lenders, (ii) for the Class of Lenders having Tranche A Term Loan Exposure, Lenders having or holding more than

66-2/3% of the aggregate Tranche A Term Loan Exposure of all Lenders, and (iii) for the Class of Lenders having Tranche B Term Loan Exposure and/or Tranche C Term Loan Exposure, Lenders having or holding more than 66-2/3% of the sum of the aggregate Tranche B Term Loan Exposure of all Lenders plus the aggregate Tranche C Term Loan Exposure of all Lenders.

            "Swing Line Lender" means BTCo, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

            "Swing Line Loan Commitment" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(v).

            "Swing Line Loans" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(v).

            "Swing Line Note" means (i) any promissory note of Company issued pursuant to subsection 2.1E to evidence the Swing Line Loans of Swing Line Lender and (ii) any promissory note issued by Company to any successor Administrative Agent and Swing Line Lender pursuant to the last sentence of subsection 9.5B, in each case substantially in the form of Exhibit VIII annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

            "Syndication Agent" has the meaning assigned to that term in the introduction to this Agreement.

            "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its applicable Lending Office) is located or in which that Person (and/or, in the case of a Lender, its applicable Lending Office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable Lending Office).

            "Term Loans" means, collectively, the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans.

            "Third Party" means any Person other than Company or any of its Subsidiaries.

            "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the aggregate principal amount of all outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.

            "Tranche A Lender" means a Lender that has Tranche A Term Loan Exposure; provided, that if the Sterling Loans of such Lender are made or carried by a Sterling Lender Affiliate of such Lender, the term "Tranche A Lender" shall mean the Sterling Lender Affiliate of such Lender.

            "Tranche A Term Loan Commitment" means the commitment of a Lender to make Tranche A Term Loans to Company and to U.K. Borrowers pursuant to subsection 2.1A(i), and "Tranche A Term Loan Commitments" means such commitments of all Lenders in the aggregate.

            "Tranche A Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Tranche A Term Loans, that Lender's Tranche A Term Loan Commitment, (ii) after the initial funding of the Tranche A Term Loans but before the date (the "Tranche A Term Loan Commitment Termination Date") that is 35 days after the Closing Date or (if earlier) the date on which the Delayed-Draw Term Loans are made, the outstanding principal amount of the Tranche A Term Loans of that Lender plus that portion of the Tranche A Term Loan Commitment of that Lender that equals that Lender's Pro Rata Share of the Delayed-Draw Term Loans requested by Company pursuant to the proviso to the definition thereof, and (iii) after the Tranche A Term Loan Commitment Termination Date, the outstanding principal amount of the Tranche A Term Loans of that Lender.

            "Tranche A Term Loans" means the Loans made by Lenders to Company and U.K. Borrowers pursuant to subsection 2.1A(i).

            "Tranche A Term Notes" means any promissory notes of Company or U.K. Borrowers issued pursuant to subsection 2.1E to evidence the Tranche A Term Loans of any Lenders, substantially in the form of Exhibit IV-A annexed hereto in the case of Dollar Loans, and substantially in the form of Exhibit IV-B annexed hereto in the case of Sterling Loans, as any such note may be amended, supplemented or otherwise modified from time to time.

            "Tranche B Term Loan Commitment" means the commitment of a Lender to make a Tranche B Term Loan to Company pursuant to subsection 2.1A(ii), and "Tranche B Term Loan Commitments" means such commitments of all Lenders in the aggregate.

            "Tranche B Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Tranche B Term Loans, that Lender's Tranche B Term Loan Commitment and (ii) after the funding of the Tranche B Term Loans, the outstanding principal amount of the Tranche B Term Loan of that Lender.

            "Tranche B Term Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii).

            "Tranche B Term Notes" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Tranche B Term Loans of any Lenders, substantially in the form of Exhibit V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

            "Tranche C Term Loan Commitment" means the commitment of a Lender to make a Tranche C Term Loan to Company pursuant to subsection 2.1A(iii), and "Tranche C Term Loan Commitments" means such commitments of all Lenders in the aggregate.

            "Tranche C Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Tranche C Term Loans, that Lender's Tranche C Term Loan Commitment and (ii) after the funding of the Tranche C Term Loans, the outstanding principal amount of the Tranche C Term Loan of that Lender.

            "Tranche C Term Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(iii).

            "Tranche C Term Notes" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Tranche C Term Loans of any Lenders, substantially in the form of Exhibit VI annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

            "Transaction Costs" means the fees, costs and expenses payable by Company in connection with the transactions contemplated by the Loan Documents, the Related Agreements and the amendment of the Existing A/R Facility on or before the Closing Date.

            "Type" means, as applied to any Loan, whether such Loan is a Tranche A Term Loan, a Tranche B Term Loan, a Tranche C Term Loan, a Revolving Loan or a Swing Line Loan.

            "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

            "U.K. Borrower" means each of UK Holding and ACI, and "U.K. Borrowers" means UK Holding and ACI, collectively.

            "UK Holding" has the meaning assigned to that term in the introduction to this Agreement.

            "U.K. Qualifying Bank" means a bank, trust or other financial institution which (i) is a "bank" as defined in Section 840A of the Income and Corporation Taxes Act 1988 (or any statutory re-enactment or modification thereof in substantially the same form and context as at June 21, 1996) which is within the charge to United Kingdom corporation tax as regards interest payable or paid to it in respect of Sterling Loans under this Agreement; or (ii) if at any time Section 349 or Section 840A of the Income and Corporation Taxes Act 1988 (or a statutory re-enactment or modification thereof, in substantially the same form and context as at the date hereof) shall not at any time continue in full force and effect, is a bank carrying on through its Sterling Lending Office (as defined in the definition of "Lending Office") for the purposes of this Agreement a bona fide banking business in the United Kingdom which is within the charge to United Kingdom corporation tax as regards any interest payable or paid to it in respect of Sterling Loans under this Agreement.

            "Unfunded Pension Liability" means, with respect to any Pension Plan, the amount of unfunded benefit liabilities of such Pension Plan as defined in Section 4001(a)(18) of ERISA.

            "United Kingdom" means the United Kingdom of Great Britain and Northern Ireland.

            "Unreinvested Asset Sale Proceeds" means that portion, if any, of any Net Asset Sale Proceeds that shall not have been reinvested by Company and its Subsidiaries in the business of Company and its Subsidiaries within (i) two years after the receipt by Company or any of its Subsidiaries of such Net Asset Sale Proceeds, in the case of an Asset Sale consisting of the issuance of capital stock by any of Company's Subsidiaries to a Third Party or (ii) one year after the receipt by Company or any of its Subsidiaries of such Net Asset Sale Proceeds, in the case of any other Asset Sale.

            "Unrestricted Subsidiary" means any corporate Subsidiary of Company (determined without giving effect to the provisos set forth in the definition of "Subsidiary") that is formed or acquired after the Closing Date and that is designated by Company as an "Unrestricted Subsidiary" as provided in the definition of "Subsidiary".

            "Voting Stock" means, with respect to any Person, Securities of such Person having ordinary voting power (without regard to the occurrence of any contingency) to vote in the election of directors of such Person.

1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

            Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. All computations made for purposes of determining any Applicable Leverage Ratio or any amount of Consolidated Excess Cash Flow or for purposes of determining compliance with any of the provisions of Section 7, including any related computations of amounts represented by terms defined in subsection 1.1, shall utilize accounting principles and policies in effect at the time of preparation of, and consistent with those used to prepare, the historical financial statements of Company and its Subsidiaries described in subsection 5.3. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii) and (ix) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation; provided that if any of the computations described in the immediately preceding sentence shall at any time utilize accounting principles and policies different from those utilized in preparing the financial statements referred to in this sentence, such financial statements shall be delivered together with reconciliation worksheets showing in reasonable detail the differences that would result in such computations if the accounting principles and policies utilized in preparing such financial statements were utilized in making such computations.

1.3 Other Definitional Provisions and Rules of Construction.

            A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

            B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

            C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

Section 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1 Commitments; Making of Loans; the Register; Notes.

      A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i), 2.1A(ii), 2.1A(iii) and 2.1A(iv), and Swing Line Lender hereby agrees to make the Loans described in subsection 2.1A(v).

            (i) Tranche A Term Loans. Each Lender severally agrees (a) to lend to Company and U.K. Borrowers on the Closing Date (in the case of Tranche A Term Loans other than Delayed-Draw Term Loans) and (b) to lend to Company within 35 days after the Closing Date (in the case of Delayed-Draw Term Loans) an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche A Term Loan Commitments to be used for the purposes identified in subsection 2.5A. Loans made to U.K. Borrowers shall be made by Lenders in accordance with their respective Pro Rata Shares and shall be denominated and payable in Sterling, and the aggregate amount of such Loans shall not exceed (x) in the case of Loans made to UK Holding, (pounds)12,499,237.85 and (y) in the case of Loans made to ACI, (pounds)21,645,021.65. The original amount of each Lender's Tranche A Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Tranche A Term Loan Commitments (1) to make Dollar Loans is $294,000,000 and (2) to make Sterling Loans is (pounds)34,144,259.50. Each Lender's Tranche A Term Loan Commitment shall expire immediately and without further action on June 30, 1997 if the initial Tranche A Term Loans are not made on or before that date, and each Lender's Tranche A Term Loan Commitment in respect of the Delayed-Draw Term Loans shall expire immediately and without further action on the date that is 35 days after the Closing Date in the event the Delayed-Draw Term Loans are not made on or before that date. Company may make only two borrowings, and each U.K. Borrower may make only one borrowing, under the Tranche A Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

            (ii) Tranche B Term Loans. Each Lender severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche B Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Tranche B Term Loan Commitment is set forth opposite its name on
      Schedule 2.1 annexed hereto and the aggregate amount of the Tranche B Term Loan Commitments is $200,000,000. Each Lender's Tranche B Term Loan Commitment shall expire immediately and without further action on June 30, 1997 if the Tranche B Term Loans are not made on or before that date. Company may make only one borrowing under the Tranche B Term Loan Commitments. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

            (iii) Tranche C Term Loans. Each Lender severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche C Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Tranche C Term Loan Commitment is set forth opposite its name on
      Schedule 2.1 annexed hereto and the aggregate amount of the Tranche C Term Loan Commitments is $200,000,000. Each Lender's Tranche C Term Loan Commitment shall expire immediately and without further action on June 30, 1997 if the Tranche C Term Loans are not made on or before that date. Company may make only one borrowing under the Tranche C Term Loan Commitments. Amounts borrowed under this subsection 2.1A(iii) and subsequently repaid or prepaid may not be reborrowed.

            (iv) Revolving Loans. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $150,000,000; provided that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4B(ii). Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Lender's Revolving Loan Commitment shall expire immediately and without further action on June 30, 1997 if the initial Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

            Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

            (v) Swing Line Loans. Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $10,000,000; provided that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4B(ii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; provided that the Swing Line Loan Commitment shall expire immediately and without further action on June 30, 1997 if the initial Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(v) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

            Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

            With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 11:00 A.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given which Swing Line

      Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note, if any, of Swing Line Lender. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

            If for any reason the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Lender shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds at the Funding and Payment Office. In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Lender agrees to enter into a separate participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to such Lender and Swing Line Lender. In the event any Lender fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Lenders have purchased participations as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Lender its Pro Rata Share of such payment.

            Anything contained herein to the contrary notwithstanding, each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, re-coupment, defense or other right which such Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that (X) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

            B. Borrowing Mechanics. Tranche A Term Loans (other than Sterling Loans), Tranche B Term Loans or Tranche C Term Loans made on any Funding Date as Base Rate Loans or as LIBOR Loans with a particular Interest Period shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $500,000 in excess of that amount, and Sterling Loans made on the Closing Date with a particular Interest Period shall be in an aggregate minimum amount of (pounds)5,000,000 and integral multiples of (pounds)500,000 in excess of that amount; provided, that no more than one Sterling Loan of each U.K. Borrower may be in an aggregate minimum amount of (pounds)5,000,000 and any amount in excess thereof. Revolving Loans (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(v) for the purpose of repaying any Refunded Swing Line Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) made on any Funding Date shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Whenever a Borrower desires that Lenders make Term Loans or Revolving Loans to such Borrower it shall deliver to Administrative Agent a Notice of Borrowing no later than 11:00 A.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR
Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 1:00 P.M. (New York City time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Swing Line Loans and any Loans (other than Sterling

Loans) made on the Closing Date, that such Loans shall be Base Rate Loans, (iv) in the case of Delayed-Draw Term Loans and Revolving Loans not made on the Closing Date, whether such Loans shall be Base Rate Loans or LIBOR Loans, and
(v) in the case of any Loans requested to be made as LIBOR Loans, the initial Interest Period requested therefor. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and LIBOR Loans in the manner provided in subsection 2.2D; provided, that Sterling Loans may not be converted into Base Rate Loans. In lieu of delivering the above-described Notice of Borrowing, a Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

            Neither Administrative Agent nor any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of such Borrower or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice the applicable Borrower shall have effected Loans hereunder.

            Each Borrower shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which such Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by such Borrower of the proceeds of any Loans shall constitute a re-certification by Borrowers, as of the applicable Funding Date, as to matters to which Borrowers are required to certify in the applicable Notice of Borrowing.

      C. Disbursement of Funds. All Term Loans and Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular Type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent in the Applicable Currency not later than 1:00 P.M. (New York City time) on the applicable Funding Date in the case of Loans other than Sterling Loans, and not later than 11:00 A.M. (London time) on the applicable Funding Date in the case of Sterling Loans, and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 P.M.(New York City time) on the applicable Funding Date, in each case in same day funds in Dollars (or Sterling, in the case of Sterling Loans), at the Funding and Payment

Office for such Loans. Except as provided in subsection 2.1A(v) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and
4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to the applicable Borrower on the applicable Funding Date by causing an amount of same day funds in Dollars (or Sterling, in the case of Sterling Loans) equal to the proceeds of all such Loans received by Administrative Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of the applicable Borrower at the Funding and Payment Office for such Loans.

            Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the applicable Borrower a corresponding amount in the Applicable Currency on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent in the Applicable Currency,
(i) for amounts in Dollars, at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate or (ii) for amounts in Sterling, at Administrative Agent's cost of funds as determined by Administrative Agent and notified to such Lender for amounts in Sterling. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify the applicable Borrower, and the applicable Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, all in the Applicable Currency, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans in the case of Dollar Loans and at the rate otherwise payable pursuant to subsection 2.2A in the case of Sterling Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by such Lender hereunder.

      D. The Register.

            (i) Administrative Agent shall maintain, at its address referred to in subsection 10.7, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans (whether or not separately evidenced by one or more Notes) of each Lender from time to time (the "Register"). The

      Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (ii) Administrative Agent shall record in the Register the Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, Tranche C Term Loan Commitment and Revolving Loan Commitment and the Tranche A Term Loans, Tranche B Term Loan, Tranche C Term Loan and Revolving Loans from time to time of each Lender, the Swing Line Loan Commitment and the Swing Line Loans from time to time of Swing Line Lender, and each repayment or prepayment in respect of the principal amount of the Tranche A Term Loans, Tranche B Term Loan, Tranche C Term Loan or Revolving Loans of each Lender or the Swing Line Loans of Swing Line Lender. Any such recordation shall be conclusive and binding on Borrowers and each Lender, absent clearly demonstrable error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Borrowers' Obligations in respect of any applicable Loans.

            (iii) Each Lender shall record on its internal records (including any Notes held by such Lender) the amount of the Tranche B Term Loan and the Tranche C Term Loan and each Tranche A Term Loan and Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Borrowers, absent clearly demonstrable error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or any Borrower's Obligations in respect of any applicable Loans; and provided, further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

            (iv) Borrowers, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

            (v) Each Borrower hereby designates BTCo to serve as its agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Borrowers hereby agree that, to the extent BTCo serves in such capacity, BTCo and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

      E. Optional Notes. Upon the request of any Lender made through the Administrative Agent at least two Business Days prior to the Closing Date or at any time after the Closing Date (in the case of Dollar Loans, solely to facilitate the pledge or assignment of such Lender's applicable Loans pursuant to subsection 10.1D), the applicable Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 10.1) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after such Borrower's receipt of such notice) a promissory note or promissory notes to evidence such Lender's Tranche A Term Loans, Tranche B Term Loan, Tranche C Term Loan, Revolving Loans or Swing Line Loans, as the case may be, substantially in the form of Exhibit IV-A or Exhibit IV-B, Exhibit V, Exhibit VI, Exhibit VII or
Exhibit VIII annexed hereto, respectively, with appropriate insertions.

      F. Company as Agent for U.K. Borrowers. Each U.K. Borrower by its execution of this Agreement irrevocably authorizes Company to give and receive all notices and instructions, to take all actions and make such agreements expressed to be capable of being given, received or taken by Company in this Agreement and the other Loan Documents notwithstanding that they may affect such U.K. Borrower, and each U.K. Borrower shall, as regards Administrative Agent and each Lender, be bound thereby as though such Borrower itself had given or received such notice, taken such action or made such agreement.

      G. Booking of Sterling Loans; Sterling Lender Affiliates. Each Lender hereby agrees to book the Sterling Loans of such Lender in such a manner as to cause such Lender to be a U.K. Qualifying Bank with respect to such Sterling Loans. In furtherance of the foregoing, such Lender may agree with any Affiliate of such Lender (such Affiliate, the "Sterling Lender Affiliate" of such Lender) that such Affiliate shall make or carry such Sterling Loans for its own account and such Sterling Lender Affiliate shall have, as against Company and the applicable Borrower, all the rights of a Lender with respect to such Sterling Loans as a third party beneficiary hereunder.

2.2 Interest on the Loans.

      A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made to maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate (in the case of all Loans other than Sterling Loans) or LIBOR. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any

Term Loan or any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. Subject to the last proviso to the first paragraph of subsection 2.2D, if on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

            (i) Subject to the provisions of subsections 2.2E and 2.7, the Tranche A Term Loans and the Revolving Loans shall bear interest through maturity as follows:

                  (a) if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Tranche A Base Rate Margin; or

                  (b) if a LIBOR Loan, then at the sum of LIBOR plus the
            Applicable Tranche A LIBOR Margin plus, in the case of Sterling Loans, any Mandatory Liquid Asset Costs incurred by the applicable Lender in respect of such LIBOR Loan from time to time.

            (ii) Subject to the provisions of subsections 2.2E and 2.7, the Tranche B Term Loans shall bear interest through maturity as follows:

                  (a) if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Tranche B Base Rate Margin; or

                  (b) if a LIBOR Loan, then at the sum of LIBOR plus the
            Applicable Tranche B LIBOR Margin.

            (iii) Subject to the provisions of subsections 2.2E and 2.7, the Tranche C Term Loans shall bear interest through maturity as follows:

                  (a) if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Tranche C Base Rate Margin; or

                  (b) if a LIBOR Loan, then at the sum of LIBOR plus the
            Applicable Tranche C LIBOR Margin.

            (iv) Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the Applicable Tranche A Base Rate Margin minus the Applicable Commitment Fee Percentage.

      B. Interest Periods. In connection with each LIBOR Loan, the applicable Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at such Borrower's option, either a one, two, three or six month period or, in the case of Dollar Loans only, if deposits in the interbank Eurodollar market are generally available for such period to all Lenders making the applicable Loans (as determined by such Lenders in good faith based on prevailing market conditions), a nine or twelve month period; provided that:

            (i) the initial Interest Period for any LIBOR Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Loan;

            (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

            (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (v) and (vi) of this subsection 2.2B, end on the last Business Day of a calendar month;

            (v) no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond the seventh anniversary of the Closing Date, no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond the eighth anniversary of the Closing Date, no Interest Period with respect to any portion of the Tranche C Term Loans shall extend beyond the ninth anniversary of the Closing Date, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

            (vi) no Interest Period with respect to any portion of the Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans shall extend beyond a date on which the applicable Borrower is required to make a scheduled payment of principal of the Tranche A Term Loans, Tranche B Term Loans or Tranche C

      Term Loans, as the case may be, unless the sum of (a) the aggregate principal amount of Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may be, that are Base Rate Loans plus (b) the aggregate principal amount of Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may be, that are LIBOR Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may be, on such date;

            (vii) there shall be no more than 20 Interest Periods outstanding at any time; and

            (viii) in the event the applicable Borrower fails to specify an Interest Period for any LIBOR Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, such Borrower shall be deemed to have selected an Interest Period of one month.

      C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Swing Line Loans or any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B, interest accrued on such Swing Line Loans or Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

      D. Conversion or Continuation. Subject to the provisions of subsection 2.6, (i) Company shall have the option to convert at any time all or any part of its outstanding Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Revolving Loans equal to $5,000,000 and integral multiples of $500,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis and (ii) upon the expiration of any Interest Period applicable to a LIBOR Loan, the applicable Borrower shall have the option to continue as a LIBOR Loan all or any portion of such Loan equal to $5,000,000 and integral multiples of $500,000 in excess of that amount (or, in the case of Sterling Loans, equal to (pounds)5,000,000 and integral multiples of (pounds)500,000 in excess of that amount; provided that no more than one Sterling Loan of each U.K. Borrower outstanding at any time may be in an aggregate minimum amount equal to (pounds)5,000,000 and any amount in excess thereof); provided, however, that if, upon the expiration of any Interest Period applicable to any LIBOR Loan, the applicable Borrower shall have failed to give a Notice of Conversion/Continuation with respect to such LIBOR Loan in accordance with this subsection 2.2D, such Borrower shall be deemed to have given a timely Notice of Conversion/Continuation electing to continue such LIBOR Loan as a LIBOR Loan with an Interest Period of one month.

            The applicable Borrower shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 11:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Loan), with a copy to the Sterling Notice Office, in the case of Sterling Loans. A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation,
(iv) in the case of a conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a LIBOR Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, the applicable Borrower may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent, with a copy to the Sterling Notice Office, in the case of Sterling Loans, on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

            Neither Administrative Agent nor any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of such Borrower or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice the applicable Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

            Except as otherwise provided in subsections 2.6B, 2.6C, 2.6F and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to effect a conversion or continuation in accordance therewith.

      E. Post-Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for

Base Rate Loans of the applicable Type (any such fees and other amounts being deemed for such purposes to bear interest on the same basis as Revolving Loans) or, in the case of Sterling Loans, for LIBOR Loans having consecutive Interest Periods of one month, commencing on the date of such non-payment. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

      F. Computation of Interest. Interest on the Loans shall be computed (i) in the case of Base Rate Loans bearing interest at a rate determined by reference to the Prime Rate, on the basis of a 365-day or 366-day year, as the case may be, (ii) in the case of Sterling Loans, on the basis of a 365-day year, and
(iii) in the case of other LIBOR Loans and Base Rate Loans bearing interest at a rate determined by reference to the Federal Funds Effective Rate, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3   Fees.

      A. Commitment Fees. Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the sum of (i) the average of the daily excess of the Revolving Loan Commitments over the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans or the Letter of Credit Usage) and (ii) any undrawn portion of the Tranche A Term Loan Commitments that is available for borrowing as Delayed-Draw Term Loans multiplied by the Applicable Commitment Fee Percentage, such commitment fees to be calculated on the basis of a 365-day or 366-day year, as the case may be, and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

      B. Other Fees. Company agrees to pay to Administrative Agent, Syndication Agent and Documentation Agent such other fees in the amounts and at the times separately agreed upon between Company and Administrative Agent, Syndication Agent and Documentation Agent, as the case may be.

2.4 Repayments, Prepayments and Reductions in Revolving Loan Commitments; General Provisions Regarding Payments; Application of Proceeds of Collateral and Payments Under the Guaranties.

      A.    Scheduled Payments of Term Loans.

            (i) Scheduled Payments of Tranche A Term Loans. Each Borrower shall make principal payments on the Tranche A Term Loans made to such Borrower in installments on the second anniversary of the Closing Date and on each subsequent anniversary of the Closing Date until the Tranche A Term Loans are paid in full, each such installment to be in an amount in Dollars or Sterling, as applicable, equal to the corresponding percentages set forth below of the original principal amount of the Tranche A Term Loans (including, in the case of Company, the Delayed-Draw Term Loans) made to such Borrower:

                                           Percentage of Original
                                               Principal Amount
          Anniversary of Closing Date      of Tranche A Term Loans
          ---------------------------      -----------------------

          Second                                     7.15%
          Third                                     10.71%
          Fourth                                    13.57%
          Fifth                                     17.14%
          Sixth                                     22.86%
          Seventh                                   28.57%
                                                   -------
          TOTAL                                    100.00%

      ; provided that the scheduled installments of principal of the Tranche A Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Tranche A Term Loans and all other amounts owed hereunder with respect to the Tranche A Term Loans shall be paid in full no later than the seventh anniversary of the Closing Date, and the final installment payable by each Borrower in respect of the Tranche A Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrowers under this Agreement with respect to the Tranche A Term Loans.

            (ii) Scheduled Payments of Tranche B Term Loans. Company shall make principal payments on the Tranche B Term Loans in installments on the second anniversary of the Closing Date and on each subsequent anniversary of the Closing Date until the Tranche B Term Loans are paid in full, each such installment to be in the correlative amount set forth below:

                                              Scheduled Repayment
          Anniversary of Closing Date       of Tranche B Term Loans
          ---------------------------       -----------------------

          Second                                  $    500,000
          Third                                   $    500,000
          Fourth                                  $    500,000
          Fifth                                   $    500,000
          Sixth                                   $    500,000
          Seventh                                 $    500,000
          Eighth                                  $197,000,000
                                                  ------------
          TOTAL                                   $200,000,000

      ; provided that the scheduled installments of principal of the Tranche B Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Tranche B Term Loans and all other amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than the eighth anniversary of the Closing Date, and the final installment payable by Company in respect of the Tranche B Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche B Term Loans.

            (iii) Scheduled Payments of Tranche C Term Loans. Company shall make principal payments on the Tranche C Term Loans in installments on the second anniversary of the Closing Date and on each subsequent anniversary of the Closing Date until the Tranche C Term Loans are paid in full, each such installment to be in the correlative amount set forth below:

                                             Scheduled Repayment
          Anniversary of Closing Date      of Tranche C Term Loans
          ---------------------------      -----------------------

          Second                                $    500,000
          Third                                 $    500,000
          Fourth                                $    500,000
          Fifth                                 $    500,000
          Sixth                                 $    500,000
          Seventh                               $    500,000
          Eighth                                $    500,000
          Ninth                                 $196,500,000
                                                ------------
          TOTAL                                 $200,000,000

      ; provided that the scheduled installments of principal of the Tranche C Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche C Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Tranche C Term Loans and all other amounts owed hereunder with respect to the Tranche C Term Loans shall be paid in full no later than the ninth anniversary of the Closing Date, and the final installment payable by Company in respect of the Tranche C Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche C Term Loans.

      B.    Prepayments and Reductions in Revolving Loan Commitments.

            (i) Voluntary Prepayments. Company may, upon written or telephonic notice to Administrative Agent at or prior to 1:00 P.M. (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Any Borrower may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of LIBOR Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any of such Borrower's Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $500,000 in excess of that amount (or, in the case of Sterling Loans, equal to (pounds)5,000,000 and integral multiples of (pounds)500,000 in excess of that amount). Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

            (ii) Voluntary Reductions of Revolving Loan Commitments. Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share.

            (iii) Mandatory Prepayments. Subject to the provisions of subsections 2.4B(iv)(d), the Loans shall be prepaid in the amounts and under the circumstances set forth below, all such prepayments to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                  (a) Prepayments From Net Asset Sale Proceeds. No later than the fifth Business Day following the date on which any Net Asset Sale Proceeds become Unreinvested Asset Sale Proceeds, Company shall prepay its outstanding Term Loans in an aggregate amount equal to such Unreinvested Asset Sale Proceeds; provided that, to the extent that such Unreinvested Asset Sale Proceeds result from the sale of any assets of a U.K. Borrower that has Term Loans outstanding or any Subsidiary of such U.K. Borrower (other than the other U.K. Borrower), such U.K. Borrower shall prepay its outstanding Term Loans in an aggregate amount equal to such Unreinvested Asset Sale Proceeds (and, if such sale is of the assets of a Subsidiary of both U.K. Borrowers, such prepayment shall be made by the U.K. Borrower that has the most direct ownership interest therein, and, if both U.K. Borrowers shall have a direct ownership interest therein, by both U.K. Borrowers pro rata to their respective ownership interests therein), and Company shall not be required to prepay its Term Loans to the extent of any such prepayment; provided further that Borrowers may in their sole discretion elect, pursuant to a written notice given by Company on behalf of Borrowers to Administrative Agent describing such election, to postpone any mandatory prepayments otherwise required to be made by Borrowers pursuant to this subsection 2.4B(iii)(a) (any such prepayment, until the time actually made, being "Postponed Prepayments") until such time as the aggregate amount of Postponed Prepayments equals $5,000,000.

                  (b) Prepayments from Consolidated Excess Cash Flow. In the event that (1) the Consolidated Leverage Ratio shall be equal to or greater than 4.00:1.00 as of the last day of any Fiscal Year (commencing with Fiscal Year 1997) and (ii) there shall be Consolidated Excess Cash Flow for such Fiscal Year, Company shall, no later than the date on which Company is required to deliver audited financial statements with respect to such Fiscal Year pursuant to subsection 6.1(ii), prepay its outstanding Term Loans in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow (the remaining 50% of such Consolidated Excess Cash Flow being "Retained Excess Cash Flow").

                  (c) Prepayments Due to Reductions or Restrictions of Revolving
            Loan Commitments. Company shall from time to time prepay first the Swing Line Loans and second the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

            (iv)  Application of Prepayments.

                  (a) Application of Voluntary Prepayments by Type of Loans and
            Order of Maturity. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by the applicable Borrower in the applicable notice of prepayment; provided that in the event Company fails to specify the Loans of Company to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Swing Line Loans to the full extent thereof, second to repay outstanding Revolving Loans to the full extent thereof, and third to repay outstanding Term Loans to the full extent thereof. Any voluntary prepayment of any Borrower's Term Loans pursuant to subsection 2.4B(i) shall be applied to prepay the Tranche A Term Loans, and, in the case of Company, the Tranche B Term Loans and/or the Tranche C Term Loans in the manner specified by such Borrower and to reduce the scheduled installments of principal of the Tranche A Term Loans and, in the case of Company, the Tranche B Term Loans and/or the Tranche C Term Loans set forth in subsections 2.4A(i), 2.4A(ii) and/or 2.4A(iii), as the case may be, in such order as such Borrower shall direct.

                  (b) Application of Mandatory Prepayments of Term Loans to
            Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans and the Scheduled Installments of Principal Thereof. Any mandatory prepayments of Company's Term Loans pursuant to subsection 2.4B(iii) shall be applied to prepay the Tranche A Term Loans of Company, the Tranche B Term Loans and the Tranche C Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof). Except as provided in the last sentence of this paragraph, any mandatory prepayment of the Tranche A Term Loans of any Borrower, the Tranche B Term Loans or the Tranche C Term Loans shall be applied first to reduce the next two succeeding scheduled installments of principal of such Tranche A Term Loans, the Tranche B Term Loans or the Tranche C Term Loans, as the case may be, set forth in subsection 2.4A(i), 2.4A(ii) or 2.4A(iii), respectively, that are unpaid at the time of such prepayment in the forward order of maturity and second to reduce each remaining unpaid scheduled installment of principal of such Tranche A Term Loans, the Tranche B Term Loans or the Tranche C Term Loans, as the case may be, on a pro rata basis (in accordance with the respective unpaid principal amounts thereof). Any such mandatory prepayment of the Tranche A Term Loans of any Borrower, the Tranche B Term Loans or the Tranche C Term Loans out of Consolidated Excess Cash Flow shall be applied to reduce each remaining unpaid scheduled installment of principal of such Tranche A Term Loans, the Tranche B Term Loans or the Tranche C Term Loans, as the case may be, in such order as the applicable Borrower shall elect.

                  (c) Waiver of Certain Mandatory Prepayments. Anything
            contained herein to the contrary notwithstanding, so long as any Tranche A Term Loans are outstanding, in the event Company is required to make any mandatory prepayment (a "Waivable Mandatory Prepayment") of the Tranche B Term Loans or the Tranche C Term Loans pursuant to subsection 2.4B(iii), (V) Company may, by written or telephonic notice (promptly confirmed in writing) given to Administrative Agent not less than three Business Days prior to the date (the "Required Prepayment Date") on which Company is required to make such Waivable Mandatory Prepayment, elect to offer each Lender holding an outstanding Tranche B Term Loan or Tranche C Term Loan, as the case may be, the option to refuse such Lender's Pro Rata Share of such Waivable Mandatory Prepayment, (W) in the event Company gives such notice to Administrative Agent, Administrative Agent will promptly notify each such Lender of the amount of such Lender's Pro Rata Share of such Waivable Mandatory Prepayment and such Lender's option to refuse such amount, (X) each such Lender may exercise such option by giving written notice to Company and Administrative Agent of its election to do so on or before the first Business Day (the "Cutoff Date") prior to the Required Prepayment Date, (Y) on the

            Required Prepayment Date, Company shall pay to Administrative Agent an amount equal to the sum of (1) that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option (it being understood that any Lender which does not notify Company and Administrative Agent of its election to exercise such option on or before the Cutoff Date shall be deemed to have elected, as of the Cutoff Date, not to exercise such option), which amount shall be applied to prepay the Tranche B Term Loans or Tranche C Term Loans, as the case may be, of such Lenders in accordance with subsection 2.4B(iv)(b) plus (2) 50% of that portion (the "Waived Portion") of the Waivable Mandatory Prepayment otherwise payable to those Lenders that have elected to exercise such option, which amount shall be applied to prepay the Tranche A Term Loans in the same manner as voluntary prepayments of the Tranche A Term Loans are applied pursuant to subsection 2.4B(iv)(a), and (Z) Company shall be entitled to retain the remaining 50% of the Waived Portion (such amount being a "Retained Prepayment") to be used for general corporate purposes.

                  (d) Application of Prepayments of Dollar Loans to Base Rate
            Loans and LIBOR Loans; Option to Defer Certain Mandatory Prepayments of LIBOR Loans. Considering Tranche A Term Loans that are Dollar Loans, Tranche B Term Loans, Tranche C Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D; provided that, anything contained in this Agreement to the contrary notwithstanding, in the event that (1) the application of any mandatory prepayment pursuant to subsection 2.4B(iii) in accordance with the foregoing provisions of this subsection 2.4B(iv) would result in the prepayment of all or any portion of a LIBOR Loan (whether a Dollar Loan or a Sterling Loan) prior to the end of the Interest Period applicable thereto, (2) the remaining term of such Interest Period is less than three months, and (3) no Potential Event of Default or Event of Default shall have occurred and be continuing, the applicable Borrower shall have the option, by giving written notice (or telephonic notice promptly confirmed in writing) to Administrative Agent of its election to do so on or before the first Business Day prior to the date on which such prepayment would otherwise be required to be made, to defer the making of such prepayment until the last day of such Interest Period or such earlier date as such Borrower may specify in such notice.

      C.    General Provisions Regarding Payments.

            (i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, and all payment by U.K. Borrowers of principal, interest and other Obligations hereunder and under the Notes in respect of the Sterling Loans shall be made in Sterling in same day funds, in each case without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 3:00 P.M. (New York City time) or 11:00 A.M. (London time), as applicable, on the date due at the applicable Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

            (ii) Application of Payments to Principal and Interest. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

            (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its applicable Lending Office or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

            (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

            (v) Conversion of Amounts to Applicable Currencies. To the extent funds received by Administrative Agent from any Loan Party (or debited from any Loan Party's account with Administrative Agent) in Dollars or in Sterling must be converted into the Applicable Currency required for any payment hereunder, Administrative Agent shall effect such conversion on the applicable payment date on the basis of the rate at which Administrative Agent is able to purchase such Applicable Currency with such other currency on such payment date.

      D. Application of Proceeds of Collateral and Payments Under the
Guaranties.

            (i) Application of Proceeds of Collateral. Subject to the provisions of the Intercreditor Agreement, all proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Collateral Agent, be held by Collateral Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Collateral Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

                  (a) To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification under such Collateral Document and all advances made by Collateral Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

                  (b) thereafter, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof; and

                  (c) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

            (ii) Application of Payments Under the Guaranties. All payments received by Collateral Agent under the Guaranties shall be applied promptly from time to time by Collateral Agent in the following order of priority:

                  (a) To the payment of the costs and expenses of any collection or other realization under the Guaranties, including reasonable compensation to Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, all in accordance with the terms of this Agreement and such Guaranty;

                  (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in such Guaranty) for the ratable benefit of the holders thereof; and

                  (c) thereafter, to the extent of any excess such payments, to the payment to the applicable Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5   Use of Proceeds.

      A. Term Loans. The proceeds of the Term Loans (including the Delayed-Draw Term Loans) other than Sterling Loans, together with a portion of the proceeds of the initial Revolving Loans (the "Recapitalization Revolving Loans") and the proceeds of the debt and equity capitalization of Company described in subsection 4.1D(ii), shall be applied by Company to fund the Recapitalization Financing Requirements. The proceeds of the Sterling Loans made to ACI and UK Holding shall be used for general corporate purposes; provided that no proceeds of any Sterling Loan may be used in any way which infringes Section 151 of the Companies Act 1985, as amended.

      B. Revolving Loans; Swing Line Loans. The proceeds of the Recapitalization Revolving Loans shall be applied by Company as provided in subsection 2.5A. The proceeds of any other Revolving Loans and any Swing Line Loans shall be applied by Company for general corporate purposes.

2.6   Special Provisions Governing LIBOR Loans.

            Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

      A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York City time), or, in the case of Sterling Loans, 11:00 A.M. (London time), on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent clearly demonstrable error, be final, conclusive and binding upon all parties) the interest rate that shall apply to LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company, the applicable U.K. Borrower (in the case of Sterling Loans) and each Lender.


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

      B. Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Loans, that by reason of circumstances affecting the London interbank market for the Applicable Currency adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of LIBOR, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the applicable Borrower and each Lender of such determination, whereupon (i) no Dollar Loans may be made as, or converted to, LIBOR Loans until such time as Administrative Agent notifies the applicable Borrower and Lenders that the circumstances giving rise to such notice no longer exist (which notice Administrative Agent shall give at such time as such circumstances no longer exist), (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to the Dollar Loans in respect of which such determination was made shall be deemed to be rescinded by such Borrower and
(iii) the provisions of subsection 2.6G shall apply with respect to Sterling Loans.

      C. Illegality or Impracticability of LIBOR Loans. In the event that on any date any Lender shall have reasonably determined (which determination shall be made only after consultation with Company and Administrative Agent, it being understood that any such determination so made shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its LIBOR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market for the Applicable Currency then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the applicable Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter
(a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Loan other than a Sterling Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBOR Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and
(d) any Affected Loans that are Dollar Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, such Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Loans in accordance with the terms of this Agreement. Notwithstanding the foregoing, if Tranche A Lenders having or holding more than 50% of the outstanding Sterling Loans are Affected Lenders as a result of contingencies materially and adversely affecting the London interbank Sterling market, Administrative Agent shall give prompt written notice of such event to U.K. Borrowers and Lenders, in which event the provisions of subsection 2.6G shall apply; provided that such notice shall not relieve any Lender of any obligation to maintain its outstanding Sterling Loans in accordance with the terms of this Agreement.

      D. Compensation For Breakage or Non-Commencement of Interest Periods. The applicable Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, costs and expenses sustained by that Lender (including losses, costs and expenses actually sustained by that Lender in connection with the liquidation or re-employment of deposits or other funds acquired by it to make or carry the subject LIBOR Loans but excluding any loss of anticipated profits): (i) if for any reason (other than a default by that Lender or Administrative Agent) a borrowing of any LIBOR Loan by such Borrower does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Loan by such Borrower does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of such Borrower's LIBOR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan or (iii) if any prepayment of any of such Borrower's LIBOR Loans is not made on any date specified in a notice of prepayment given by such Borrower.

      E. Booking of LIBOR Loans. Any Lender may make, carry or transfer LIBOR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender; provided that Sterling Loans may only be made or carried by a U.K. Qualifying Bank.

      F. LIBOR Loans After Default. If, after the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, Administrative Agent


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

or Requisite Lenders have determined in its or their sole discretion not to permit the making or continuation of any Dollar Loans as, or the conversion of any Dollar Loans to, LIBOR Loans and Administrative Agent has so notified Borrowers in writing (i) Borrowers may not elect to have any Loans be made as or converted to LIBOR Loans or elect to have any outstanding LIBOR Loans continued as such after the expiration of the Interest Periods then in effect for such LIBOR Loans, (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by such Borrower with respect to a requested borrowing or conversion/continuation in respect of LIBOR Loans that has not yet occurred shall be deemed to be rescinded by such Borrower, and (iii) Sterling Loans shall be automatically continued as LIBOR Loans having consecutive Interest Periods of one month.

      G. Certain Events Affecting Sterling Loans. During the period of 25 days after the giving of any notice by Administrative Agent (i) of the inability to determine a Sterling interest rate pursuant to subsection 2.6B or (ii) that more than 50% of the Tranche A Lenders are Affected Lenders pursuant to subsection 2.6C, Administrative Agent (in consultation with Tranche A Lenders that are affected by such notice (the "Affected Sterling Lenders") shall negotiate with U.K. Borrowers in good faith in order to ascertain whether a substitute interest rate (a "Substitute Rate") or a substitute basis (a "Substitute Basis") may be agreed upon for the maintaining of existing Sterling Loans that are Affected Loans. If a Substitute Rate or a Substitute Basis is agreed upon by U.K. Borrowers and all Affected Sterling Lenders, such Substitute Rate or such Substitute Basis, as the case may be, shall apply in accordance with its terms from the time referred to in clause (c) of the second sentence of subsection 2.6C. If a Substitute Rate or a Substitute Basis is not so agreed upon by U.K. Borrowers and all Affected Sterling Lenders by the end of such 25-day period, each Affected Sterling Lender's Sterling Loans shall thereafter bear interest at a rate equal to the sum of (x) the rate certified by such Affected Sterling Lender to be its cost of funds (from such sources as it may reasonably select out of those sources then available to it) for such Sterling Loans plus (y) the Applicable Tranche A LIBOR Margin plus (z) any Mandatory Liquid Asset Costs incurred by such Affected Sterling Lender in respect of such Sterling Loans from time to time.

2.7   Increased Costs; Capital Adequacy.

      A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall reasonably determine (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) that the introduction or adoption (after the date hereof) of any law, treaty or governmental rule, regulation or order, or that any change (after the date hereof) in any law, treaty or governmental rule, regulation or order or in the interpretation, administration or application thereof, or that any determination (after the date hereof) by a court or governmental authority, or that compliance by such Lender with any guideline,


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

request or directive issued or made (after the date hereof) by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law), in any such case:

            (i) subjects such Lender (or its applicable Lending Office) to any additional Tax (excluding (x) any Tax on the overall net income of such Lender and (y) any Tax imposed on any Agent or any Lender as result of a present or former connection between the jurisdiction imposing such Taxes and such Lender (except a present connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced any Loan Documents)) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable Lending Office) of principal, interest, fees or any other amount payable hereunder (any such non-excluded Tax, a "Non-Excluded Tax");

            (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any included within the definition of Mandatory Liquid Asset Costs); or

            (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable Lending Office) or its obligations hereunder or the London interbank market for the Applicable Currency;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable Lending Office) with respect thereto; then, in any such case, the applicable Borrower shall pay to such Lender, promptly after receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the applicable Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent clearly demonstrable error. Notwithstanding the foregoing, neither U.K. Borrower shall be obligated to compensate any Lender under this subsection 2.7A in respect of any increased cost which is incurred as a result of the implementation after the date hereof, in whole or in part, of the International Convergence of Capital Measurements and Capital Standards dated July 1988 published by the Basle Committee on Banking Regulations and


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

Supervisory Practices (the "Guidance"), except where a higher level of capital adequacy is imposed than that stipulated in the Guidance as at the date of this Agreement.

      B.    Withholding of Taxes.

            (i) Payments to Be Free and Clear. All sums payable by Borrowers under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Non-Excluded Tax imposed, levied, collected, withheld or assessed by or within the United States of America or the United Kingdom or any political subdivision in or of the United States of America or the United Kingdom or any other jurisdiction from or to which a payment is made by or on behalf of any Borrower or by any federation or organization of which the United States of America or the United Kingdom or any such jurisdiction is a member at the time of payment.

            (ii) Grossing-up of Payments. If any Borrower or any other Person is required by law to make any deduction or withholding on account of any such Non-Excluded Tax from any sum paid or payable by such Borrower to Administrative Agent or any Lender under any of the Loan Documents:

                  (a) such Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as such Borrower becomes aware of it;

                  (b) such Borrower shall pay any such Non-Excluded Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                  (c) the sum payable by such Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                  (d) within 30 days after paying any sum from which it is
            required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Non-Excluded Tax which it is required by clause (b) above to pay, such Borrower shall deliver to Administrative


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

            Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

      provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

            (iii) Evidence of Exemption from U.S. Withholding Tax.

                  (a) Each Lender that is organized under the laws of any
            jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.


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

                  (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                  (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

            (iv)  U.K. Tax Status.

                  (a) Each Tranche A Lender represents and warrants that it is a
            U.K. Qualifying Bank and hereby agrees to deliver to Administrative Agent from time to time such forms, certificates or other evidence with respect to its status as a U.K. Qualifying Bank as Administrative Agent may reasonably request from time to time.

                  (b) Neither U.K. Borrower shall be required to pay any
            additional amount to any Lender under clause (c) of subsection 2.7B(ii) in respect of deductions or withholdings of income or similar taxes imposed by the

            United Kingdom with respect to payments by such U.K. Borrower which would not have been imposed on such payment if the Lender to which such payment was made was at the date of payment a U.K. Qualifying Bank and was beneficially entitled to the interest.

      C. Capital Adequacy Adjustment. If any Lender shall have determined that the introduction or adoption (after the date hereof) of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or that any change (after the date hereof) therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or that compliance by any Lender (or its applicable Lending Office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) introduced or adopted (after the date hereof) by any such governmental authority, central bank or comparable agency, in any such case has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such introduction, adoption, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, promptly after receipt by the applicable Borrower from such Lender of the statement referred to in the next sentence, such Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation for such reduction. Such Lender shall deliver to such Borrower (with a copy to Administrative Agent) a written statement setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent clearly demonstrable error.

2.8 Notice of Certain Costs; Obligation of Lenders and Issuing Lenders to Mitigate.

            A. Notwithstanding anything in this Agreement to the contrary, to the extent subsection 2.6, 2.7 or 3.6 requires any Lender or Issuing Lender to give notice to any Borrower of an event or a condition that would entitle such Lender or Issuing Lender to receive payments under subsection 2.6, 2.7 or 3.6, as the case may be, in the event such notice is given by such Lender or Issuing Lender more than 180 days after such Lender or Issuing Lender has knowledge of the occurrence or existence of such event or circumstance, such Lender or Issuing Lender shall not be entitled to receive any such payments under subsection 2.6, 2.7 or 3.6, as the case may be, in respect of the period ending on the Business Day immediately preceding the date on which such notice is given to such Borrower.

            B. Each Lender and Issuing Lender agrees that, if an event occurs or a condition arises that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, if so requested by any applicable Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to (i) make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit (or participations therein) of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable in good faith, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit (or participations therein) through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit (or participations therein) or cause such Lender or Issuing Lender to suffer any economic, legal or regulatory disadvantage or (except with the express consent of the applicable Borrower) cause such Lender not to be a U.K. Qualifying Bank; provided that nothing in this subsection 2.8 shall affect or postpone any of the Obligations of any Borrower or the rights of any Lender provided in subsection 2.6C, 2.6G,
2.7 or 3.6.

2.9   Defaulting Lenders.

            Anything contained herein to the contrary notwithstanding, in the event that any Lender (a "Defaulting Lender") defaults (a "Funding Default") in its obligation to fund any Revolving Loan (a "Defaulted Revolving Loan") in accordance with subsection 2.1 as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority, then (i) during any Default Period (as defined below) with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents,
(ii) to the extent permitted by applicable law, until such time as the Default Excess (as defined below) with respect to such Defaulting Lender shall have been reduced to zero, (a) any voluntary prepayment of the Revolving Loans pursuant to subsection 2.4B(i) shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Loan Exposure of such Defaulting Lender were zero, and (b) any mandatory prepayment of the Revolving Loans pursuant to subsection 2.4B(iii) shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender, it being understood and agreed


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

that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b), (iii) such Defaulting Lender's Revolving Loan Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the commitment fee payable to Lenders pursuant to subsection 2.3A in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to subsection 2.3A with respect to such Defaulting Lender's Revolving Loan Commitment in respect of any Default Period with respect to such Defaulting Lender, and (iv) the Total Utilization of Revolving Loan Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender.

            For purposes of this Agreement, (I) "Default Period" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates:
(A) the date on which all Revolving Loan Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (B) the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Revolving Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Revolving Loans in accordance with the terms of this subsection 2.9 or by a combination thereof) and (2) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Revolving Loan Commitment, and (C) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (II) "Default Excess" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Revolving Loans) over the aggregate outstanding principal amount of Revolving Loans of such Defaulting Lender.

            No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this subsection 2.9, performance by Company of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of this subsection 2.9. The rights and remedies against a Defaulting Lender under this subsection 2.9 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

2.10  Removal or Replacement of a Lender.

            A. Anything contained in this Agreement to the contrary notwithstanding, in the event that:

            (i) (a) any Lender (an "Increased-Cost Lender") shall give notice to any Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under subsection 2.7 or subsection 3.6, (b) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (c) such Lender shall fail to withdraw such notice within five Business Days after such Borrower's request for such withdrawal; or

            (ii) (a) any Lender shall become a Defaulting Lender, (b) the Default Period for such Defaulting Lender shall remain in effect, and (c) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default; or

            (iii) (a) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (iv) of the first proviso to subsection 10.6A, the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "Non-Consenting Lender") whose consent is required shall not have been obtained, and (b) the failure to obtain Non-Consenting Lenders' consents does not result solely from the exercise of Non-Consenting Lenders' rights (and the withholding of any required consents by Non-Consenting Lenders) pursuant to the second proviso to subsection 10.6A;

then, and in each such case, Company shall have the right, at its option and on behalf of all Borrowers, to remove or replace the applicable Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "Terminated Lender") to the extent permitted by subsection 2.10B.

      B. Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so:

            (i) elect to (a) terminate the Revolving Loan Commitment, if any, of such Terminated Lender upon receipt by such Terminated Lender of such notice and (b) prepay on the date of such termination any outstanding Loans made by such Terminated Lender, together with accrued and unpaid interest thereon and any other amounts payable to such Terminated Lender hereunder pursuant to subsection 2.6, subsection 2.7 or subsection 3.6 or otherwise; provided that, in the event such


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      Terminated Lender has any Loans outstanding at the time of such termination, the written consent of Administrative Agent and Requisite Lenders (which consent shall not be unreasonably withheld or delayed) shall be required in order for Company to make the election set forth in this clause (i); or

            (ii) elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Loan Commitment, if any, in full to one or more Eligible Assignees (each a "Replacement Lender") in accordance with the provisions of subsection 10.1B; provided that (a) on the date of such assignment, the applicable Borrower shall pay any amounts payable to such Terminated Lender pursuant to subsection 2.6, subsection 2.7 or subsection 3.6 or otherwise as if it were a prepayment and (b) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender;

provided that (X) Company may not make either of the elections set forth in clauses (i) or (ii) above with respect to any Non-Consenting Lender unless Company also makes one of such elections with respect to each other Terminated Lender which is a Non-Consenting Lender and (Y) Company may not make either of such elections with respect to any Terminated Lender that is an Issuing Lender unless, prior to the effectiveness of such election, Company shall have caused each outstanding Letter of Credit issued by such Issuing Lender to be cancelled.

      C. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Loan Commitment, if any, pursuant to clause (i) of subsection 2.10B, (i) Schedule 2.1 shall be deemed modified to reflect any corresponding changes in the Revolving Loan Commitments and (ii) such Terminated Lender shall no longer constitute a "Lender" for purposes of this Agreement; provided that any rights of such Terminated Lender to indemnification under this Agreement (including under subsections 2.6D, 2.7, 3.6, 10.2 and 10.3) shall survive as to such Terminated Lender.

Section 3. LETTERS OF CREDIT

3.1   Issuance of Letters of Credit and Lenders' Purchase of Participations
      Therein.

      A. Letters of Credit. In addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(iv) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(v), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that one or more Lenders issue Letters of Credit for the account of Company for the purposes


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specified in the definitions of Commercial Letters of Credit and Standby Letters
of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that any Lender issue (and no Lender shall issue):

            (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

            (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $100,000,000;

            (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) five Business Days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further that such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has been notified by Administrative Agent that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

            (iv) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (X) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; or

            (v) any Letter of Credit that does not provide for sight payment.

      B.    Mechanics of Issuance.

            (i) Notice of Request for Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent a Notice of Request for Issuance of Letter of Credit substantially in the form of Exhibit III annexed hereto no later than 12:00 Noon (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of


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      the proposed date of issuance. The Notice of Request for Issuance of
      Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit, (c) the face amount of the Letter of Credit, (d) in the case of a Letter of Credit which Company requests to be denominated in a currency other than Dollars, the currency in which Company requests such Letter of Credit to be issued,
      (e) the expiration date of the Letter of Credit, (f) the name and address of the beneficiary, and (g) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary in substantial compliance with the terms and conditions of the Letter of Credit on or prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and provided, further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 11:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

                  Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Request for Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Request for Issuance of Letter of Credit.

            (ii) Determination of Issuing Lender. Upon receipt by Administrative Agent of a Notice of Request for Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, whereupon Company may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Notice of Request for Issuance of Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of


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      Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect; provided that Administrative Agent shall not be obligated to issue any Letter of Credit denominated in a foreign currency which in the judgment of Administrative Agent is not readily and freely available.

                  Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Request for Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Request for Issuance of Letter of Credit.

            (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

            (iv) Notification to Lenders Regarding Standby Letters of Credit. Upon the issuance of any Standby Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and each other Lender of such issuance, which notice shall be accompanied by a copy of such Standby Letter of Credit. Promptly after receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Lender of the amount of such Lender's respective participation in such Standby Letter of Credit, determined in accordance with subsection 3.1C. In addition, on the first Business Day of each calendar month each Issuing Lender shall deliver to Administrative Agent and each Lender a report setting forth the maximum aggregate amount which is at or any time thereafter may become available for drawing under all Standby Letters of Credit issued by such Issuing Lender then outstanding (any amount which is denominated in a currency other than Dollars being determined by reference to the applicable Exchange Rate for such currency as at such date), and identifying each Standby Letter of Credit issued by such


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      Issuing Lender, the maximum amount that may become available thereunder and, in the case of each Standby Letter of Credit that is not denominated in Dollars, the applicable Exchange Rate for such Letter of Credit as at such date.

            (v) Reports to Administrative Agent and Lenders Regarding Commercial Letters of Credit. Each Issuing Lender (other than Administrative Agent) with respect to any Commercial Letter of Credit shall deliver to Administrative Agent, by telefacsimile transmission on the first Business Day of each week, a report setting forth the daily aggregate amount available for drawing during the immediately preceding week under all outstanding Commercial Letters of Credit issued by such Issuing Lender. Within 15 days after the end of each calendar month ending after the Closing Date, so long as any Commercial Letter of Credit shall have been outstanding during such calendar month, Administrative Agent shall deliver to each Lender a report setting forth for such calendar month the daily aggregate amount available to be drawn under all Commercial Letters of Credit that were outstanding during such calendar month.

      C. Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2   Letter of Credit Fees.

            Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

            (i) with respect to each Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to 0.125% per annum multiplied by the daily amount available to be drawn under such Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Lenders, equal to the Applicable Tranche A LIBOR Margin minus 0.125% per annum minus the Applicable Commitment Fee Percentage multiplied by the daily amount available to be drawn under such Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and on the Revolving Loan Commitment Termination Date, in each case computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed; and

            (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the


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      fees payable under clause (i) above), customary documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clause (i) of this subsection 3.2, (1) the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination and (2) any amount described in such clause which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) of this subsection 3.2, Administrative Agent shall distribute to each Lender its Pro Rata Share of such amount.

3.3   Drawings and Reimbursement of Amounts Paid Under Letters of Credit.

      A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in substantial compliance with the terms and conditions of such Letter of Credit.

      B. Reimbursement by Company of Amounts Paid Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange
Rate) and in same day funds equal to the amount of such honored drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 11:00 A.M. (New York City time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such honored drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which


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shall be applied directly by Administrative Agent to reimburse such Issuing
Lender for the amount of such honored drawing; and provided, further that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

      C. Payment by Lenders of Unreimbursed Amounts Paid Under Letters of
Credit.

            (i) Payment by Lenders. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated, in the case of a drawing under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

            (ii) Distribution to Lenders of Reimbursements Received From Company. In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing


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      honored by such Issuing Lender under a Letter of Credit issued by it, such
      Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

      D.    Interest on Amounts Paid Under Letters of Credit.

            (i) Payment of Interest by Company. Company agrees to pay to each Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed in the manner specified in subsection 2.2F for the computation of interest on Base Rate Loans and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

            (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so


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      reimbursed by other Lenders for the period from the date on which such
      Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4   Obligations Absolute.

            The obligation of Company to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

            (i) any lack of validity or enforceability of any Letter of Credit;

            (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

            (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

            (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

            (vi) any breach of this Agreement or any other Loan Document by any party thereto;

            (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or


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            (viii) the fact that an Event of Default or a Potential Event of
      Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question.

3.5   Indemnification; Nature of Issuing Lenders' Duties.

      A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

      B. Nature of Issuing Lenders' Duties. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of


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the above shall affect or impair, or prevent the vesting of, any of such Issuing
Lender's rights or powers hereunder.

            In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

            Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender.

3.6   Increased Costs and Taxes Relating to Letters of Credit.

            Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Lender shall reasonably determine (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) that the introduction or adoption (after the date hereof) of any law, treaty or governmental rule, regulation or order, or that any change (after the date hereof) therein or in the interpretation, administration or application thereof, or that any determination (after the date hereof) by a court or governmental authority, or that compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made (after the date hereof) by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law), in any such case:

            (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

            (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

            (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of


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      credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall pay to such Issuing Lender or Lender, promptly after receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent clearly demonstrable error.

Section 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT

            The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1   Conditions to Initial Loans.

            The obligations of Lenders to make the initial Term Loans and any Revolving Loans and Swing Line Loans to be made on the Closing Date and the issuance of any Letters of Credit to be issued on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2 (in the case of any such Loans) or 4.3 (in the case of any such Letters of Credit), subject to prior or concurrent satisfaction of the following conditions:

      A. Loan Party Documents. On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing
Date:

            (i) Certified copies of the Certificate or Articles of Incorporation of such Person (or, in the case of each of U.K. Borrowers, its Memorandum and Articles of Association), together (in the case of Company only) with a good standing certificate from the Secretary of State of each of the States of Delaware and Connecticut, each dated a recent date prior to the Closing Date;


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            (ii) Copies of the Bylaws of such Person, certified as of the
      Closing Date by such Person's corporate secretary or an assistant secretary;

            (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents and Related Agreements to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

            (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party; and

            (v) Executed originals of the Loan Documents to which such Person is a party.

      B. No Material Adverse Effect. No material adverse change has occurred since December 31, 1996 with respect to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole.

      C.    Corporate and Capital Structure, Ownership, Etc.

            (i) Corporate Structure. The corporate organizational structure of Newco and of Company and its Subsidiaries, both before and after giving effect to the Recapitalization, shall be reasonably satisfactory to Administrative Agent.

            (ii) Capital Structure and Ownership. The capital structure and ownership of Newco and of Company, both before and after giving effect to the Recapitalization, shall be reasonably satisfactory to Administrative Agent.

      D.    Proceeds of Debt and Equity Capitalization of Newco and Company.

            (i) Equity Capitalization of Newco. On or before the Closing Date, Affiliates of KKR shall have made an aggregate cash investment in Newco in an amount equal to the Newco Equity Amount in exchange for all of the outstanding common stock of Newco.

            (ii) Issuance of New Sub Debt by Company. On or before the Closing Date, Company shall received not less than $240,000,000 in gross proceeds from the issuance and sale of the New Sub Debt.


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      E.    Related Agreements.

            (i) Form of New Sub Debt Indenture. The New Sub Debt Indenture shall be in the form of Exhibit 4.1 to the Registration Statement of Company on Form S-3 (Registration No. 333-22521) filed with the SEC on February 28, 1997, as amended by Amendment No. 1 and Amendment No. 2 thereto, with such changes thereto, if any, that have been approved by Administrative Agent or that would otherwise have been permitted to be made pursuant to subsection 7.9 if the New Sub Debt were issued and outstanding at the time of any such change.

            (ii) Related Agreements in Full Force and Effect. Administrative Agent shall have received a fully executed or conformed copy of the Merger Agreement and the New Sub Debt Indenture and any documents executed in connection therewith, and each Related Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by Administrative Agent to be material, in each case without the consent of Administrative Agent.

      F. Matters Relating to Existing Indebtedness of Company and its Subsidiaries.

            (i) Termination of Existing Credit Agreement and Related Liens; Existing Letters of Credit. On the Closing Date, Company and its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreement, (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company and its Subsidiaries thereunder, and (d) made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Company and its Subsidiaries with respect thereto.

            (ii) Consent Solicitation. Pursuant to the Consent Solicitation, Company shall have obtained all such consents and amendments with respect to the Existing Subordinated Note Indenture as may be required to permit the consummation of the Recapitalization, the related financings (including the incurrence of the Obligations hereunder) and the other transactions contemplated by the Loan Documents.

            (iii) Consummation of Debt Tender Offer. Company shall have repurchased all of the Existing Subordinated Notes tendered in the Debt Tender Offer.

            (iv) Redemption of Existing Senior Notes. Company shall have either
      (a) redeemed all of the Existing Senior Notes for aggregate consideration, including


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      accrued interest and premiums, not to exceed $111,000,000 or (b) caused irrevocable notice of such redemption to be given in accordance with the terms of the Existing Senior Note Indenture and provided evidence satisfactory to Administrative Agent that the amount of the Delayed-Draw Term Loans is sufficient to pay the aggregate consideration in respect of such redemption (which amount shall not exceed the amount set forth in the foregoing clause (a)).

            (v) Existing Indebtedness to Remain Outstanding. Administrative Agent shall have received an Officer's Certificate of Company stating that, after giving effect to the transactions described in this subsection 4.1F, the Indebtedness and unfunded credit facilities of Company and its Subsidiaries (other than Indebtedness and unfunded credit facilities under the Loan Documents and the New Sub Debt) shall consist of the aggregate principal amount of outstanding Indebtedness and commitments to lend described in Schedule 7.1 annexed hereto.

      G. Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc. Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Recapitalization, the other transactions contemplated by the Loan Documents and the Related Agreements, and the continued operation of the business conducted by Company and its Subsidiaries in substantially the same manner as conducted prior to the consummation of the Recapitalization, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Recapitalization or the financing thereof.

      H.    Consummation of Recapitalization.

            (i) The Merger Agreement shall not have been amended and the fulfillment of any conditions set forth therein shall not have been waived, in each case unless such amendment or waiver is not adverse in any material respect to the interests of Lenders; and

            (ii) the Merger shall have become effective in accordance with the terms of the Merger Agreement and the laws of the State of Delaware.

      I. Security Interests in Pledged Collateral. Administrative Agent and Collateral Agent shall each have received evidence satisfactory to it that Company shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such registrations, filings and recordings (other than the filing or recording of items described in clause
(c) below and the registration of the Liens created


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

by the Pledge Agreement entered into by Company on the Closing Date in respect of the stock of UK Holding with the Registrar of Companies under Section 395 of the Companies Act) that may be necessary or, in the opinion of Collateral Agent, desirable in order to create in favor of Collateral Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire Pledged Collateral. Such actions shall include the following:

                  (a) Schedules to Pledge Agreements. Delivery to Collateral
            Agent of accurate and complete schedules to the Pledge Agreements;

                  (b) Stock Certificates. Delivery to Collateral Agent of
            certificates to the extent applicable (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing all capital stock included in the Pledged Collateral; and

                  (c) UCC Financing Statements. Delivery to Collateral Agent of
            a UCC financing statement duly executed by Company with respect to certain Collateral under the Pledge Agreements, for filing in the jurisdiction where Company maintains its "chief executive office" (as that term is defined in the UCC as in effect in the State of New
            York).

      J. Financial Statements; Pro Forma Balance Sheet. On or before the Closing Date, Lenders shall have received from Company (i) audited financial statements of Company and its Subsidiaries for Fiscal Years 1994, 1995 and 1996, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, and (ii) a pro forma consolidated balance sheet of Company and its Subsidiaries as of the date of the most recent balance sheet filed by Company with the SEC in connection with the Recapitalization, prepared in accordance with GAAP and reflecting the consummation of the Recapitalization, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, which pro forma financial statements shall be in form and substance reasonably satisfactory to Lenders.

      K. Solvency Assurances. On the Closing Date, Administrative Agent and Lenders shall have received (i) a letter from Valuation Research Corporation, dated the Closing Date and addressed to Administrative Agent and Lenders, in form and substance satisfactory to Administrative Agent and with appropriate attachments, and (ii) a Financial Condition Certificate dated the Closing Date, substantially in the form of Exhibit XIV annexed hereto and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the Recapitalization, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, Company will be solvent.


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

      L. Opinions of Counsel to Loan Parties. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of (i) Edward G. Wetmore, general counsel for Company, (ii) Simpson Thacher & Bartlett, special counsel for Loan Parties, and (iii) Ashurst Morris Crisp, U.K. counsel to U.K. Borrowers, in each case dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit X annexed hereto, and Company hereby requests such counsel for Loan Parties to deliver such opinions.

      M. Opinions of Administrative Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit XI annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

      N. Opinions of Counsel Delivered Under Related Agreements. Administrative Agent and its counsel shall have received copies of each of the opinions of counsel delivered to the parties under the Related Agreements, together with a letter from each such counsel (if available) authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders.

      O. Fees. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent, Documentation Agent, Syndication Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

      P. Representations and Warranties; Performance of Agreements. Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 are true and correct in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date).

4.2   Conditions to All Loans.

            The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

            A. Administrative Agent shall have received on or before that Funding Date, in accordance with the provisions of subsection 2.1B, an executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of the applicable Borrower or by any officer of such Borrower designated by any of the above-described officers on behalf of such Borrower in a writing delivered to Administrative Agent; and


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

            B.    as of that Funding Date:

            (i) The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; and

            (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default.

4.3   Conditions to Letters of Credit.

            The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

      A. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Request for Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i); and

      B. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

Section 5. COMPANY'S REPRESENTATIONS AND WARRANTIES

            In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, and each U.K. Borrower represents as to itself on the date of this Agreement and on the Closing Date, that the following statements are true, correct and complete:


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5.1   Organization, Powers, Qualification, Good Standing, Business and
      Subsidiaries.

      A. Organization and Powers. Each Borrower and each Material Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as specified in Schedule 5.1 annexed hereto and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Each Loan Party has all requisite corporate power and authority to enter into the Loan Documents and Related Agreements to which it is a party and to carry out the transactions contemplated thereby. As of the Closing Date, each U.K. Borrower is a direct wholly-owned Subsidiary of Company.

      B. Qualification and Good Standing. Each Borrower and each Material Subsidiary is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except to the extent that the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

      C. Subsidiaries. All of the Subsidiaries and Unrestricted Subsidiaries of Company as of the Closing Date are identified in Schedule 5.1 annexed hereto and, to the best knowledge of Company, each Material Subsidiary as of the Closing Date has been so designated on said Schedule 5.1.

5.2   Authorization of Borrowing, etc.

      A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the Related Agreements have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

      B. No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents and the Related Agreements do not and will not (i) violate any provision of any material law or any material governmental rule or regulation applicable to Company or any of its Material Subsidiaries or any other Loan Party, the Certificate or Articles of Incorporation or Bylaws (or equivalent constitutional documents) of Company or any of its Subsidiaries, or any material order, judgment or decree of any court or other agency of government binding on Company or any of its Material Subsidiaries or any other Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation (other than the Existing Senior Note Indenture) of Company or any of its Material Subsidiaries or any other Loan Party, or (iii) result in or require the creation or imposition of any Lien under any such Contractual Obligation upon any of the properties


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or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders).

      C. Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents and the Related Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except (i) any thereof that have been obtained and are in full force and effect and (ii) as of the Closing Date with respect to the consummation of the Recapitalization, any thereof which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

      D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

5.3   Financial Condition.

            Company has heretofore delivered to Lenders, at Lenders' request, the audited consolidated balance sheet of Company and its Subsidiaries as at December 31, 1996 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended. All such statements were prepared in conformity with GAAP except as otherwise noted therein and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended.

5.4   No Material Adverse Effect.

            Since December 31, 1996, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

5.5   Title to Properties; Liens.

            Company and each of its Subsidiaries have good title to, or leasehold interests in, all properties that are necessary for the conduct of their respective businesses as now conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement), except where the failure to have such good title


                                       98
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or leasehold interests could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.6   Litigation; Adverse Facts.

            Except as set forth in Schedule 5.6 annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries that, individually or in the aggregate (taking into consideration, among other things, the ability of Company and its Subsidiaries to obtain indemnification in respect thereof from Persons that are willing and able to honor any existing indemnification obligations with respect thereto), could reasonably be expected to result in a Material Adverse Effect.

5.7   Payment of Taxes.

            Each of Company, each of its Subsidiaries and each other corporation (each a "Consolidated Corporation") with whom Company or any of its Subsidiaries joins in the filing of a consolidated return has filed all Federal income tax returns and other material tax returns and reports, domestic and foreign, required to be filed by it, and has paid all material taxes, assessments, fees and other governmental charges levied or imposed upon it or its respective properties, income or assets to the extent the same have become due and payable, except those which are not yet delinquent or which are being contested in good faith. Each of Company, each of its Subsidiaries and each Consolidated Corporation has paid, or has provided adequate reserves (in the good faith judgment of the management of Company) in accordance with GAAP (or, in the case of a Foreign Subsidiary, appropriate reserves under generally accepted accounting principles in the applicable jurisdiction), for the payment of, all such material taxes, assessments, fees and charges relating to all prior taxable years and the current taxable year of Company, each of its Subsidiaries and each Consolidated Corporation. To the best knowledge of Company, there is no proposed tax assessment against Company, any of its Subsidiaries or any Consolidated Corporation that could reasonably be expected to have a Material Adverse Effect.

5.8   Governmental Regulation.

            Neither the making of any extension of credit hereunder, nor the use of any of the proceeds thereof, will violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. Company is not an "investment company" within the meaning of the Investment Company Act of 1940.


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5.9   Employee Benefit Plans.

            A. Company and each of its Subsidiaries is in compliance with all applicable provisions of ERISA, the Internal Revenue Code and other applicable federal, state or foreign law with respect to each Plan, and has performed all of its obligations under each Plan, except to the extent that failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Company, each of its Subsidiaries and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Internal Revenue Code, except to the extent that a failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.

            B. There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan which, individually or in the aggregate, have resulted or could reasonably be expected to result in a Material Adverse Effect.

            C. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in an amount which, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), could reasonably be expected to have a Material Adverse Effect if such Pension Plan or Pension Plans were then terminated, unless such Pension Plan is not reasonably likely to be terminated; and (iii) neither Company nor any of its Subsidiaries nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.10  Environmental Protection.

            Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the effect of the preceding sentence:

                  (a) neither Company nor any of its Subsidiaries has received a complaint, order, citation, notice or other written communication with respect to the existence or alleged existence of a violation of, or liability arising under, any Environmental Law, the outcome of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and


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                  (b) to the best of Company's knowledge, after due inquiry, there are no environmental, health or safety conditions existing or reasonably expected to exist at any real property owned, operated, leased or used by Company or any of its existing or former Subsidiaries or any of their respective predecessors, including off-site treatment or disposal facilities used by Company or its existing or former Subsidiaries for wastes treatment or disposal, which could reasonably be expected to require any construction or other capital costs or clean-up obligations to be incurred prior to the final scheduled maturity of the Tranche C Term Loans in order to assure compliance with any Environmental Law, including provisions regarding clean-up, to the extent that any of such conditions, construction or other capital costs or clean-up obligations, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.11  Disclosure.

            All factual information (taken as a whole) furnished by or on behalf of Company or any of its Subsidiaries to Administrative Agent or any Lender in writing on or before the Closing Date (including any such information contained in the Confidential Information Memorandum or in any Loan Document or Related Agreement or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries) for use in connection with the transactions contemplated by this Agreement is true and correct in all material respects and does not omit to state a material fact necessary in order to make the statements contained herein and therein, taken as a whole, not misleading at such time in light of the circumstances in which the same were made, it being understood that, for purposes of this subsection 5.11, such factual information does not include projections and pro forma financial information. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

Section 6. AFFIRMATIVE COVENANTS

            Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6. Each U.K. Borrower covenants and agrees that, so long as the Tranche A Term Loan Commitments hereunder shall remain in effect and until payment in full of all of the Sterling Loans made to such U.K. Borrower and all Obligations of such U.K. Borrower relating thereto, unless Requisite Lenders shall otherwise give prior written consent, such U.K. Borrower


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

shall perform, and shall cause each of its Subsidiaries to perform, all covenants applicable to it and its Subsidiaries in this Section 6.

6.1   Financial Statements and Other Reports.

            Company will deliver to Administrative Agent and Lenders:

            (i) Quarterly Financials: (a) no later than the date on which such financial statements are filed with the SEC, the consolidated balance sheet of Company, its Subsidiaries and its Unrestricted Subsidiaries as at the end of the first three Fiscal Quarters of each Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company, its Subsidiaries and its Unrestricted Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and (b) promptly when available but in any event no later than 60 days after the end of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Company and its Subsidiaries as at the end of each Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case (under both clauses
      (a) and (b) above) in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified (in the case of both clauses (a) and (b) above) by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company, its Subsidiaries and its Unrestricted Subsidiaries or Company and its Subsidiaries, as the case may be, as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

            (ii) Year-End Financials: (a) no later than the date on which such financial statements are filed with the SEC, the consolidated balance sheet of Company, its Subsidiaries and its Unrestricted Subsidiaries as at the end of each Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company, its Subsidiaries and its Unrestricted Subsidiaries for such Fiscal Year, (b) promptly when available but in any event no later than 120 days after the end of each Fiscal Year, the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case (under both clauses (a) and (b) above) in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified (in the case of both clauses (a) and (b) above) by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at


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

      the end of such Fiscal Year and the results of their operations and their cash flows for such Fiscal Year, and (c) in the case of both clauses (a) and (b) above) a report thereon of a firm of independent certified public accountants of recognized national standing selected by Company, which report shall be unqualified as to the scope of audit or as to the going concern status of Company, its Subsidiaries and its Unrestricted Subsidiaries or Company and its Subsidiaries, as the case may be (in either case taken as a whole), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial condition of Company, its Subsidiaries and its Unrestricted Subsidiaries or Company and its Subsidiaries, as the case may be, as at the end of such Fiscal Year and the results of their operations and their cash flows for such Fiscal Year in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

            (iii) Officers' and Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (a) an Officer's Certificate of Company stating that the signers do not have knowledge of the existence, as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the covenants set forth in subsection
      7.6 and with any specific dollar amounts specified in respect of any restrictions contained in any other provisions of Section 7; (c) in the event the identity of any of the Subsidiaries or Unrestricted Subsidiaries of Company has changed since the Closing Date (or, if applicable, since the date of the most recent Officer's Certificate delivered to Lenders in accordance with this clause (c)), an Officer's Certificate setting forth such change; (d) the amount of any Pro Forma Adjustment not previously set forth in any Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor, and (e) at the time of the delivery of the financial statements pursuant to subdivision (ii) above, the Available Amount as at the end of the Fiscal Year to which such statements relate;

            (iv) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (ii) above, a written statement by the independent certified public accountants giving the report thereon stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default


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

      under subsection 7.6 has come to their attention and, if such a condition or event has come to their attention, specifying the nature thereof, except to the extent that the delivery of such statement would be prohibited by professional auditing standards applicable to such matters;

            (v) SEC Filings: promptly after the transmission thereof by Company or any of its Subsidiaries to the SEC, copies of any filings on Form 10-K, 10-Q, or 8-K and any effective registration statements (and, upon the effectiveness thereof, any material amendments thereto) filed with the SEC (but not any exhibits to any such registration statement or amendment (except as provided below) or any registration statement on Form S-8), and copies of all financial statements, proxy statements, notices and reports that Company or any of its Subsidiaries actually sends to the holders of any publicly-issued debt Securities of Company or any of its Subsidiaries (including the Subordinated Indebtedness) in their capacity as such holders (in each case to the extent not theretofore delivered to Lenders pursuant to this Agreement and in each case including, to the extent requested by Administrative Agent, any schedules and exhibits thereto), in each case as so transmitted to the SEC;

            (vi) Events of Default, etc.: promptly upon any Responsible Officer of Company obtaining actual knowledge of (a) any condition or event that constitutes an Event of Default or Potential Event of Default or (b) any acceleration, redemption or purchase demands or notices provided by the trustee for, or any event of default under, any Subordinated Indebtedness, a notice specifying the nature and period of existence of such condition or event or specifying the notice given by such trustee or the nature of such event of default, and what action Company has taken, is taking and proposes to take with respect thereto;

            (vii) Litigation or Other Proceedings: promptly upon any Responsible Officer of Company obtaining actual knowledge of (X) the institution of any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any such case, could reasonably be expected to give rise to a Material Adverse Effect, written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

            (viii) ERISA Events: promptly upon any Responsible Officer of Company obtaining knowledge of the occurrence or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof and what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto; and, promptly upon receipt thereof,


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

      copies of any notice received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from the Internal Revenue Service, the Department of Labor or the PBGC or from a Multiemployer Plan sponsor concerning any ERISA Event;

            (ix) Financial Plans: as soon as practicable and in any event no later than 60 days after the beginning of each Fiscal Year, consolidated operating and related budgets for Company and its Subsidiaries for each Fiscal Quarter of such Fiscal Year (the "Financial Plan" for such Fiscal
      Year), in reasonable detail as customarily prepared by management of Company for its internal use and setting forth an explanation of the principal assumptions on which such budgets are based;

            (x) Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Real Estate (as defined in subsection 6.1(xi)(1)) which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

            (xi) Notice of Certain Environmental Matters: promptly upon any Responsible Officer of Company obtaining knowledge of any one or more of the following environmental matters the existence of which, either individually or when aggregated with all other such matters, would reasonably be expected to result in a Material Adverse Effect, a written notice specifying in reasonable detail the nature thereof and what action Company and its Subsidiaries have taken, are taking or propose to take with respect thereto:

                  (1) any pending or threatened Environmental Claim against Company or any of its Subsidiaries or any land, buildings and improvements owned or leased by Company or any of its Subsidiaries (but excluding all operating fixtures and equipment, whether or not incorporated into improvements) (collectively, "Real Estate");

                  (2) any condition or occurrence that (x) results in noncompliance by Company or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against Company or any of its Subsidiaries or any Real Estate;

                  (3) any condition or occurrence on any Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions


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

      on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; or

                  (4) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Estate;

            (xii) Pro Forma Adjustment Certificate: not later than the consummation of any Acquisition by Company or any of its Subsidiaries for which there shall be a Pro Forma Adjustment, an Officer's Certificate of Company setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor; and

            (xiii) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent on its own behalf or on behalf of Requisite Lenders.

6.2   Corporate Existence, etc.

            Except as permitted under subsection 7.7, each Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect (i) its corporate existence (except, in the case of a Subsidiary of Company (other than U.K. Borrowers) only, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect) and (ii) all rights and franchises material to its business (except, in any case, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect).

6.3   Payment of Taxes and Claims; Tax Consolidation

            Each Borrower will, and will cause each of its Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty accrues thereon, and all lawful material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have become or could reasonably be expected to become a material Lien upon any of the properties or assets of such Borrower or any of its Subsidiaries; provided that no such charge or claim need be paid if it is being contested in good faith and by proper proceedings, so long as it has maintained adequate reserves (in the good faith judgment of such Borrower or such Subsidiary) with respect thereto in accordance with GAAP.

6.4   Maintenance of Properties; Insurance.

            A. Maintenance of Properties. Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working


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

order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, in each case except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

            B. Insurance. Each Borrower will, and will cause each of its Material Subsidiaries to, at all times maintain in full force and effect, with insurance companies which such Borrower believes (in the good faith judgment of such Borrower's management) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in the same or a similar business. Each Borrower shall furnish to Lenders, upon written request from Administrative Agent, information presented in reasonable detail as to the insurance so carried.

6.5   Inspection Rights.

            Each Borrower shall, and shall cause each of its Material Subsidiaries to, permit any authorized representatives designated by Administrative Agent or Requisite Lenders to visit and inspect any of the properties of Company or of any of its Material Subsidiaries, to inspect, copy and make abstracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that such Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

6.6   Compliance with Laws, etc.

            Each Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects, with the requirements of all applicable laws, rules, regulations and orders (including all Environmental Laws) of any governmental authority having jurisdiction over it, except such as may be contested in good faith or as to which a bona fide dispute may exist and except to the extent that noncompliance therewith could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7 Execution of Subsidiary Guaranty by Future Domestic Subsidiaries; Pledge of Stock of Future Direct Subsidiaries; Ratable Credit Support; Certain Closing Date Transactions; Certain Post-Closing Actions.

            A. In the event that any Person (other than a Restricted Acquisition Subsidiary or a Subsidiary that has incurred Indebtedness permitted under


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

subsection 7.1(xi)(b)) becomes a Domestic Subsidiary after the date hereof, Company will promptly notify each Agent of that fact and cause such Domestic Subsidiary to execute and deliver to Collateral Agent a counterpart of the Subsidiary Guaranty. In the event that any Person (other than a Restricted Acquisition Subsidiary or, subject to subsection 6.7B, a Subsidiary the capital stock of which is pledged pursuant to 7.2(vi)(b)) becomes a direct Domestic Subsidiary or a direct Material Foreign Subsidiary after the date hereof, Company will promptly notify each Agent of that fact and cause the capital stock owned by Company of such direct Domestic Subsidiary or such direct Material Foreign Subsidiary (or, if Company owns 65% or more of any such direct Material Foreign Subsidiary, 65% of the capital stock of such direct Material Foreign Subsidiary) to be pledged under the Master Pledge Agreement (or, if any such direct Domestic Subsidiary is a limited liability company, under the LLC Pledge Agreement) and, in the case of any such direct Material Foreign Subsidiary, also under any pledge agreements or instruments that the Collateral Agent deems necessary or advisable, or that the Collateral Agent may reasonably request, pursuant to the terms of the Master Pledge Agreement to effectuate such pledge in the jurisdiction in which such Material Foreign Subsidiary is organized.

      B. In the event that any Subsidiary of Company has guaranteed any Indebtedness incurred pursuant to subsection 7.1(xi) in an aggregate principal amount exceeding $125,000,000, or has granted any security interests as collateral therefor, such Subsidiary shall (i) guaranty the Obligations hereunder and under the other Loan Documents on a pari passu basis with its guaranty of any portion of such Indebtedness exceeding $125,000,000 and shall grant Liens on such assets securing the Obligations on an equal and ratable basis with the security for such Indebtedness pursuant to documentation reasonably satisfactory to Administrative Agent and Requisite Lenders and (ii) execute and deliver to Collateral Agent all such documents and instruments as may be necessary or, in the opinion of Collateral Agent, desirable, in order to more fully evidence, perfect or protect such security interest.

      C. On the Closing Date, (i) UK Holding shall borrow (pounds)12,499,237.85 in Tranche A Term Loans in the United Kingdom, (ii) ACI shall borrow (pounds)21,645,021.65 in Tranche A Term Loans in the United Kingdom, (iii) ACI shall purchase from Company all of the issued and outstanding shares of stock of Amphenol Borg and (iv) immediately thereafter, UK Holding shall purchase from Company all of the issued and outstanding shares of stock of ACI. Upon completion of such transactions, Amphenol Borg will be a wholly-owned Subsidiary of ACI, ACI will be a wholly-owned Subsidiary of UK Holding, and 65% of the stock of UK Holding will be pledged to Collateral Agent by Company pursuant to the Master Pledge Agreement to secure the Obligations of Loan Parties hereunder and under the other Loan Documents. On the Closing Date, neither U.K. Borrower shall be liable with respect to any Indebtedness or Guarantee Obligations other than their respective Obligations and any intercompany Indebtedness permitted pursuant to subsection 7.1(iv).


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

      D. Within thirty days of the Closing Date, Company shall have (i) completed (or caused to have been completed) the contemplated reorganization of the German Subsidiaries of Company and certain other foreign Subsidiaries of Company under the common ownership of a newly-formed German corporation which shall be a direct Subsidiary of Company, (ii) pledged 65% of the stock of such newly-formed Subsidiary to Collateral Agent on behalf of Lenders pursuant to the terms of the Master Pledge Agreement and such other agreements or instruments under German law as Collateral Agent may deem necessary or desirable to perfect the First Priority security interest of Collateral Agent therein, and (iii) taken (or caused to be taken) all such other actions with respect thereto (including the delivery of legal opinions) as Collateral Agent shall reasonably request.

6.8   Transactions with Affiliates.

      Each Borrower shall, and shall cause each of its Subsidiaries to, conduct all transactions with any of its Affiliates (other than Company or any of its Subsidiaries) upon terms that are substantially as favorable to Company or such Subsidiary as it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of Company or such Subsidiary; provided that the foregoing restrictions shall not apply to (a) the payment of customary annual fees to KKR and its Affiliates for management, consulting and financial services rendered to Company and its Subsidiaries, and customary investment banking fees paid to KKR and its Affiliates for services rendered to Company and its Subsidiaries in connection with divestitures, acquisitions, financings and other transactions, (b) reasonable and customary fees paid to members of the Board of Directors of Company and its Subsidiaries, (c) transactions otherwise expressly permitted hereunder between Company or any of its Subsidiaries and any such Affiliate, and (d) transactions between Company or any of its Subsidiaries and any special-purpose entity established in connection with any Accounts Receivable Facility.

6.9   Conduct of Business.

      From and after the Closing Date, each Borrower shall, and shall cause its Subsidiaries (taken as a whole) to, engage primarily in (i) the lines of business carried on by such Borrower and its Subsidiaries on the Closing Date,
(ii) other businesses or activities that are reasonably similar thereto or that constitute a reasonable extension, development or expansion thereof or that are ancillary or reasonably related thereto.

6.10  Fiscal Year.

      Company shall maintain its Fiscal Year-end at December 31 of each year; provided that Company may, upon prior written notice to Administrative Agent, change such Fiscal Year-end to any other date reasonably acceptable to Administrative Agent, in which case Company and Administrative Agent shall, and are hereby authorized by


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Lenders to, make any adjustments to this Agreement that are necessary in order to reflect any corresponding changes in financial reporting.

Section 7.  NEGATIVE COVENANTS

      Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7. Each U.K. Borrower covenants and agrees that, so long as the Tranche A Term Loan Commitments hereunder shall remain in effect and until payment in full of all of the Sterling Loans made to such U.K. Borrower and all Obligations of such U.K. Borrower relating thereto, unless Requisite Lenders shall otherwise give prior written consent, such U.K. Borrower shall perform and shall cause each of its Subsidiaries to perform all covenants applicable to it and its Subsidiaries in this Section 7.

7.1   Indebtedness.

      Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (i) Borrowers may become and remain liable with respect to the Obligations;

            (ii) Company and its Subsidiaries may become and remain liable with respect to Guarantee Obligations permitted under subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Guarantee Obligations so extinguished;

            (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases in an aggregate amount not to exceed at any time $50,000,000;

            (iv) Company may become and remain liable with respect to Indebtedness to any of its Subsidiaries, and any Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other Subsidiary of Company;

            (v) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto;

            (vi) Company may remain liable with respect to (a) any portion of the Existing Subordinated Notes not tendered pursuant to the Debt Tender Offer and (b) the Existing Senior Notes until the repurchase thereof with the proceeds of the Delayed-Draw Term Loans;

            (vii) Company may become and remain liable with respect to Indebtedness evidenced by the New Sub Debt and any Refinancing Sub Debt;

            (viii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness (a) incurred within 270 days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement of such fixed or capital assets or (b) otherwise incurred in respect of Capital Expenditures permitted under subsection 7.8;

            (ix) Company and its Subsidiaries may become and remain liable with respect to Indebtedness under Hedge Agreements;

            (x) Any Person that becomes a Restricted Acquisition Subsidiary (a) may remain liable with respect to (X) Indebtedness of such Person existing at the time of consummation of the Acquisition pursuant to which such Person becomes a Subsidiary of Company or (Y) Indebtedness secured by assets acquired by such Person in an Acquisition at the time of consummation of such Acquisition; provided that such Indebtedness was not incurred in contemplation of the Acquisition referred to in clause (X) or the acquisition of such assets referred to in clause (Y), as the case may be, and (b) may become and remain liable with respect to Indebtedness incurred to finance the Acquisition pursuant to which such Person becomes a Subsidiary of Company;

            (xi) Company and its Subsidiaries (a) may remain liable with respect to (X) in the case of a Subsidiary, Indebtedness of such Subsidiary existing at the time of consummation of an Acquisition pursuant to which such Person becomes a Subsidiary of Company or (Y) Indebtedness secured by assets acquired by such Person in an Acquisition at the time of consummation of such Acquisition; provided that such Indebtedness was not incurred in contemplation of the Acquisition referred to in clause (X) or the acquisition of such assets referred to in clause (Y), as the case may be, and (b) may become and remain liable with respect to Indebtedness incurred to finance an Acquisition consummated by such Person, including an Acquisition pursuant to which such Person becomes a Subsidiary of Company; provided that the aggregate outstanding principal amount of all Indebtedness permitted pursuant to this subsection 7.1(xi) shall at no time exceed $200,000,000;

            (xii) Company and its Subsidiaries may extend the maturity of, and may become and remain liable with respect to Indebtedness incurred to refinance, any

      Indebtedness permitted under clauses (ii), (v), (viii), (x) and (xi) above; provided that (a) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such extension or refinancing and (y) the direct and contingent obligors with respect to such Indebtedness are not changed as a result of such extension or refinancing;

            (xiii) Company and its Subsidiaries may enter into and remain liable with respect to commodity consignment arrangements in the ordinary course of business in an aggregate amount not to exceed at any time $20,000,000; and

            (xiv) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $200,000,000 at any time outstanding.

7.2   Liens and Related Matters.

      Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of such Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, except:

            (i) Permitted Encumbrances;

            (ii) Liens granted pursuant to the Collateral Documents;

            (iii) Liens existing on the Closing Date securing Indebtedness described on Schedule 7.1 annexed hereto in an aggregate principal amount not to exceed $20,000,000;

            (iv) Liens placed on property, plant or equipment used in the ordinary course of business of Company or any of its Subsidiaries to secure Indebtedness incurred to pay all or a portion of the purchase price thereof; provided that (a) the Lien encumbering such property, plant or equipment does not encumber any other asset of Company or any of its Subsidiaries and (b) the Indebtedness secured thereby is permitted under subsection 7.1(viii);

            (v) (a) Liens encumbering assets of a Restricted Acquisition Subsidiary that are granted to secure Indebtedness permitted under subsection 7.1(x) at the time such Indebtedness is assumed by such Restricted Acquisition Subsidiary; provided that such Liens are not granted in contemplation of the Acquisition pursuant to which such Person becomes a Subsidiary of Company, and (b) Liens encumbering the capital stock of a Restricted Acquisition Subsidiary that are granted to secure Indebtedness permitted under subsection 7.1(x)(b);


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

            (vi) (a) Liens encumbering assets of a Subsidiary of Company that are granted to secure Indebtedness permitted under subsection 7.1(xi) at the time such Indebtedness is originally incurred and (b) Liens encumbering the capital stock of a Subsidiary of Company that are granted to secure Indebtedness permitted under subsection 7.1(xi)(b); provided that the aggregate outstanding principal amount of Indebtedness secured by all Liens permitted pursuant to this subsection 7.2(vi) shall at no time exceed $125,000,000, except to the extent that such Subsidiary has granted a Lien on the assets securing any portion of such Indebtedness in excess of $125,000,000 on an equal and ratable basis to Collateral Agent on behalf of Lenders to secure the Obligations;

            (vii) Liens on commodities subject to any arrangement permitted under subsection 7.1(xiii); and

            (viii) Other Liens securing Indebtedness in an aggregate amount not to exceed $25,000,000 at any time outstanding.

7.3   Investments; Joint Ventures.

      Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

            (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

            (ii) Company and its Subsidiaries may make loans and advances to officers, directors and employees of Company or any of its Subsidiaries
      (a) to finance the purchase of capital stock of Company and (b) in an aggregate principal amount not to exceed $5,000,000 at any time outstanding for additional purposes not contemplated by the foregoing clause (a);

            (iii) Company and its Subsidiaries may make and own Investments consisting of any non-cash proceeds received by Company or any of its Subsidiaries in connection with any Asset Sale permitted under subsection 7.7(v);

            (iv) Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto and Company and its Subsidiaries may make and own Investments purchased with the proceeds of the sale of any Investments permitted under this subsection 7.3(iv);

            (v) Company and its Subsidiaries may make and own Investments in special-purpose entities established to purchase accounts receivable from Company or any of its Subsidiaries pursuant to an Accounts Receivable Facility; and


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

            (vi) Company and its Subsidiaries may make and own Investments (collectively, "Unrestricted Investments") in addition to those permitted under clauses (i) through (v) above, including Investments in Restricted Acquisition Subsidiaries and in Unrestricted Subsidiaries, as follows: (a) Unrestricted Investments in an aggregate amount not to exceed at any time
      (1) $50,000,000 for all such Unrestricted Investments in Unrestricted Subsidiaries or (2) $100,000,000 for all such Unrestricted Investments (including all such Unrestricted Investments in Restricted Acquisition Subsidiaries and Unrestricted Subsidiaries) and (b) Unrestricted Investments in addition to the Unrestricted Investments permitted under the preceding clause (a), provided that after giving effect to any such additional Unrestricted Investment pursuant to this clause (b) the Available Amount Usage shall not exceed the Available Amount.

7.4   Guarantee Obligations.

      Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Guarantee Obligation, except:

            (i) Company and its Subsidiaries may become and remain liable with respect to Guarantee Obligations in respect of the Guaranties;

            (ii) Company may become and remain liable with respect to Guarantee Obligations in respect of Letters of Credit;

            (iii) Company and its Subsidiaries may become and remain liable with respect to Guarantee Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

            (iv) Company and its Subsidiaries may become and remain liable with respect to Guarantee Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries;

            (v) Company and its Subsidiaries may become and remain liable with respect to Guarantee Obligations in respect of any Indebtedness of Company or any of its Subsidiaries (other than Restricted Acquisition Subsidiaries) permitted by subsection 7.1; provided that neither Company nor any of its Subsidiaries may become or remain liable with respect to Guarantee Obligations in respect of any Indebtedness permitted under subsection 7.1(xi)(b) unless such Person becomes a Subsidiary of Company pursuant to the Acquisition financed with the proceeds of such Indebtedness or acquires a direct Subsidiary pursuant to such Acquisition;


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

            (vi) Company and its Subsidiaries, as applicable, may remain liable with respect to Guarantee Obligations described in Schedule 7.4 annexed hereto; and

            (vii) Company and its Subsidiaries may become and remain liable with respect to other Guarantee Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Guarantee Obligations shall at no time exceed $25,000,000.

7.5   Restricted Junior Payments.

      Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (i) Company may redeem the Existing Senior Notes as contemplated by subsection 4.1F(iv), (ii) Company may make scheduled payments of principal in respect of any Existing Subordinated Notes not tendered pursuant to the Debt Tender Offer in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Existing Subordinated Note Indenture, and (iii) so long as no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby, Company may:

            (a) repurchase shares of its capital stock (together with options or warrants in respect of any thereof) held by officers, directors and employees of Company so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements;

            (b) repurchase, redeem, defease or otherwise prepay or retire any Existing Subordinated Notes not tendered pursuant to the Debt Tender Offer on terms (set forth in the Existing Subordinated Note Indenture or otherwise) no less favorable in any material respect to Company and Lenders than the terms of the Debt Tender Offer;

            (c) repurchase, redeem, defease or otherwise prepay or retire New Sub Debt; provided that after giving effect thereto the Available Amount Usage shall not exceed the Available Amount;

            (d) purchase, redeem or otherwise acquire shares of common stock of Company or warrants or options to acquire any such shares with proceeds received by Company from substantially concurrent equity contributions or issuances of new shares of its common stock;

            (e) redeem or exchange, in whole or in part, any capital stock of Company for shares of another class of capital stock of Company or rights to acquire shares of such other class of capital stock; provided that such other class of


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

      capital stock contains terms and provisions (taken as a whole, and taking into account the relative amounts of the shares of each class of capital stock involved in such redemption or exchange) that are at least as advantageous to Lenders as those contained in the capital stock redeemed or exchanged therefor; and

            (f) make other Restricted Junior Payments; provided that on the date (the "Declaration Date") of declaration of any dividend in respect of Company's outstanding capital stock pursuant to the terms of this clause
      (f) or the making of any other Restricted Junior Payment pursuant to the terms of this clause (f), (X) the Consolidated Leverage Ratio as of the last day of the Fiscal Quarter most recently ended shall be less than 4.00:1.00 and (Y) the aggregate amount of any such Restricted Junior Payment, when added to the aggregate amount of all Restricted Junior Payments previously declared or (without duplication) paid by Company pursuant to this clause (f) during the period commencing on the Closing Date and ending on the Declaration Date, does not exceed 50% of cumulative Consolidated Net Income of Company and its Subsidiaries for the period commencing on the Closing Date and ending on the last day of the Fiscal Quarter most recently ended.

7.6   Financial Covenants.

      A. Minimum Interest Coverage Ratio. Company shall not permit the ratio of
(i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense for the four-Fiscal Quarter period ending on the last day of any Fiscal Quarter set forth below to be less than the correlative ratio indicated:


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

                                         Minimum Interest
      Year  Fiscal Quarter               Coverage Ratio
      ----  --------------               ----------------

      1998  First                        1.50:1.00
            Second                       1.50:1.00
            Third                        1.50:1.00
            Fourth                       1.50:1.00

      1999  First                        1.50:1.00
            Second                       1.50:1.00
            Third                        1.75:1.00
            Fourth                       1.75:1.00

      2000  First                        1.75:1.00
            Second                       1.75:1.00
            Third                        1.75:1.00
            Fourth                       1.75:1.00

      2001  First                        1.75:1.00
            Second                       1.75:1.00
            Third                        2.00:1.00

      Thereafter                         2.00:1.00

      B. Maximum Leverage Ratio. Company shall not permit the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter set forth below to exceed the correlative ratio indicated:


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

                                         Maximum
      Year  Fiscal Quarter               Leverage Ratio
      ----  --------------               --------------

      1998  First                        6.65:1.00
            Second                       6.50:1.00
            Third                        6.40:1.00
            Fourth                       6.25:1.00

      1999  First                        6.00:1.00
            Second                       6.00:1.00
            Third                        6.00:1.00
            Fourth                       5.75:1.00

      2000  First                        5.50:1.00
            Second                       5.50:1.00
            Third                        5.50:1.00
            Fourth                       5.00:1.00

      2001  First                        4.75:1.00
            Second                       4.75:1.00
            Third                        4.75:1.00
            Fourth                       4.75:1.00

      2002  First                        4.25:1.00
            Second                       4.25:1.00
            Third                        4.25:1.00
            Fourth                       4.00:1.00

      Thereafter                         4.00:1.00

7.7   Restriction on Certain Fundamental Changes; Asset Sales and Acquisitions.

      Each Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or make any Acquisition, except:

            (i) any Subsidiary of Company may be merged with or into Company or any other Subsidiary of Company, and any Subsidiary of Company may be liquidated, wound up or dissolved, or all or any part of its business, property or assets (including capital stock of any Subsidiary of Company) may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of


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

      transactions, to Company or any other Subsidiary of Company; provided that
      (a) in the case of any such merger involving Company, Company shall be the continuing or surviving corporation, and (b) for so long as either U.K. Borrower has any outstanding Obligations, (1) no such merger shall have the effect of causing a U.K. Borrower to have transferred all or substantially all of its assets to Company or another Subsidiary of Company, (2) in the case of a merger involving a U.K. Borrower (but not Company), a U.K. Borrower shall be the continuing or surviving corporation, (3) neither an Unrestricted Subsidiary nor a Restricted Acquisition Subsidiary may merge with either U.K. Borrower, and (4) neither U.K. Borrower may dispose of all or substantially all of its assets, whether in one transaction or a series of transactions; provided, further that, notwithstanding the restrictions set forth in clauses (1) and (4) of the immediately preceding proviso, one U.K. Borrower may merge into the other U.K. Borrower and any Subsidiary of a U.K. Borrower may merge into such U.K. Borrower;

            (ii) Company and its Subsidiaries may make Acquisitions (by merger or otherwise) so long as, prior to the consummation of any such Acquisition, Company shall have delivered to Administrative Agent (a) financial statements for Company and its Subsidiaries for the four Fiscal-Quarter period most recently ended (the "Pro Forma Test Period"), prepared on a pro forma basis as if such Acquisition had been consummated on the first day of the Pro Forma Test Period and giving effect to Company's good faith estimate of any anticipated cost savings or increases as a result of the consummation thereof, and (b) a pro forma Compliance Certificate demonstrating that, on the basis of such pro forma financial statements, Company would have been in compliance with all financial covenants set forth in subsection 7.6 on the last day of the Pro Forma Test Period; provided that, for Acquisitions consummated prior to the last day of the first Fiscal Quarter of 1998, the requirements of subsection
      7.6 in effect for the four Fiscal-Quarter period ending on such date shall be deemed to be in effect for the Pro Forma Test Period;

            (iii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business and sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

            (iv) Company and its Subsidiaries may sell or otherwise dispose of other assets in transactions that do not constitute Asset Sales;

            (v) Company and its Subsidiaries may make Asset Sales of assets having a fair value not in excess of $300,000,000 during the term of this Agreement; provided that (w) the consideration received in each such Asset Sale shall be in an amount at least equal to the fair value of the assets being sold; (x) any non-cash consideration received by Company in respect of any such Asset Sale in the form


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

      of Indebtedness of any Person in an amount in excess of $5,000,000 shall be evidenced by a promissory note which shall be pledged by Company to Collateral Agent pursuant to the Master Pledge Agreement as security for the Obligations; and (y) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a);

            (vi) Company may sell the assets described on Schedule 7.3 annexed hereto on the Closing Date; and

            (vii) Investments permitted under subsection 7.3.

7.8   Consolidated Capital Expenditures.

      Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures in any Fiscal Year (the "Current Fiscal Year") in an aggregate amount in excess of an amount (the "Maximum Capital Expenditures Amount" for the Current Fiscal Year) equal to (x) 5% of Consolidated Gross Sales Revenues for the immediately preceding Fiscal Year plus (y) the Consolidated Gross Sales Revenues Adjustment for the Current Fiscal Year; provided that the Maximum Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Capital Expenditures Amount for the previous Fiscal Year (prior to adjustment in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year.

7.9   Amendments of Documents Relating to Subordinated Indebtedness.

      Borrowers shall not, and shall not permit any of their respective Subsidiaries to, amend or otherwise change any of the terms of any Subordinated Indebtedness in a manner that would be adverse to Lenders in any material respect.

Section 8.  EVENTS OF DEFAULT

      If any of the following conditions or events ("Events of Default") shall occur:

8.1   Failure to Make Payments When Due.

            Failure by Company or either U.K. Borrower to pay any installment of principal of any Loan when due from such Borrower, whether at stated maturity, by acceleration, by mandatory prepayment or otherwise; or failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by any Borrower to pay any interest on any Loan or any fee


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

or any other amount due from such Borrower under this Agreement, in each case within five days after the date due; or

8.2   Default in Other Agreements.

      (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Guarantee Obligations with an aggregate principal amount of $20,000,000 or more beyond the end of any grace or notice period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Guarantee Obligations in the aggregate principal amount referred to in clause (i) above or
(b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Guarantee Obligation(s), if such breach or default continues after any applicable grace or notice period provided therefor and the effect of such breach or default is to cause, or (other than in the case of the Existing Senior Notes) to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

8.3   Breach of Certain Covenants.

      Failure of any Borrower to perform or comply with any term or condition contained in subsection 6.1(vi)(a) or Section 7; or

8.4   Breach of Warranty.

      Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5   Other Defaults Under Loan Documents.

      Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or


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

8.6   Involuntary Bankruptcy; Appointment of Receiver, etc.

      (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or foreign law; or (ii) an involuntary case shall be commenced against Company or any of its Material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, dissolution, liquidation or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7   Voluntary Bankruptcy; Appointment of Receiver, etc.

      (i) Company or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, dissolution, liquidation or similar law (whether federal, state or foreign) now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Material Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Material Subsidiaries shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8   Judgments and Attachments.

      Any money judgments, writs or warrants of attachment or similar processes involving in the aggregate at any time an amount in excess of $20,000,000 (to the extent such amount is not adequately covered by insurance as to which the insurance company has not disputed coverage in writing) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days; or


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

8.9   ERISA.

      An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan; or

8.10  Change of Control.

      A Change of Control shall occur; or

8.11 Material Invalidity of Guaranties; Material Failure of Security; Repudiation of Obligations.

      At any time after the execution and delivery thereof, (i) any material provision of the Company Guaranty, the Subsidiary Guaranty or any guaranty entered into by a Subsidiary of Company pursuant to subsection 6.7B for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, in either case, as to Company, with respect to the Company Guaranty, or as to any material portion of Subsidiary Guarantors and other Subsidiaries guaranteeing the Obligations, with respect to the Subsidiary Guaranty and any guaranty entered into pursuant to subsection 6.7B, (ii) any Collateral Document shall cease to create a valid security interest in the collateral purported to be covered thereby or shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof), in each case to the extent the same affects a material portion of the Collateral and in each case for any reason other than any act or omission of either Agent or any Lender, or (iii) any Loan Party shall deny in writing its obligations under any Loan Document to which it is a party:

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Borrowers, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and


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

payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i) or the obligations of Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(v).

      Any amounts described in clause (b) above, when received by Administrative Agent, shall be paid to Collateral Agent, for the benefit of Lenders, and held by Collateral Agent, for the benefit of Lenders, as collateral security for the Obligations of Company in respect of all outstanding Letters of Credit, and Company hereby (X) grants to Collateral Agent, for the benefit of Lenders, a security interest in all such amounts, together with any interest accrued thereon and any Investments of such amounts, as security for the Obligations,
(Y) agrees to execute and deliver to Collateral Agent all such documents and instruments as may be necessary or, in the opinion of Collateral Agent, desirable in order to more fully evidence, perfect or protect such security interest, and (Z) agrees that, upon the honoring by any Issuing Bank of any drawing under a Letter of Credit issued by it, Collateral Agent is authorized and directed to apply any amounts held as collateral security in accordance with the terms of this paragraph to reimburse such Issuing Lender for the amount of such drawing.

      Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause
(ii) of such paragraph Borrowers shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Borrowers, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Agents or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.


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Section 9.  AGENTS

9.1   Appointment of Administrative Agent.

      BTCo is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Administrative Agent and Lenders and no Borrower shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Neither Syndication Agent nor Documentation Agent nor any Lender named as a Lead Manager or Co-Agent hereunder shall have any liability to any Person under this Agreement except in its capacity as a Lender or, if applicable, an Issuing Lender.

9.2   Powers and Duties; General Immunity.

      A. Powers; Duties Specified. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Neither Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon either Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

      B. No Responsibility for Certain Matters. Neither Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by either Agent to Lenders or by or on behalf of any Borrower to either Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Borrower or any other Person liable for the


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payment of any Obligations, nor shall either Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

      C. Exculpatory Provisions. Neither Administrative Agent nor Collateral Agent nor any of their respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against either Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

      D. Agents Entitled to Act as Lenders. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, either Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, such Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from


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any Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 Representations and Warranties; No Responsibility For Appraisal of Credit-worthiness.

      Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Neither Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and neither Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4   Right to Indemnity.

      Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, Collateral Agent, Documentation Agent and Syndication Agent to the extent that such Person shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Person in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent, Collateral Agent, Documentation Agent or Syndication Agent, respectively, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the indemnified Person. If any indemnity furnished to Administrative Agent, Collateral Agent, Documentation Agent or Syndication Agent for any purpose shall, in the opinion of such Person, be insufficient or become impaired, such Person may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5   Successor Agents and Swing Line Lender.

      A. Successor Administrative Agent. Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Borrowers, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrowers and Administrative Agent and


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signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Borrowers, to appoint a successor Administrative Agent acceptable to Company (which acceptance shall not be unreasonably withheld). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

      B. Successor Collateral Agent. Any resignation or removal of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of BTCo or its successor as Collateral Agent, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes under the Loan Documents. After any resignation or removal of Collateral Agent hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted by it while it was Collateral Agent under the Loan Documents.

      C. Successor Swing Line Lender. Any resignation or removal of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of BTCo or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Company for cancellation, and (iii) if so requested by the successor Administrative Agent and Swing Line Lender in accordance with subsection 2.1E, Company shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of Exhibit VIII annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

9.6   Collateral Documents and Guaranties.

      Each Lender hereby further authorizes Collateral Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under the Guaranties and to enter into the Intercreditor Agreement, and each Lender agrees to be bound by the terms of each Collateral Document, each Guaranty and the Intercreditor Agreement; provided that


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Collateral Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document, the Intercreditor Agreement or the Guaranties or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6); provided further, however, that, without further written consent or authorization from Lenders, Collateral Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or (b) release any Subsidiary from its Guaranty if all of the capital stock of such Subsidiary is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Collateral Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Guaranties, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Collateral Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

Section 10.  MISCELLANEOUS

10.1  Assignments and Participations in Loans and Letters of Credit.

      A. General. Subject to subsection 10.1B, each Lender shall have the right at any time (i) to sell, assign or transfer to any Eligible Assignee, or (ii) to sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the SEC or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been


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accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); provided, further that no sale, assignment or transfer of any Sterling Loan shall be made except to a U.K. Qualifying Bank and any sale, assignment or transfer of any Tranche A Term Loan shall be made pro rata with a sale, assignment or transfer of such Lender's other Tranche A Term Loans; provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation; and provided, further that, anything contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

      B.  Assignments.

            (i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Administrative Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Company and Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld or delayed); provided, that the consent of Company shall not be required for any assignment that occurs at any time when an Event of Default under subsection 8.6 or 8.7 shall have occurred and be continuing and; provided, further that Sterling Loans may only be assigned to a U.K. Qualifying Bank. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters and United Kingdom tax matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to


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      subsections 2.7B(iii)(a) and 2.7B(iv)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.8B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of any Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E, be issued to the assignee and to the assigning Lender, substantially in the form of Exhibit IV-A or Exhibit IV-B, Exhibit V, Exhibit VI or Exhibit VII annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Tranche A Term Loans and/or Tranche B Term Loans and/or Tranche C Term Loans, as the case may be, of the assignee and the assigning Lender.

            (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters and United Kingdom tax matters that such assignee may be required to deliver to Administrative Agent pursuant to subsections 2.7B(iii)(a) and 2.7B(iv)(a), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt


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      notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

      C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation or a reduction of the fee payable in respect of any Letter of Credit allocated to such participation or a reduction of any commitment fee in respect of any Commitment allocated to such participation, and all amounts payable by Borrowers hereunder (including amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Borrowers and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

      D. Assignments to Federal Reserve Banks and Fund Trustees. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank and with the consent of Company and Administrative Agent any Lender which is an investment fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

      E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.18.

      F. Representations of Lenders. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of


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such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2  Expenses.

      Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent on behalf of Lenders pursuant to any Collateral Document, including filing fees, expenses and taxes, stamp or documentary taxes, search fees and reasonable fees, expenses and disbursements of counsel to Collateral Agent; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any environmental consultants retained by Administrative Agent or its counsel) of obtaining and reviewing any environmental audits or reports provided for on or before the Closing Date; (vi) all the actual costs and reasonable expenses of the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Syndication Agent, Documentation Agent and Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by Administrative Agent, Collateral Agent and each Lender in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.


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10.3  Indemnity.

      In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Administrative Agent, Collateral Agent, Syndication Agent, Documentation Agent, each Lead Manager, each Co-Agent and each Lender, and the officers, directors, employees, trustees, partners, agents and affiliates of Administrative Agent, Collateral Agent, Syndication Agent, Documentation Agent, each Lead Manager, each Co-Agent and each Lender (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

      As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

      To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.


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10.4  Set-Off.

      In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Borrower at any time or from time to time, without notice to such Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of such Borrower against and on account of any obligations and liabilities of such Borrower then due and payable to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, irrespective of whether or not that Lender shall have made any demand for payment thereof.

10.5  Ratable Sharing.

      Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6  Amendments and Waivers.

      A. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of each Lender (with Obligations directly affected in the case of the following clause (i)): (i) extend the scheduled final maturity of any Loan or Note, or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date, or reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to subsection 2.2E) or any commitment fees or letter of credit fees payable hereunder, or extend the time for payment of any such interest or fees, or reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit, (ii) amend, modify, terminate or waive any provision of this subsection 10.6, (iii) reduce the percentage specified in the definition of "Requisite Lenders" (it being understood that, with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of "Requisite Lenders" on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Loan Commitments and the Revolving Loans are included on the Closing Date) or (iv) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement; provided, further that no such amendment, modification, termination or waiver shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that no amendment, modification or waiver of any condition precedent, covenant, Potential Event of Default or Event of Default shall constitute an increase in the Commitment of any Lender, and that no increase in the available portion of any Commitment of any Lender shall constitute an increase in such Commitment of such Lender); (2) amend, modify, terminate or waive any provision of subsection 2.1A(v) or any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans without the consent of Swing Line Lender; (3) so long as any Obligations of the applicable U.K. Borrower remain outstanding, consent to the sale of the stock of all or substantially all of the assets of such U.K. Borrower, or release Company from its guaranty of the Obligations of such U.K. Borrower under the Company Guaranty, without the consent of the Tranche A Lenders; (4) amend the definition of "Supermajority Class Lenders" without the consent of the Supermajority Class Lenders of each Class, or release all or substantially all of the Collateral or all or substantially all of the Subsidiary Guarantors from the Subsidiary Guaranty except as expressly provided in the Loan Documents, without the consent of the Supermajority Class Lenders of each Class, (5) amend the definition of "Requisite Class Lenders" without the consent of Requisite Class Lenders of each Class, or alter the required application of any repayments or prepayments as between Classes pursuant to subsection 2.4B(iv) without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof (although Requisite Lenders may waive, in whole or in part, any mandatory prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered); (6) without the consent of Requisite Class Lenders of the respective Class, waive, reduce or postpone any scheduled repayment set forth in subsection 2.4A(i), (ii) or (iii) with respect to the applicable Term Loans of such affected Class; (7) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in subsection 3.1C without the written concurrence of Administrative Agent and of each Issuing Lender which has a Letter of Credit then outstanding or which has not been reimbursed for a drawing under a Letter of Credit issued it; or (8) amend, modify, terminate or waive any provision of
Section 9 as the same applies to Administrative Agent, or any other provision of this Agreement as the same applies to the rights or obligations of Administrative Agent, in each case without the consent of Administrative Agent.

      B. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by any Borrower, such Borrower.

10.7  Notices.

      Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to either Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and each Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

10.8  Survival of Representations, Warranties and Agreements.

      A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

      B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.9  Failure or Indulgence Not Waiver; Remedies Cumulative.

      No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.10 Marshalling; Payments Set Aside.

      Neither Administrative Agent, nor Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to either Agent or Lenders (or to either Agent for the benefit of Lenders), or either Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11 Severability.

      In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12 Obligations Several; Independent Nature of Lenders' Rights.

      The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13 Headings.

      Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.14 Applicable Law.

      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.15 Successors and Assigns.

      This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). No Borrower's rights or obligations hereunder or under the other Loan Documents nor any interest therein may be assigned or delegated by such Borrower without the prior written consent of all Lenders.

10.16 Consent to Jurisdiction and Service of Process.

      ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY

EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

            (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

            (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

            (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.7;

            (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

            (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND

            (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.16 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

10.17 Waiver of Jury Trial.

      EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.18 Confidentiality.

      Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by each Borrower that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof, or the National Association of Insurance Commissioners (the "NAIC") or any other Person with the prior written consent of Company and Administrative Agent in the exercise of their respective sole discretion or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof or the NAIC (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency or the NAIC) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.19 Counterparts; Effectiveness.

      This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

10.20 Judgment Currency.

      A. Currency Conversion Rate. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is given.

      B. Discharge of Judgment. The obligations of each Borrower in respect of any sum due from it to Lenders hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that, on the Business Day following receipt by Administrative Agent of any sum adjudged to be so due in the Other Currency, Administrative Agent may in accordance with normal banking procedures purchase the Original Currency with the Other Currency; if the Original Currency so purchased is less than the sum originally due to Lenders in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Lenders against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to Lenders in the Original Currency, Lenders shall remit such excess to such Borrower.

10.21 European Monetary Union.

      It is hereby acknowledged that during the term of this Agreement the United Kingdom may adopt a single European currency as its lawful currency in place of Sterling as part of the anticipated European Economic and Monetary Union. It is hereby acknowledged and agreed that "Sterling", as defined herein, shall include any such successor currency and that conversion into such successor currency shall be made at the official rate of conversion on the date on which Sterling is so replaced, and that the denomination of the original currency shall be retained hereunder for so long as it is legally permissible. It is hereby further acknowledged and agreed that the provisions of this Agreement relating to Sterling Loans shall remain in full force and effect upon such conversion, and that neither the introduction of a single European currency, the replacement of Sterling thereby, the fixing of the official rate of conversion, nor any economic consequences resulting therefrom shall give rise to any right to terminate, contest, cancel, modify or renegotiate the provisions of this Agreement.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

            COMPANY:
                             AMPHENOL CORPORATION


                             By:    /s/ Edward G. Jepsen
                                   -------------------------------------
                                   Name:  Edward G. Jepsen
                                   Title: Executive Vice President and
                                           Chief Financial Officer

                             Notice Address:

                                   358 Hall Avenue
                                   Wallingford, Connecticut 06492
                                   Attention:  Treasurer
                                   Facsimile:  (203) 265-8628

            U.K. BORROWERS:

                             AMPHENOL HOLDING UK, LIMITED


                             By:    /s/ Martin H. Loeffler
                                   -------------------------------------
                                   Name:  Martin H. Loeffler
                                   Title: Managing Director

                             AMPHENOL COMMERCIAL & INDUSTRIAL UK,
                             LIMITED


                             By:    /s/ Martin H. Loeffler
                                   -------------------------------------
                                   Name:  Martin H. Loeffler
                                   Title: Managing Director

                             Notice Address for the U.K. Borrowers:

                                   c/o Amphenol Corporation
                                   358 Hall Avenue
                                   Wallingford, Connecticut 06492
                                   Attention:  Treasurer
                                   Facsimile:  (203) 265-8628

            AGENTS AND LENDERS:

                             THE CHASE MANHATTAN BANK,
                             individually and as Syndication Agent


                             By:    /s/ Peter Eckstein
                                   -------------------------------------
                                   Name:  Peter Eckstein
                                   Title: Vice President

                             Notice Address:

                                   270 Park Avenue, 10th Floor
                                   New York, New York  10017-2070
                                   Attention:  Stephanie Parker
                                   Telephone:  (212) 270-6532
                                   Facsimile:  (212) 270-1403

                             THE BANK OF NEW YORK,
                             individually and as Documentation Agent


                             By:    /s/ Nancy McEwen
                                   -------------------------------------
                                   Name:  Nancy McEwen
                                   Title: Vice President

                             Notice Address:

                                   One Wall Street
                                   New York, New York  10286
                                   Attention: Zina Gregory
                                   Telephone: 212-635-6720
                                   Facsimile: 212-635-6426

                             BANKERS TRUST COMPANY,
                             individually and as Administrative Agent


                             By:    /s/ Mary Jo Jolly
                                   -------------------------------------
                                   Mary Jo Jolly
                                   Assistant Vice President

                             Notice Address:

                                   130 Liberty Plaza
                                   14th Floor
                                   New York, New York 10006
                                   Attention:  Ariana Boer
                                   Telephone:  (212) 250-7346
                                   Facsimile:  (212) 250-7351

                             with a copy to:

                                   300 South Grand Avenue
                                   41st Floor
                                   Los Angeles, California 90071
                                   Attention:  Michael R. Duckworth
                                   Telephone:  (213) 620-8289
                                   Facsimile:  (213) 620-8484

                             ALLIEDSIGNAL INC.


                             By:    /s/ Frank X. Whitley
                                   -------------------------------------
                                   Name:  Frank X. Whitley
                                   Title: SVP - Shenkman Capital Management,
                                                as Attorney-in-Fact

                             Notice Address:

                                   461 5th Avenue
                                   New York, New York  10017
                                   Attention: Niall Rosenzweig
                                   Telephone: (212) 867-9090
                                   Facsimile: (212) 867-9106

                             ALLSTATE INSURANCE COMPANY


                             By:    /s/ Judith P. Greffin
                                   -------------------------------------
                                   Name:  Judith P. Greffin
                                   Title: Authorized Signatory


                             By:    /s/ Jerry Zinkula
                                   -------------------------------------
                                   Name:  Jerry Zinkula
                                   Title: Authorized Signatory

                             ALLSTATE LIFE INSURANCE COMPANY


                             By:    /s/ Judith P. Greffin
                                   -------------------------------------
                                   Name:  Judith P. Greffin
                                   Title: Authorized Signatory


                             By:    /s/ Jerry Zinkula
                                   -------------------------------------
                                   Name:  Jerry Zinkula
                                   Title: Authorized Signatory

                             Notice Address:

                                   3075 Sanders Road, STE G3A
                                   Northbrook, Illinois  60062-7127
                                   Attention: Daniel Leimbach
                                   Telephone: (847) 402-9155
                                   Facsimile: (847) 402-3092

                             BANQUE FRANCAISE DU COMMERCE
                             EXTERIEUR


                             By:    /s/ Peter Karl Harris
                                   -------------------------------------
                                   Name:  Peter Karl Harris
                                   Title: Vice President


                             By:    /s/ William C. Maier
                                   -------------------------------------
                                   Name:  William C. Maier
                                   Title: VP - Group Manager

                             Notice Address:

                                   645 5th Avenue
                                   New York, New York  10022
                                   Attention: Peter Harris
                                   Telephone: (212) 872-5180
                                   Facsimile: (212) 872-5045

                             BANK OF AMERICA ILLINOIS


                             By:    /s/ Eugene F. Martin
                                   -------------------------------------
                                   Name:  Eugene F. Martin
                                   Title: Vice President

                             Notice Address:

                                   335 Madison Avenue
                                   New York, New York 10017
                                   Attention: Eugene Martin
                                   Telephone: (212) 503-7512
                                   Facsimile: (212) 503-7502

                             BANKBOSTON, N.A.


                             By:    /s/ C. Andrew Piculell
                                   -------------------------------------
                                   Name: C. Andrew Piculell
                                   Title:  Vice President

                             Notice Address:

                                   100 Federal Street
                                   Mail Stop 01-08-05
                                   Boston, Massachusetts  02110
                                   Attention: C. Andrew Piculell
                                   Telephone: (617) 434-4060
                                   Facsimile: (617) 434-4929

                             THE BANK OF NOVA SCOTIA


                             By:    /s/ John Hopmans
                                   -------------------------------------
                                   Name: John Hopmans
                                   Title:  Senior Relationship Manager

                             Notice Address:

                                   One Liberty Plaza
                                   New York, New York  10006
                                   Attention: John Hopmans
                                   Telephone: (212) 225-5009
                                   Facsimile: (212) 225-5090

                             THE BANK OF TOKYO - MITSUBISHI, LTD.


                             By:    /s/ Nick Campbell
                                   -------------------------------------
                                   Name:  Nick Campbell
                                   Title: Attorney-in-Fact

                             Notice Address:

                                   12th Floor
                                   1251 Avenue of the Americas
                                   New York, New York  10020
                                   Attention: Nick Campbell
                                   Telephone: (212) 782-4268
                                   Facsimile: (212) 782-4981

                             BANQUE PARIBAS


                             By:    /s/ John J. McCormick, III
                                   -------------------------------------
                                   Name:  John J. McCormick
                                   Title: Vice President

                             By:    /s/ Mary T. Finnegan
                                   -------------------------------------
                                   Name:  Mary T. Finnegan
                                   Title: Group Vice President

                             Notice Address:

                                   787 Seventh Avenue
                                   New York, New York  10019
                                   Attention: John J. McCormick, III
                                   Telephone: (212) 841-2382
                                   Facsimile: (212) 841-2333

                             CANADIAN IMPERIAL BANK OF COMMERCE


                             By:    /s/ Tim Doyle
                                   -------------------------------------
                                   Name:  Tim Doyle
                                   Title: Authorized Signatory

                             Notice Address:

                                   425 Lexington Avenue, 8th Floor
                                   New York, New York  10017
                                   Attention: Tim Doyle
                                   Telephone: (212) 856-3650
                                   Facsimile: (212) 856-3991

                             CITICORP USA, INC.


                             By:    /s/ Jeroen Fikke
                                   -------------------------------------
                                   Name:  Jeroen Fikke
                                   Title: Attorney-in-Fact

                             CITIBANK, N.A., LONDON


                             By:    /s/ Jeroen Fikke
                                   -------------------------------------
                                   Name:  Jeroen Fikke
                                   Title: Attorney-in-Fact

                             Notice Address:

                                   399 Park Avenue, 6th Floor/Zone 4
                                   New York, New York 10043
                                   Attention: George Dewey
                                   Telephone: (212) 559-3043
                                   Facsimile: (212) 758-6278

                             CORESTATES BANK, N.A.


                             By:    /s/ Mark S. Supple
                                   -------------------------------------
                                   Name:  Mark S. Supple
                                   Title: Vice President

                             Notice Address:

                                   1339 Chestnut Street, FC# 1-8-4-16
                                   Philadelphia, Pennsylvania  19107-3579
                                   Attention: Mark S. Supple
                                   Telephone: (215) 973-2562
                                   Facsimile: (215) 973-6680

                             CREDIT LYONNAIS NEW YORK BRANCH


                             By:    /s/ Attila Koc
                                   -------------------------------------
                                   Name:  Attila Koc
                                   Title: Vice President

                             Notice Address:

                                   1301 Avenue of the Americas
                                   New York, New York  10019
                                   Attention: Michael Regan
                                   Telephone: (212) 261-7286
                                   Facsimile: (212) 459-3176

                                        CREDIT SUISSE FIRST BOSTON


                                        By: /s/ Edward E. Barr
                                           -------------------------------------
                                           Name:   Edward E. Barr
                                           Title:  Associate


                                        By: /s/ Joel Glodowski
                                           -------------------------------------
                                           Name:   Joel Glodowski
                                           Title:  Managing Director

                                        Notice Address:

                                           11 Madison Avenue
                                           New York, New York  10010
                                           Attention: Ed Barr
                                           Telephone: (212) 325-9151
                                           Facsimile: (212) 325-8309

                                        THE DAI-ICHI KANGYO BANK, LTD.


                                        By: /s/ Stephanie Rogers
                                           -------------------------------------
                                           Name:  Stephanie Rogers
                                           Title: Vice President


                                        Notice Address:

                                           Suite 4911
                                           One World Trade Center
                                           New York, New York  10048
                                           Attention: Stephanie Rogers
                                           Telephone: (212) 432-6648
                                           Facsimile: (212) 432-8955

                                        PRIME INCOME TRUST


                                        By: /s/ Rafael Scolari
                                           -------------------------------------
                                           Name:  Rafael Scolari
                                           Title: Vice President

                                        Notice Address:

                                           c/o Dean Witter Intercapital
                                           2 World Trade Center, 72nd Floor
                                           New York, New York  10048
                                           Attention: Louis Pistecchia
                                           Telephone: (212) 392-5845
                                           Facsimile: (212) 392-5345

                                        DLJ CAPITAL FUNDING, INC.


                                        By: /s/ Stephen P. Hickey
                                           -------------------------------------
                                           Name:  Stephen P. Hickey
                                           Title: Managing Director

                                        Notice Address:

                                           277 Park Avenue, 9th Floor
                                           New York, New York 10172
                                           Attention: Kevin King
                                           Telephone: (212) 892-2403
                                           Facsimile: (212) 892-5286

                                           Fox Plaza, 30th Floor
                                           2121 Avenue of the Stars,
                                           Los Angeles, California 90067
                                           Attention: Eric Swanson
                                           Telephone: (310) 282-7447
                                           Facsimile: (310) 282-6178

                                        DRESDNER BANK AG, NEW YORK AND GRAND
                                        CAYMAN BRANCHES


                                        By: /s/ William E. Lambert
                                           -------------------------------------
                                           Name:  William E. Lambert
                                           Title: Assistant Vice President


                                        By: /s/ Robert Grella
                                           -------------------------------------
                                           Name:  Robert Grella
                                           Title: Vice President

                                        Notice Address:

                                           75 Wall Street
                                           New York, New York  10005
                                           Attention: Robert Grella
                                           Telephone: (212) 429-2252
                                           Facsimile: (212) 429-2129

                             FIRST UNION BANK OF NORTH CAROLINA


                                        By: /s/ Jorge Gonzales
                                           -------------------------------------
                                           Name:  Jorge Gonzales
                                           Title: Senior Vice President

                                        Notice Address:

                                           301 South College Street, DC-5
                                           Charlotte, North Carolina  28288
                                           Attention: Jorge Gonzalez
                                           Telephone: (704) 383-8461
                                           Facsimile: (704) 374-3300

                                       FIRSTRUST BANK


                                       By: /s/ Ed D'Ancona
                                          -------------------------------------
                                          Name:   Ed D'Ancona
                                          Title:  Vice President

                                       Notice Address:

                                          1931 Cottman Avenue
                                          Philadelphia, Pennsylvania  19111-3897
                                          Attention: Kent Nelson
                                          Telephone: (215) 728-8285
                                          Facsimile: (215) 728-8767

                                        FLEET NATIONAL BANK


                                        By: /s/ Eric Vander Mel
                                           -------------------------------------
                                           Name:   Eric Vander Mel
                                           Title:  Vice President

                                        Notice Address:

                                           One Federal Street, MAOFDO3C
                                           Boston, Massachusetts  02211
                                           Attention: Eric Vander Mel
                                           Telephone: (617) 346-4853
                                           Facsimile: (617) 346-4806

                                        THE FUJI BANK, LIMITED


                                        By: /s/ Teiji Teramoto
                                           -------------------------------------
                                           Name:   Teiji Teramoto
                                           Title:  Vice President & Manager

                                        Notice Address:

                                           Two World Trade Center, 79th Floor
                                           New York, New York  10048
                                           Attention: Teiji Teramoto
                                           Telephone: (212) 898-2061
                                           Facsimile: (212) 912-0516

                                        GOLDMAN SACHS CREDIT PARTNERS L.P.


                                        By: /s/ Robert O'Shea
                                           -------------------------------------
                                           Authorized Signatory

                                        Notice Address:

                                           85 Broad Street
                                           New York, New York  10004
                                           Attention: Tracy McCaffrey
                                           Telephone: (212) 902-1040
                                           Facsimile: (212) 357-4597

                                        THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                        By: /s/ Takuya Honjo
                                           -------------------------------------
                                           Name:   Takuya Honjo
                                           Title:  Senior Vice President

                                        Notice Address:

                                           1251 Avenue of the Americas
                                           New York, New York  10020-1104
                                           Attention:  Ken Takehisa
                                           Telephone:  (212) 282-3321
                                           Facsimile:  (212) 282-4490

                                        THE ING CAPITAL SENIOR SECURED HIGH
                                        INCOME FUND, L.P.

                                        By:   ING CAPITAL ADVISORS, INC., as
                                              Investment Advisor


                                        By: /s/ Kathleen A. Lenarcic
                                           -------------------------------------
                                           Name:  Kathleen A. Lenarcic
                                           Title: Vice President and Portfolio
                                                   Manager

                                        Notice Address:

                                           333 South Grand Avenue, Suite 4250
                                           Los Angeles, California  90071
                                           Attention: Kathleen Lenarcic
                                           Telephone: (213) 346-3971
                                           Facsimile: (213) 346-3995

                                     KZH HOLDING CORPORATION


                                     By: /s/ Robert Goodwin
                                        -------------------------------------
                                        Name:  Robert Goodwin
                                        Title: Authorized Agent

                                     Notice Address:

                                        c/o The Chase Manhattan Bank
                                        450 West 33rd Street, 15th Floor
                                        New York, New York 10001
                                        Attention:  Robert Goodwin/Joseph Nerich
                                        Telephone:  (212) 946-7776

                                     KZH HOLDING CORPORATION II


                                     By: /s/ Robert Goodwin
                                        -------------------------------------
                                        Name:  Robert Goodwin
                                        Title: Authorized Agent

                                     Notice Address:

                                        c/o The Chase Manhattan Bank
                                        450 West 33rd Street, 15th Floor
                                        New York, New York 10001
                                        Attention:  Robert Goodwin/Joseph Nerich
                                        Telephone:  (212) 946-7776

                                        LEHMAN COMMERCIAL PAPER INC.


                                        By: /s/ Dennis J. Dee
                                           -------------------------------------
                                           Name:  Dennis J. Dee
                                           Title: Authorized Signatory

                                        Notice Address:

                                           3 World Financial Center, 10th Floor
                                           New York, New York  10285
                                           Attention:  Michele Swanson
                                           Telephone:  (212) 526-0330
                                           Facsimile:  (212) 528-0819

                                        LLOYDS BANK PLC


                                        By: /s/ Michael J. Gilligan
                                           -------------------------------------
                                           Name:   Michael J. Gilligan
                                           Title:  Vice President


                                        By: /s/ Steve Attree
                                           -------------------------------------
                                           Name:   Steve Attree
                                           Title:  Assistant Vice President

                                        Notice Address:

                                           199 Water Street
                                           New York, New York  10038
                                           Attention:  Michael Gilligan
                                           Telephone:  (212) 607-4954
                                           Facsimile:  (212) 607-4999/5410

                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                        LIMITED


                                        By: /s/ Shuichi Tajima
                                           -------------------------------------
                                           Name:  Shuichi Tajima
                                           Title: Deputy General Manager

                                        Notice Address:

                                           165 Broadway, 49th Floor
                                           New York, New York  10006
                                           Attention:  Jay Shankar
                                           Telephone:  (212) 335-4525
                                           Facsimile:  (212) 608-2371

                                        MARINE MIDLAND BANK


                                        By: /s/ John Lyons
                                           -------------------------------------
                                           Name:  John Lyons
                                           Title: Senior Vice President

                                        Notice Address:

                                           140 Broadway, 5th Floor
                                           New York, New York  10005
                                           Attention: Gina Sidorsky
                                           Telephone: (212) 658-2750
                                           Facsimile: (212) 658-2586

                                        MASSACHUSETTS MUTUAL LIFE INSURANCE
                                        COMPANY


                                        By: /s/ Mary Ann McCarthy
                                           -------------------------------------
                                           Name:  Mary Ann McCarthy
                                           Title: Managing Director

                                        Notice Address:

                                           1295 State Street
                                           Springfield, Massachusetts  01111
                                           Attention: John Wheeler
                                           Telephone: (413) 744-6228
                                           Facsimile: (413) 744-6127

                                        SENIOR HIGH INCOME PORTFOLIO, INC.


                                        By: /s/ Gilles Marchand
                                           -------------------------------------
                                           Name:  Gilles Marchand, CFA
                                           Title: Authorized Signatory

                                        Notice Address:

                                           c/o Merrill Lynch Asset Management
                                           800 Scudders Mill Road
                                           Plainsboro, New Jersey  08536
                                           Attention: Gil Marchand, CFA
                                           Telephone: (609) 282-3102
                                           Facsimile: (609) 282-2550

                                      METROPOLITAN LIFE INSURANCE COMPANY


                                      By: /s/ James Dingler
                                         -------------------------------------
                                         Name:   James Dingler
                                         Title:  Assistant Vice President

                                      Notice Address:

                                         334 Madison Avenue
                                         Convent Station, New Jersey  07961-0633
                                         Attention: James Dingler
                                         Telephone: (201) 254-3206
                                         Facsimile: (201) 254-3050

                                        THE MITSUBISHI TRUST AND BANKING
                                        CORPORATION


                                        By: /s/ Patricia Loret de Mola
                                           -------------------------------------
                                           Name:  Patricia Loret de Mola
                                           Title: Senior Vice President

                                        Notice Address:

                                           520 Madison Avenue, 26th Floor
                                           New York, New York  10022
                                           Attention: Beatrice Kossodo
                                           Telephone: (212) 891-8363
                                           Facsimile: (212) 644-6825

                                        NATIONAL WESTMINSTER BANK PLC


                                        By: /s/ W. Wakefield Smith
                                           -------------------------------------
                                           Name:  W. Wakefield Smith
                                           Title: Vice President

                                        Notice Address:

                                           175 Water Street
                                           New York, New York  10038
                                           Attention: W. Wakefield Smith
                                           Telephone: (212) 602-8969
                                           Facsimile: (212) 602-4319

                                        NATIONSBANK, N.A.


                                        By: /s/ Kerry Shute
                                           -------------------------------------
                                           Name:  Kerry Shute
                                           Title: Vice President

                                        Notice Address:

                                           100 North Tryon Street
                                           NC 1-007-07-01
                                           Charlotte, North Carolina 28255
                                           Attention: Caryn Chittenden
                                           Telephone: (704) 388-5559
                                           Facsimile: (704) 388-0922

                                        NEW YORK LIFE INSURANCE COMPANY


                                        By: /s/ Andrew H. Steuerman
                                           -------------------------------------
                                           Name:  Andrew H. Steuerman
                                           Title: Investment Manager

                                        Notice Address:

                                           Room 206
                                           51 Madison Avenue
                                           New York, New York  10010
                                           Attention:  Andrew Steuerman
                                           Telephone: (212) 576-576-5649
                                           Facsimile: (212) 447-4122

                                        THE NORTHWESTERN MUTUAL LIFE
                                        INSURANCE COMPANY


                                        By: /s/ Jerome R. Baier
                                           -------------------------------------
                                           Name:  Jerome R. Baier
                                           Title: Vice President

                                        Notice Address:

                                           720 E. Wisconsin Avenue
                                           Milwaukee, Wisconsin  53202
                                           Attention: Richard A. Strait
                                           Telephone: (414) 299-7350
                                           Facsimile: (414) 299-7124

                                        OCTAGON CREDIT INVESTORS LOAN
                                        PORTFOLIO (A UNIT OF THE CHASE
                                        MANHATTAN BANK)


                                        By: /s/ Joyce DeLucca
                                           -------------------------------------
                                           Name:   Joyce DeLucca
                                           Title:  Managing Director

                                        Notice Address:

                                           380 Madison Avenue, 12th Floor
                                           New York, New York  10017
                                           Attention: Joyce C. DeLucca
                                           Telephone: (212) 622-3104
                                           Facsimile: (212) 622-3797

                                        PARIBAS CAPITAL FUNDING LLC


                                        By: /s/ Eric Green
                                           -------------------------------------
                                           Name:   Eric Green
                                           Title:  Director

                                        Notice Address:

                                           787 Seventh Avenue, 32nd Floor
                                           New York, New York  10019
                                           Attention:  Michael Weinberg
                                           Telephone:  (212) 841-2544
                                           Facsimile:  (212) 841-2144

                                      PPM AMERICA, INC., as Attorney in Fact, on behalf of JACKSON NATIONAL LIFE
                                      INSURANCE COMPANY


                                      By: /s/ Michael DiRe
                                         -------------------------------------
                                         Name:  Michael DiRe
                                         Title: Managing Director

                                      Notice Address:

                                         c/o PPM America, Inc.
                                         Suite 1200
                                         225 West Wacker Drive
                                         Chicago, Illinois  60606-1228
                                         Attention: Michael DiRe
                                         Telephone: (312) 634-2509
                                         Facsimile: (312) 634-0054

                             ROYAL BANK OF CANADA


                             By: /s/ Sheryl L. Greenberg
                                ------------------------------------------------
                                Name:  Sheryl L. Greenberg
                                Title: Senior Manager

                             Notice Address:

                             A. For all matters except those covered by B:

                                Royal Bank of Canada
                                Grand Cayman (North America No.1) Branch
                                c/o New York Branch
                                Financial Square, 23rd Floor
                                32 Old Slip
                                New York, New York 10005-3531
                                Attention:  Manager, Credit Administration
                                Telephone:  (212) 428-6204
                                Facsimile:  (212) 428-2372

                                with a copy to:

                                Financial Square, 24th Floor
                                32 Old Slip
                                New York, New York 10005-3531
                                Attention:  Sheryl L. Greenberg, Senior
                                            Manager
                                Telephone:  (212) 428-6476
                                Facsimile:  (212) 428-6489

                             B. For matters related to Sterling Loans to U.K.
                                Borrowers:

                                Royal Bank of Canada, London Branch
                                71 Queen Victoria Street
                                London EC4V 4DE, England
                                Attention:  Sarah Hood
                                Telephone:  (44-171) 653-4066
                                Facsimile:  (44-171) 332-0036

                                with a copy to:

                                Financial Square, 24th Floor
                                32 Old Slip
                                New York, New York  10005-3531
                                Attention:  Sheryl L. Greenberg
                                            Senior Manager
                                Telephone:  (212) 428-6476
                                Facsimile:  (212) 428-6459

                                        THE SAKURA BANK, LTD.


                                        By: /s/ Yoshikazu Nagura
                                           -------------------------------------
                                           Name:  Yoshikazu Nagura
                                           Title: Vice President

                                        Notice Address:

                                           277 Park Avenue, 45th floor
                                           New York, New York  10172
                                           Attention: Atsushi Horikawa
                                           Telephone: (212) 756-6769
                                           Facsimile: (212) 888-7651

                                        THE SANWA BANK, LIMITED


                                        By: /s/ Christian Kambour
                                           -------------------------------------
                                           Name:   Christian Kambour
                                           Title:  Vice President

                                        Notice Address:

                                           55 East 52nd Street
                                           New York, New York  10055
                                           Attention: Christian Kambour
                                           Telephone: (212) 339-6232
                                           Facsimile: (212) 754-1304

                                        SOCIETE GENERALE


                                        By: /s/ John M. Stack
                                           -------------------------------------
                                           Name:   John M. Stack
                                           Title:  Vice President

                                        Notice Address:

                                           1221 Avenue of the Americas
                                           New York, New York  10020
                                           Attention: John Stack
                                           Telephone: (212) 278-6402
                                           Facsimile: (212) 278-6178

                                        SOUTHERN PACIFIC THRIFT & LOAN
                                        ASSOCIATION


                                        By: /s/ Chris Kelleher
                                           -------------------------------------
                                           Name:   Chris Kelleher
                                           Title:  Vice President

                                        Notice Address:

                                           12300 Wilshire Boulevard
                                           Los Angeles, Califonia  90025
                                           Attention: Chris Kelleher
                                           Telephone: (310) 442-3351
                                           Facsimile: (310) 207-4067

                                        THE SUMITOMO BANK, LIMITED, NEW YORK
                                        BRANCH


                                        By: /s/ John C. Kissinger
                                           -------------------------------------
                                           Name:  John C. Kissinger
                                           Title: Joint General Manager

                                        Notice Address:

                                           277 Park Avenue
                                           New York, New York  10172
                                           Attention: Gregory Aptman
                                           Telephone: (212) 224-4131
                                           Facsimile: (212) 224-5188

                                     TCW ASSET MANAGEMENT COMPANY, as
                                     attorney-in-fact for INTEGON LIFE INSURANCE
                                     COMPANY


                                     By: /s/ Justin Driscoll
                                        -------------------------------------
                                        Name:  Justin Driscoll
                                        Title: SVP

                                     Notice Address:

                                        200 Park Avenue, Suite 2200
                                        New York, New York 10166-0228
                                        Attention:  Justin Driscoll
                                        Telephone:  (212) 297-4000
                                        Facsimile:  (212) 297-4159

                                      TCW ASSET MANAGEMENT COMPANY, as
                                      attorney-in-fact for UNITED COMPANIES LIFE
                                      INSURANCE COMPANY


                                       By: /s/ Justin Driscoll
                                          -------------------------------------
                                          Name:  Justin Driscoll
                                          Title: SVP

                                      Notice Address:

                                         200 Park Avenue, Suite 2200
                                         New York, New York 10166-0228
                                         Attention: Justin Driscoll
                                         Telephone:  (212) 297-4000
                                         Facsimile:  (212) 297-4159

                                        CRESCENT/MACH I PARTNERS, L.P.

                                        By:   TCW ASSET MANAGEMENT COMPANY,
                                              Its Investment Manager



                                              By: /s/ Justin Driscoll
                                                 ------------------------------
                                                 Name:  Justin Driscoll
                                                 Title: SVP

                                        Notice Address:

                                              200 Park Avenue, Suite 2200
                                              New York, New York 10166-0228
                                              Attention:  Justin Driscoll
                                              Telephone:  (212) 297-4000
                                              Facsimile:  (212) 297-4159

                                        THE TRAVELERS INSURANCE COMPANY


                                        By: /s/ John W. Petchler
                                           -------------------------------------
                                           Name:  John W. Petchler
                                           Title: Second Vice President

                                        Notice Address:

                                           1 Tower Square, 9-PB
                                           Hartford, Connecticut  06183-2030
                                           Attention:  John Petchler
                                           Telephone:  (860) 277-5346
                                           Facsimile:  (860) 954-5243

                                        VAN KAMPEN AMERICAN CAPITAL PRIME
                                        RATE INCOME TRUST


                                        By: /s/ Jeffrey W. Maillet
                                           -------------------------------------
                                           Name:  Jeffrey W. Maillet
                                           Title: Senior Vice President-
                                                   Portfolio Manager

                                        Notice Address:

                                           One Parkview Plaza
                                           Oakbrook Terrace, IL  60181
                                           Attention: Jeffrey Maillet
                                           Telephone: (630) 684-6438
                                           Facsimile: (630) 684-6740/6741

                                        CAISSE NATIONALE DE CREDIT AGRICOLE


                                        By: /s/ R. Craig Welch
                                           -------------------------------------
                                           Name:  R. Craig Welch
                                           Title: First Vice President

                                        Notice Address:

                                           520 Madison Avenue
                                           8th Floor
                                           New York, New York 10022
                                           Attention:  John McCloskey
                                           Telephone:    (212) 418-2217

                             MEDICAL LIABILITY MUTUAL INSURANCE
                             COMPANY


                             By: /s/ K. Wayne Kahle
                                ------------------------------------------------
                                K. Wayne Kahle
                                Vice President

                             Notice Address:

                                Chancellor Senior Secured Management, Inc.
                                1166 Avenue of the Americas
                                27th Floor
                                New York, New York 10036
                                Attention:   Stephen M. Alfieri
                                Telephone:   (212) 278-9563
                                Facsimile:   (212) 278-9619

                                        GOLDMAN SACHS INTERNATIONAL BANK


                                        By: /s/ Robert O'Shea
                                           -------------------------------------
                                           Authorized Signatory

                                        Notice Address:

                                           Peterborough Court
                                           133 Fleet Street
                                           London EC4A 2BB, England
                                           Attention:
                                           Telephone:
                                           Facsimile:

                                      FLOATING RATE PORTFOLIO

                                      By:   CHANCELLOR LGT SENIOR SECURED
                                            MANAGEMENT INC., as Attorney-in-Fact


                                            By: /s/ Gregory L. Smith
                                               ---------------------------------
                                               Name:  Gregory L. Smith
                                               Title: Vice President

                                      Notice Address:

                                            GT Global Floating Rate Fund, Inc.
                                            c/o Chancellor LGT Senior Secured
                                            Management, Inc.
                                            1166 Avenue of the Americas
                                            New York, New York 10036
                                            Attention:   Susan McKofke
                                            Facsimile:   (212) 278-9847

                                        DEEPROCK & COMPANY

                                        By:   EATON VANCE MANAGEMENT, as
                                              Investment Advisor


                                              By: /s/ Payson F. Swaffield
                                                 -------------------------------
                                                 Name:  Payson F. Swaffield
                                                 Title: Vice President

                                        Notice Address:

                                              Eaton Vance Management
                                              6th Floor
                                              24 Federal Street
                                              Boston, MA 02110
                                              Attention:  Juliana Riley
                                              Facsimile:  (617) 695-9594

                                                                       EXECUTION

================================================================================

                                CREDIT AGREEMENT

                            DATED AS OF MAY 19, 1997

                                      AMONG

                              AMPHENOL CORPORATION,
                                  as Borrower,

                          AMPHENOL HOLDING UK, LIMITED

                                       and

                  AMPHENOL COMMERCIAL & INDUSTRIAL UK, LIMITED
                               as U.K. Borrowers,

                           THE LENDERS LISTED HEREIN,
                                   as Lenders,

                            THE CHASE MANHATTAN BANK,
                              as Syndication Agent,

                              THE BANK OF NEW YORK,
                             as Documentation Agent,

                                       and

                             BANKERS TRUST COMPANY,
                  as Administrative Agent and Collateral Agent.

================================================================================

                              AMPHENOL CORPORATION

                                CREDIT AGREEMENT

                                TABLE OF CONTENTS

                                                                        Page
                                 SECTION 1.
                                 DEFINITIONS.............................  2
1.1   Certain Defined Terms..............................................  2
1.2   Accounting Terms; Utilization of GAAP for Purposes of Calculations
      Under Agreement.................................................... 43
1.3   Other Definitional Provisions and Rules of Construction............ 43

                                 SECTION 2.
                 AMOUNTS AND TERMS OF COMMITMENTS AND LOANS.............. 44
2.1   Commitments; Making of Loans; the Register; Notes.................. 44
2.2   Interest on the Loans.............................................. 52
2.3   Fees............................................................... 57
2.4   Repayments, Prepayments and Reductions in Revolving Loan
      Commitments; General Provisions Regarding Payments; Application
      of Proceeds of Collateral and Payments Under the Guaranties........ 58
2.5   Use of Proceeds.................................................... 67
2.6   Special Provisions Governing LIBOR Loans........................... 67
2.7   Increased Costs; Capital Adequacy.................................. 70
2.8   Notice of Certain Costs; Obligation of Lenders and Issuing
      Lenders to Mitigate................................................ 75
2.9   Defaulting Lenders................................................. 76
2.10  Removal or Replacement of a Lender................................. 78

                                 SECTION 3.
                              LETTERS OF CREDIT.......................... 79
3.1   Issuance of Letters of Credit and Lenders' Purchase of
      Participations Therein............................................. 79
3.2   Letter of Credit Fees.............................................. 83
3.3   Drawings and Reimbursement of Amounts Paid Under Letters of Credit. 84
3.4   Obligations Absolute............................................... 87
3.5   Indemnification; Nature of Issuing Lenders' Duties................. 88
3.6   Increased Costs and Taxes Relating to Letters of Credit............ 89


                                       (i)

                                                                        Page
                                                                        ----

                                 SECTION 4.
                  CONDITIONS TO LOANS AND LETTERS OF CREDIT.............. 90
4.1   Conditions to Initial Loans........................................ 90
4.2   Conditions to All Loans............................................ 95
4.3   Conditions to Letters of Credit.................................... 96

                                 SECTION 5.
                  COMPANY'S REPRESENTATIONS AND WARRANTIES............... 96
5.1   Organization, Powers, Qualification, Good Standing, Business
      and Subsidiaries................................................... 97
5.2   Authorization of Borrowing, etc.................................... 97
5.3   Financial Condition................................................ 98
5.4   No Material Adverse Effect......................................... 98
5.5   Title to Properties; Liens......................................... 98
5.6   Litigation; Adverse Facts.......................................... 99
5.7   Payment of Taxes................................................... 99
5.8   Governmental Regulation............................................ 99
5.9   Employee Benefit Plans.............................................100
5.10  Environmental Protection...........................................100
5.11  Disclosure.........................................................101

                                 SECTION 6.
                            AFFIRMATIVE COVENANTS........................101
6.1   Financial Statements and Other Reports.............................102
6.2   Corporate Existence, etc...........................................106
6.3   Payment of Taxes and Claims; Tax Consolidation.....................106
6.4   Maintenance of Properties; Insurance...............................106
6.5   Inspection Rights..................................................107
6.6   Compliance with Laws, etc..........................................107
6.7 Execution of Subsidiary Guaranty by Future Domestic Subsidiaries; Pledge of Stock of Future Direct Subsidiaries; Ratable Credit
      Support; Certain Closing Date Transactions; Certain Post-Closing
      Actions............................................................107
6.8   Transactions with Affiliates.......................................109
6.9   Conduct of Business................................................109
6.10  Fiscal Year........................................................109


                                      (ii)
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                                                                        Page
                                                                        ----

                                 SECTION 7.
                             NEGATIVE COVENANTS..........................110
7.1   Indebtedness.......................................................110
7.2   Liens and Related Matters..........................................112
7.3   Investments; Joint Ventures........................................113
7.4   Guarantee Obligations..............................................114
7.5   Restricted Junior Payments.........................................115
7.6   Financial Covenants................................................116
7.7   Restriction on Certain Fundamental Changes; Asset Sales
      and Acquisitions...................................................118
7.8   Consolidated Capital Expenditures..................................120
7.9   Amendments of Documents Relating to Subordinated Indebtedness......120

                                 SECTION 8.
                              EVENTS OF DEFAULT..........................120
8.1   Failure to Make Payments When Due..................................120
8.2   Default in Other Agreements........................................121
8.3   Breach of Certain Covenants........................................121
8.4   Breach of Warranty.................................................121
8.5   Other Defaults Under Loan Documents................................121
8.6   Involuntary Bankruptcy; Appointment of Receiver, etc...............122
8.7   Voluntary Bankruptcy; Appointment of Receiver, etc.................122
8.8   Judgments and Attachments..........................................122
8.9   ERISA..............................................................123
8.10  Change of Control..................................................123
8.11  Material Invalidity of Guaranties; Material Failure of Security;
      Repudiation of Obligations.........................................123

                                 SECTION 9.
                                   AGENTS................................125
9.1   Appointment........................................................125
9.2   Powers and Duties; General Immunity................................125
9.3   Representations and Warranties; No Responsibility For
      Appraisal of Creditworthiness......................................127
9.4   Right to Indemnity.................................................127
9.5   Successor Agents and Swing Line Lender.............................127
9.6   Collateral Documents and Guaranties................................128


                                      (iii)
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                                                                        Page
                                                                        ----

                                 SECTION 10.
                                MISCELLANEOUS............................129
10.1  Assignments and Participations in Loans and Letters of Credit......129
10.2  Expenses...........................................................133
10.3  Indemnity..........................................................134
10.4  Set-Off............................................................135
10.5  Ratable Sharing....................................................135
10.6  Amendments and Waivers.............................................136
10.7  Notices............................................................137
10.8  Survival of Representations, Warranties and Agreements.............137
10.9  Failure or Indulgence Not Waiver; Remedies Cumulative..............138
10.10 Marshalling; Payments Set Aside....................................138
10.11 Severability.......................................................138
10.12 Obligations Several; Independent Nature of Lenders' Rights.........139
10.13 Headings...........................................................139
10.14 Applicable Law.....................................................139
10.15 Successors and Assigns.............................................139
10.16 Consent to Jurisdiction and Service of Process.....................139
10.17 Waiver of Jury Trial...............................................140
10.18 Confidentiality....................................................141
10.19 Counterparts; Effectiveness........................................141
10.20 Judgment Currency..................................................142
10.21 European Monetary Union............................................142

Signature pages..........................................................S-1


                                      (iv)

                                    EXHIBITS

I           FORM OF NOTICE OF BORROWING
II          FORM OF NOTICE OF CONVERSION/CONTINUATION
III         FORM OF NOTICE OF REQUEST FOR ISSUANCE OF LETTER
            OF CREDIT
IV-A        FORM OF TRANCHE A TERM NOTE (DOLLAR LOANS)
IV-B        FORM OF TRANCHE A TERM NOTE (STERLING LOANS)
V           FORM OF TRANCHE B TERM NOTE
VI          FORM OF TRANCHE C TERM NOTE
VII         FORM OF REVOLVING NOTE
VIII        FORM OF SWING LINE NOTE
IX          FORM OF COMPLIANCE CERTIFICATE
X           FORM OF OPINIONS OF COUNSEL TO THE LOAN PARTIES
XI          FORM OF OPINION OF O'MELVENY & MYERS
XII         FORM OF ASSIGNMENT AGREEMENT
XIII        FORM OF CERTIFICATE RE NON-BANK STATUS
XIV         FORM OF FINANCIAL CONDITION CERTIFICATE
XV          FORM OF MASTER PLEDGE AGREEMENT
XVI         FORM OF SUBSIDIARY GUARANTY
XVII        FORM OF COMPANY GUARANTY
XVIII       FORM OF INTERCREDITOR AGREEMENT


                                       (v)

                                    SCHEDULES

1.1      MANDATORY LIQUID ASSET COSTS FOR STERLING LOANS
2.1      LENDERS' COMMITMENTS, LENDING OFFICES AND PRO RATA
         SHARES
4.1C     MANAGEMENT INVESTORS
5.1      SUBSIDIARIES OF COMPANY
5.6      LITIGATION
7.1      CERTAIN EXISTING INDEBTEDNESS
7.3      CERTAIN EXISTING INVESTMENTS
7.4      CERTAIN EXISTING GUARANTEE OBLIGATIONS


                                      (vi)